1	MASTER ADMINISTRATION AGREEMENT

2

3	between

4

5	McCamish Systems, L.L.C.

6

7	and

8

9	Farmers New World Life Insurance Company

10

11	dated as of April 1, 2001

12

13	TABLE OF CONTENTS

14	SECTION 1 DEFINITIONS	1

15	1.01 Books and Records	1

16	1.02 Effective Date	2

17	1.03 Initial Term	2

18	1.04 Policy Administration Services	2

19	1.05 Contract Administration Services	2

20	1.06 Policies	2

21	1.07 Change in Control	2

22	1.08 Contracts	3

23	1.09 Products	3

24	1.10 System	3

25	SECTION 2 TERM	3

26	SECTION 3 POLICY OR CONTRACT ADMINISTRATION	3

27	3.01 Administration Services	3

28	3.02 Performance Criteria	4

29	3.03 Authorized Personnel	4

30	3.04 Books and Records	5

31	SECTION 4 FEES AND EXPENSES	5

32	4.01 Administration Fees	5

33	4.02 Expenses	6

34	4.03 System Enhancements	7

35	4.04 Payment	7

36	SECTION 5 REPRESENTATIONS AND WARRANTIES OF MCCAMISH	8

37	SECTION 6 REPRESENTATIONS AND WARRANTIES OF COMPANY	9

38	SECTION 7 ADDITIONAL COVENANTS	10

39	7.01 Independent Contractor	10

40	7.02 Confidentiality and Disclosure	10

41	7.03 Indemnification	12

42	7.04 Break In A Service Standard	13

43	7.05 Dispute Resolution	17

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44	7.06 Actions	18

45	7.07 Company Inspections/Visits	19

46	7.08 Company Audits	20

47	7.09 Regulatory Audits	20

48	7.10 Security of Operations	20

49	7.11 Insurance Coverage	20

50	7.12 Payments and Collection of Premiums	20

51	7.13 Delivery of Materials	21

52	7.14 Financial Statements	21

53	7.15 Processing and Administration	21

54	7.16 Regualatory Changes	22

55	7.17 Migration	22

56	7.18 Advertising	23

57	7.19 Conduct	23

58	7.20 Performance	23

59	7.21 SAS 70 Type II Report	23

60	7.22 Paramount Provision	24

61	SECTION 8 TERMINATION OF AGREEMENT	24

62	8.01 By Mutual Agreement	24

63	8.02 By Non-Renewal	24

64	8.03 For Breach or Default	25

65	8.04 For McCamish’s Financial Problems or Cessation of Operations	25

66	8.05 Options to Terminate	26

67	8.06 Responsibilities Upon Termination	26

68	8.07 Buyout Provision	27

69	SECTION 9 ASSIGNMENT	28

70	9.01 Assignment by Company	28

71	9.02 Assignment by McCamish	28

72	SECTION 10 MISCELLANEOUS	28

73	10.01 Governing Law	28

74	10.02 Notices	28

75	10.03 Entire Agreement	30

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76	10.04 Binding Effect	30

77	10.05 Severability	30

78	10.06 No Third Party Beneficiaries	30

79	10.07 Headings	30

80	10.08 Counterparts	30

81	10.09 Waiver	30

82	10.10 Construction	31

83	10.11 Taxes	31

84	10.12 Software Escrow Agreement	31

85	10.13 Software License in Escrow	31

86	10.14 Force Majeure	32

87	SECTION 11 YEAR 2000 COMPLIANCE	32

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88		TABLE OF EXHIBITS

89 90	A	Administration Services

91 92	B	Buyout Provision

93 94	C	Performance Criteria

95 96	D	Fee Schedule

97 98	E	Products

99 100	F	Company Schedule of Authorized Personnel

101		McCamish Schedule of Authorized Personal

102 103	G	Insurance Coverage

104 105	H	Software Escrow Agreement (parts I & II)

106 107	I	Software License Agreement (parts I & II)

108 109	J	Nevada Addendum

110 111	K.	License and Remote Support Agreement

112 113	L.	Tennessee Addendum

114 115	M.	Error Resolution Representatives

116 117	N	Idaho Addendum

118 119	O	Florida Addendum

120 121	P	Montana Addendum

122

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121	P	Montana Addendum

122

123 124	Q	Indiana Addendum

125 126	R	Disaster Recovery Plan

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127	MASTER ADMINISTRATION AGREEMENT
128
129	This MASTER ADMINISTRATION AGREEMENT (this “Agreement”) is made and entered
130	into as of the 1st day of April, 2001, by and between McCamish Systems, L.L.C., a Georgia limited
131	liability company, having its principal address and place of business at 6425 Powers Ferry Road, Third
132	Floor, Atlanta, Georgia, 30339 (hereinafter referred to as “McCamish”); and Farmers New World Life
133	Insurance Company, a stock company registered under the laws of the State of Washington, having its
134	principal place of business at 3003 77th Avenue S.E., Mercer Island, WA, 98040 (hereinafter referred to
135	as “Company”).
136
137	W I T N E S S E T H:
138
139	WHEREAS, the parties hereto desire to enter into this Agreement to provide for the provision
140	by McCamish, as an independent contractor, of variable insurance policy and variable annuity
141	contract administration services to Company on the terms and conditions hereinafter set forth,
142
143	NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and
144	other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged,
145	and intending to be legally bound, the parties hereto hereby agree as follows:
146
147	SECTION 1 DEFINITIONS.
148
149	As used in this Agreement, the following terms shall have the meaning set forth:
150
151	1.01 Books and Records. “Books and Records” means all books and records that contain
152	information related to the Policies (defined in Section 1.06 below) and Contracts (defined in Section
153	1.08 below), including without limitation, to the extent any of the following exist, (i) hard copy and
154	microfiche records; (ii) all paper files; (iii) all electronic images: (iv) all computer data files; (v) all
155	correspondence between McCamish and owners of Policies or Contracts; (vi) administrative records;
156	(vii) claim records; (viii) sales records; (ix) reinsurance records, (x) underwriting records (xi) accounting
157	records; (xii) Policy holder and Contract holder account records, and (xiii) records pertaining to
158	transactions in a Policy or Contract, provided, however, that Books and Records shall not include any
159	of McCamish’s or Company’s internal documentation of its own programs, systems and procedures or
160	any of McCamish’s or Company’s books and records which are not related to the Policies or
161	Contracts.
162

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163	1.02 Effective Date. “Effective Date” means the date stated in the first paragraph of this
164	Agreement.
165
166	1.03 Initial Term. “Initial Term” means the five (5) year period commencing on the
167	Effective Date of this Agreement and ending at 11:59 p.m. on the day prior to the fifth anniversary of
168	the Effective Date.
169
170	1.04 Policy Administration Services. “Policy Administration Services” means the services
171	set forth in [Exhibit A] attached hereto and designated as “Policy Administration Services”.
172
173	1.05 Contract Administration Services. “Contract Administration Services” means the
174	services set forth in [Exhibit A] attached hereto and designated as “Contract Administration Services”.
175
176	1.06 Policies. “Policies” means, collectively, the variable insurance policies included within
177	one of the Products and “Policy” means any one of the Policies.
178
179	1.07 Change of Control. “Change of Control” shall mean (a) the occurrence of any
180	transaction or series of transactions (including without limitation, a merger or consolidation of a party
181	hereto with one or more entities, a sale of the outstanding shares, membership interests, voting interest
182	or other interest (collectively, the “Equity”)) by a party hereto or the issuance of additional Equity of a
183	party hereto as a result of which the owners of all of the outstanding Equity of such party immediately
184	prior to such transaction(s) own in the aggregate less than fifty (50%) percent of the outstanding
185	Equity of such party or any other entity into which such party shall be merged or consolidated,
186	immediately following the consummation thereof; (b) the power to elect a majority of the members of
187	the board of directors or other governing body of such entity shall pass to a person or persons which
188	did not hold such power as of the date hereof; or (c) the sale, transfer or other disposition of all or
189	substantially all of the assets of a party hereto as a going concern in a single, or series of related,
190	transactions. A Change of Control shall not include, however, any reorganization or series of
191	reorganizations of an entity if, after the reorganization(s), all of the shareholders, members or equity
192	holders of such entity prior to such reorganization(s) own more than 50% of the equity interest and

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193	voting rights of the resulting entity. A Change of Control shall not be deemed to occur by reason of
194	(i) a public offering of securities by a party hereto, (ii) a change in its business structure or (iii) the
195	transfer of equity interests due to the death of any current shareholder, member or other equity owner
196	of such entity.
197
198	1.08 Contracts. “Contracts” means, collectively, the variable annuity contracts included
199	within one of the Products, and “Contract” means any one of the Contracts.
200
201	1.09 Products. “Products” means the Policies or Contracts described in [Exhibit E]
202	attached hereto. A “Product” is limited to a single insurance policy form or a single annuity contract
203	form of an insurance company. [Exhibit E] may be amended during the Term by mutual written
204	agreement of the parties hereto.
205
206	1.10 System. “System” means VPAS® Life, a group of computer programs, associated
207	database dictionaries, utilities, and integrated third-party software utilized by McCamish in the
208	discharge of McCamish’s obligations under the Master Administration Agreement and such
209	modifications, enhancements, improvements, updates, corrections, or changes made for Company.
210
211	SECTION 2 TERM.
212
213	This Agreement shall commence on the Effective Date and shall continue in effect for the
214	Initial Term; thereafter this Agreement may continue in full force and effect from year to year until
215	terminated as herein provided, each such additional year being an “Additional Term” of this
216	Agreement. The Initial Term and any Additional Terms hereunder are herein collectively referred to
217	as the “Term”.
218
219	SECTION 3 POLICY OR CONTRACT ADMINISTRATION.
220
221	3.01 Administration Services. During the Term, McCamish shall perform Policy
222	Administration Services and Contract Administration Services (collectively, “Administration
223	Services”) as set forth in [Exhibit A].
224

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225	3.02 Performance Criteria. The manner and method and the standards by which the
226	Administration Services shall be performed is set forth in [Exhibit C]. In this regard, the
227	FNWL/BPO Business Process Outsourcing Operations Manual for the Farmers Variable Universal
228	Life Product dated January 2002 and the FNWL/BPO Business Process Outsourcing Operations
229	Manual for the Farmers Variable Annuity Product dated January 2002, and any mutually agreed upon
230	changes made to these manuals in the future (each a “BPO Operations Manual”), are hereby
231	incorporated by reference into this Agreement.
232
233	3.03 Authorized Personnel. At any time McCamish may apply to a person indicated on
234	the “Company Schedule of Authorized Personnel”, attached hereto as [Exhibit F], as a person
235	authorized to give instructions or directions to and receive instructions or directions from McCamish
236	under this section with respect to any matter arising in connection with this Agreement, other than
237	matters that are governed by Section 7.04 of this Agreement. McCamish shall not be liable for, and
238	shall be indemnified and held harmless by Company against any loss, cost, damage or expense arising
239	from any action taken or omitted by McCamish to the extent McCamish can demonstrate that the
240	action or omission was directed by a person listed in the Company Schedule of Authorized Personnel
241	in [Exhibit F].
242
243	Company may at any time provide McCamish with written notice of any change of authority
244	of persons authorized and enumerated in [Exhibit F] to provide instructions or directions to and
245	receive instructions or directions from McCamish relating to services to be performed by McCamish
246	under this Agreement.
247
248	At any time Company may apply to a person indicated on the “McCamish Schedule of
249	Authorized Personnel”, attached hereto as [Exhibit F], as a person authorized to give instructions or
250	directions to and receive instructions or directions from Company under this section with respect to
251	any matter arising in connection with this Agreement, other than matters that are governed by Section
252	7.04 of this Agreement. Company shall not be liable for, and shall be indemnified and held harmless
253	by McCamish against any loss, cost, damage or expense arising from any action taken or omitted by
254	Company to the extent Company can demonstrate that the action or omission was directed by a
255	person listed in the McCamish Schedule of Authorized Personnel in [Exhibit F].
256

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257	McCamish may at any time provide Company with written notice of any change of authority
258	of persons authorized and enumerated in [Exhibit F] to provide instructions or directions to and
259	receive instructions or directions from Company relating to services to be performed by Company
260	under this Agreement.
261
262	3.04 Books and Records. During the Term, McCamish shall, as agent of Company, keep
263	true and correct Books and Records relating to the performance of all Administration Services
264	hereunder in compliance with applicable law including, but not limited to, the Investment Company
265	Act of 1940, and the rules promulgated thereunder. McCamish shall promptly return the Books and
266	Records to Company upon termination of this Agreement; provided, however, McCamish may keep
267	copies of the Books and Records for a period of seven years following such termination. Any expenses
268	incurred by McCamish in generating such copies shall be borne by McCamish. It is expressly
269	understood and agreed that the Books and Records are Company’s sole property, and that such
270	property shall be held by McCamish as an agent, during the Term. It is also acknowledged and agreed
271	that any such Books and Records may be maintained on photographic film, magnetic tape, disk, or
272	other computer storage medium, if maintained in accordance with applicable law including, but not
273	limited to, the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.
274	The BPO Operations Manuals attached hereto and made a part hereof reflect McCamish’s record
275	keeping requirements under this Agreement. Said Manuals shall be amended and modified, from time
276	to time, to reflect any amendments to the Investment Company Act of 1940 or the rules thereunder or
277	any interpretation by the Securities and Exchange Commission.
278
279	SECTION 4 FEES AND EXPENSES.
280
281	4.01 Administration Fee.
282
283	(a) During the Initial Term of this Agreement, Company shall pay to McCamish, as
284	compensation for all Administration Services rendered pursuant to this Agreement, the amounts set
285	forth in [Exhibit D]. The fees payable by Company to McCamish hereunder shall not be less than
286	the fees determined by the application of the minimum charges set forth in [Exhibit D], except as such
287	fees may be offset by any credits that arise in accordance with the provisions in Section 7.04.
288

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289	(b) For each Additional Term of this Agreement, Company shall pay to McCamish, as
290	compensation for all Administration Services rendered pursuant to this Agreement, such fees and
291	charges as shall be agreed to by the parties and attached hereto as an amended [Exhibit D] prior to
292	commencement of such Additional Term; notwithstanding the foregoing, however, such fees may be
293	offset by any credits that arise in accordance with the provisions in Section 7.04.
294
295	4.02 Expenses. Company will promptly reimburse McCamish for all reasonable out-of-
296	pocket expenses incurred by McCamish in the performance of this Agreement. Out-of-pocket
297	expenses include, but are not limited to the following:
298
299	(a) Reasonable and customary travel expenses incurred by McCamish that are pre-
300	approved by Company.
301
302	(b) Postage, forms, mailings, stationery and shipping costs requested by Company.
303
304	(c) Charges for telephone line(s), long distance telephone calls and remote access dedicated
305	to service of Company and Company customers, agents and brokers.
306
307	(d) Charges for the acquisition, installation and maintenance of any hardware, software
308	and telecommunication lines required for remote system connectivity.
309
310	(e) Charges for supplies and maintenance of dedicated Company hardware and equipment
311	including but not limited to printers, faxes, modems, etc.
312
313	(f) Charges for Company dedicated U.S. Post Office boxes.
314
315	(g) Monthly access charge of one hundred fifty dollars ($150) for internet connection plus
316	monthly per kilobyte charge for Company’s actual band width usage based on the
317	internet service provider’s then current rates.
318
319	McCamish shall not make expenditures for any out-of-pocket expenses not listed above,
320	without the prior written consent of Company.
321

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322	4.03 System Enhancements. Requests by Company for enhancements to systems or
323	procedures for support of new products or new functional capabilities will be performed and billed by
324	McCamish to Company pursuant to the then current Consulting Services Agreement between
325	McCamish and Company in the following manner: If Company requests changes or modifications
326	that have not been provided by McCamish to any of its other customers, such changes or
327	modifications shall be treated as a Work Order pursuant to the Consulting Services Agreement (the
328	“Customized Change”); provided, however, that should any Customized Change(s) paid for by
329	Company be provided by McCamish to any other then-existing or future customer(s) of McCamish,
330	without material changes or modifications thereto, within fifteen (15) months of its completion for
331	Company, McCamish will repay (“rebate”) to Company an amount equal to twenty percent (20%) of
332	the amount charged by McCamish to (each) such other customer(s) for the Customized Change. The
333	Customized Change will be considered to have undergone material changes or modifications if the cost
334	of implementing such change(s) for another customer exceeds twenty-seven (27%) of the cost paid for
335	the Customized Change by Company, assuming equivalent billing rates. In connection with each
336	customer of McCamish other than Company that implements the Customized Change without
337	material change or modification, McCamish shall pay the rebate which is accordingly due within ten
338	business days of the date it receives payment from such customer. The rebate is not intended to and
339	shall not under any circumstances apply to any Customized Change(s) that are added to the base
340	VPAS® Life system.
341
342	4.04 Payment. During the Term of this Agreement, subject to the following provisions of
343	this Section 4.04, Company shall pay McCamish within thirty (30) days of the date of receipt of any
344	invoice from McCamish. Invoices will be delivered by facsimile and by regular mail and shall identify
345	the charges due pursuant to [Exhibit D], the expenses due pursuant to Section 4.02 and any charges
346	due pursuant to the Consulting Services Agreement described in Section 4.03. If, in reviewing an
347	invoice, Company in good faith believes there is a mistake with the invoice, it shall notify McCamish
348	within ten (10) days of receipt of the invoice. Once Company has so notified McCamish, its
349	obligation to pay the disputed portion of the invoice shall be suspended. Within ten (10) days of
350	receiving such a notice from Company, McCamish shall respond to Company’s notice. Thereafter,
351	the parties shall work together in good faith to resolve the issue. Upon resolution of the issue by the
352	parties, Company shall make any payment due on the invoice within ten (10) days after such
353	resolution. Time is of the essence with respect to the provisions of this Section 4.04. Failure of
354	Company to fully pay any undisputed invoiced amount within sixty (60) days after the date of the
355	invoice shall be deemed a material breach of this Agreement.
356

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357	SECTION 5 REPRESENTATIONS AND WARRANTIES OF MCCAMISH.
358
359	McCamish hereby represents and warrants to Company as follows:
360
361	(a) It is a limited liability company duly organized and validly existing and in good
362	standing under the laws of the State of Georgia.
363
364	(b) It is empowered under applicable law and by its articles of association and operating
365	agreement to enter into and perform the services contemplated in this Agreement.
366
367	(c) All requisite proceedings have been taken to authorize it to enter into and perform the
368	services contemplated herein and to execute and deliver the Agreement, and when so executed and
369	delivered, this Agreement will be the valid and binding obligation of McCamish enforceable in
370	accordance with its terms.
371
372	(d) It has duly executed and delivered this Agreement and neither such execution and
373	delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any
374	provision of its article of association or operating agreement, (ii) result in a violation or breach of, or
375	constitute a default or an event of default under, any indenture, mortgage, bond or other contract,
376	license, agreement, permit, instrument or other commitment or obligation to which it is a party or by
377	which it is bound or (iii) violate any law, rule, regulation, order or interpretation of any governmental
378	body, writ, judgment, injunction or court decree (collectively, “Laws”) applicable to it or its business.
379
380	(e) It has all licenses, permits, registrations and other governmental approvals necessary or
381	advisable for the performance of its obligations under this Agreement. McCamish is registered as a
382	third party administrator in each state where such registration is required under applicable Law, and
383	will provide evidence of such registration to Company upon request.
384
385	(f) Its business operations have been conducted, are now, and will continue to be in
386	compliance in all material respects with all Laws.

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387
388	(g) In its reasonable business judgment, it has the equipment, facilities, systems, and staff
389	necessary to perform the Administration Services and its duties and obligations under this Agreement.
390
391	(h) It owns and has all rights to use the System and has the right to use any other
392	programs, systems, or software needed to perform its duties and obligations under this Agreement.
393
394	(i) It has tested and found its disaster recovery capability (see Section 7.10 below) to be in
395	conformity with the Disaster Recovery Plan attached hereto as [Exhibit R].
396
397	(j) It is not subject to any current or pending litigation which would impair its ability to
398	carry out its responsibilities and obligations under this Agreement.
399
400	SECTION 6 REPRESENTATIONS AND WARRANTIES OF COMPANY.
401
402	Company hereby represents and warrants to McCamish as follows:
403
404	(a) It is a registered stock company organized and existing and in good standing under the
405	laws of the State of Washington.
406
407	(b) It is empowered under the applicable laws and regulations and by its governing
408	documents to enter into and perform this Agreement.
409
410	(c) All requisite proceedings have been taken to authorize it to enter into and perform this
411	Agreement, and when so executed and delivered, this Agreement will be the valid and binding
412	obligation of Company enforceable in accordance with its terms.
413
414	(d) It has duly executed and delivered this Agreement and neither such execution and
415	delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any
416	provision of its governing documents, (ii) result in a violation or breach of, or constitute a default or
417	an event of default under, any indenture, mortgage, bond or other contract, license, agreement,
418	permit, instrument or other commitment or obligation to which it is a party or (iii) violate any Law
419	applicable to it or its business.

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420
421	(e) It is not subject to any current or pending litigation which would impair its ability to
422	carry out its responsibilities and obligations under this Agreement.
423
424	SECTION 7 ADDITIONAL COVENANTS.
425
426	7.01 Independent Contractor. It is understood and agreed that all Administration Services
427	performed hereunder by McCamish shall be performed solely for Company by McCamish in the
428	capacity of an independent contractor of Company. Nothing contained herein shall be construed to
429	create between McCamish and Company a partnership, joint venture, association or other legal entity
430	or relationship other than that of independent contractor.
431
432	7.02 Confidentiality and Disclosure.
433
434	(a) Each Party to this Agreement (“Disclosing Party”) acknowledges that all information
435	disclosed pursuant to this Agreement to the other party (“Recipient”) constitutes proprietary and
436	confidential information including, without limitation, Policy holder or Contract holder information,
437	procedures, Company customer information, prospect information, contracted broker and agent
438	information, and material related to Policy/Contract design, pricing, filings, marketing and sales
439	administration and systems information (collectively, “Information”).
440
441	(b) Recipient agrees to maintain during the Term and thereafter, the Information received
442	from the Disclosing Party in confidence and not to copy (except as is necessary to perform the
443	functions in Section 3.04), reproduce, sell, assign, license, market, transfer or otherwise dispose of,
444	give, or disclose such Information to third parties. McCamish shall not contact any client, prospect,
445	lead, agent, account executive or employee of Company except in the course of normal customer
446	servicing of the Policies or Contracts or if required by law. In any event, McCamish shall not
447	knowingly do anything to undermine or adversely affect the relationship between Company and any
448	such person and shall not knowingly use any Information, including but not limited to, its knowledge
449	of Company or its employees, agents, procedures, systems, operations, processes, Policies, Contracts,
450	Policy holders, Contract holders, leads or prospects, except to perform its obligations hereunder.
451	Company shall not knowingly do anything to undermine or adversely affect the relationship between
452	McCamish and any client, prospect, lead, agent, account executive or employee of McCamish and shall

10	4/12/02

453	not knowingly use any Information, including but not limited to, its knowledge of McCamish or its
454	employees, agents, procedures, systems, operations, processes, leads or prospects, except for its own
455	internal purposes consistent with this Agreement.
456
457	(c) Disclosing Party agrees that Recipient shall have no obligation under the provisions of
458	this Section 7.02 with respect to any Information which:
459
460	1. is now or hereafter becomes publicly known other than through a breach
461	hereof,
462
463 464	2. is known by Recipient prior to its receipt of the Information, without any obligation of confidentiality with respect thereto,
465
466	3. subject to Section (g) below, is disclosed with the Disclosing Party’s written
467	consent,
468
469	4. is disclosed by the Disclosing Party to a third party without the same or
470	similar restrictions as set forth herein,
471
472	5. is required to be disclosed by Recipient by a court of competent jurisdiction,
473	administrative agency or governmental body, or by law, rule or regulation, or
474	by applicable regulatory or professional standards, or
475
476	6. is disclosed by Recipient in connection with any judicial or other legal
477	proceeding involving the Agreement.
478
479	(d) Recipient shall limit access to Information received from the Disclosing Party to only
480	those personnel of Recipient who have need of such access for the performance of any obligation of
481	Recipient under this Agreement and shall advise such employees of their obligations to keep such
482	Information confidential. Recipient shall use its commercially reasonable efforts and take whatever
483	steps are necessary to assure the integrity and security of all Information including, but not limited to,
484	the Books and Records, disclosed or made available to it pursuant to this Agreement.
485

11	4/12/02

486	(e) Recipient shall use Information only for purposes of fulfilling its obligations under the
487	Agreement.
488
489	(f) Except as expressly provided in the Agreement, Disclosing Party grants no license,
490	right or interest to Recipient under any copyrights, patents, trademarks, trade secrets or other
491	property rights of Disclosing Party by reason of the disclosure of the Information.
492
493	(g) Each party acknowledges that some Information may, under applicable law, be
494	deemed to be confidential information of third parties (such as natural persons whose lives are insured
495	under a Policy or Contract) and agrees to preserve the confidentiality of all Information, which under
496	applicable Law must be treated as confidential.
497
498	(h) McCamish shall not use Company’s logos, trademarks or service marks, whether
499	registered or unregistered, in any written, oral or electronic material or communication without the
500	prior written consent of Company. Any material containing any such information shall be furnished
501	to Company for such consent prior to its use. Company shall use its best efforts to respond to any
502	request for written consent within 10 calendar days; provided, however, that failure to respond shall
503	not relieve McCamish of the obligation to obtain Company’s prior written consent. After receiving
504	Company’s consent to the use of any such material, no changes may be made to such material without
505	obtaining Company’s consent to such changes. Company may at any time in its sole discretion revoke
506	its written consent, and upon notification of such revocation McCamish shall no longer use the
507	material subject to such revocation.
508
509	The parties each agree that breach of Section 7.02 could result in irreparable injury for which
510	monetary damages may be an inadequate remedy, and that the appropriate party shall be entitled to
511	enforce the provisions of this section by obtaining an injunction or an order for specific performance.
512	The terms and conditions of Section 7.02 shall survive the termination of this Agreement.
513
514	7.03 Indemnification. Each party to this Agreement shall indemnify, defend, and hold
515	harmless the other party and its officers, directors, partners, principals, controlling persons, agents,
516	independent contractors, employees, subcontractors and affiliates and their respective personnel from
517	and against any and all liabilities, losses, damages, costs, expenses (including, without limitation,
518	reasonable attorneys’ fees and court costs), interest, penalties or other loss directly or indirectly arising

12	4/12/02

519	out of, in connection with or with respect to any breach of this Agreement including, but not limited
520	to, breach of any covenant, representation or warranty herein or violation of applicable law or any
521	fraudulent, criminal, negligent and/or bad faith act or omission by such party or its officers, directors,
522	partners, principals, independent contractors, employees, subcontractors and affiliates and their
523	respective personnel under this Agreement.
524
525	If a party is named in any lawsuit or other proceeding for which such party believes it may be
526 527	entitled to indemnification hereunder, such party shall promptly give notice thereof to the other party, such notice to include a description in reasonable detail of such lawsuit or proceeding and the
528	basis for such party’s belief that it may be entitled to indemnification hereunder. The party being
529	indemnified shall not settle any such lawsuit or proceeding without the written consent of the
530	indemnifying party. The party being indemnified shall have the right, but not the obligation, to
531	participate in such defense and to review all documents prepared in connection therewith.
532	Notwithstanding the above, no person shall be entitled to indemnification if the liabilities, losses,
533	damages, costs, expenses, interest, penalties or other losses are due to the willful misfeasance, bad faith,
534	or negligence of the person seeking indemnification. The parties shall cooperate in all reasonable
535	respects with each other in defending such lawsuit or proceeding. McCamish agrees not to settle any
536	such lawsuit or proceeding without the written consent of Company. The terms and conditions of
537	Section 7.03 shall survive the termination of this Agreement.
538
539	7.04 Break In A Service Standard
540
541	(a) If during the Term, Company encounters a problem that it believes constitutes a
542 543	“Break In A Service Standard,” as defined in Section 7.04(k) below, and it believes the problem is caused by McCamish, Company shall promptly notify McCamish in writing, and McCamish shall
544	promptly respond. If the problem is not immediately resolved between the parties, the designated
545	representative of McCamish and the designated representative of Company, as specified in Exhibit M,
546	(collectively, the “Error Resolution Representatives”) shall, before the end of the first full business day
547	following such notice, consult with each other concerning the existence, cause and remediation of such
548	problem.
549
550	(b) If it is mutually determined by the Error Resolution Representatives that the problem
551	constitutes a Break In A Service Standard and that it is caused by McCamish’s (or one or more of its

13	4/12/02

552	contractor’s) personnel, systems, methods, operations, equipment or processes, McCamish shall
553	immediately take such actions and make any modifications and/or payments to correct the problem,
554	without charge to Company and shall be liable to credit for the account of Company or pay to
555	Company the amounts specified below as full and complete compensation for the liabilities, losses,
556	damages, costs, or expenses Company has incurred as a result of the Break In A Service Standard.
557
558	(c) If it is mutually determined by the Error Resolution Representatives that the problem
559	does not constitute a Break In A Service Standard or is the result of faulty information, faulty
560	specifications, human error, system or process errors caused by Company, or a contractor of
561	Company, or any other third party, then Company shall pay McCamish for the services rendered by
562	McCamish in researching, analyzing and correcting the problem at McCamish’s normal hourly rates
563	then effect for such services
564
565	(d) If it is mutually determined by the Error Resolution Representatives that the problem
566	is the result of errors caused by both McCamish and Company or neither McCamish nor Company,
567	then the Error Resolution Representatives mutually shall decide what further recourse, action and/or
568	payments, if any, are justified by the particular facts and circumstances surrounding the problem;
569	provided, however, that if it is determined that McCamish had no fault with regard to the problem, it
570	shall be reimbursed for its time in researching and investigating such error at its normal hourly rates
571	then in effect for such services.
572
573	(e) If it cannot be mutually determined by the Error Resolution Representatives that the
574	problem or error is the result of a Break in Service Standard as defined in Section 7.04(k), then any
575	adverse impact to the Company and any applicable remedies will be subject to terms and conditions of
576	section 7.03 (Indemnification) and 7.05 (Dispute Resolution).
577
578	(f) If any mutually determined Break In A Service Standard caused by McCamish, as
579	described in Section 7.04(b) above:

580	(1) materially impacts the Administration Services (as defined in Section 3.01 herein)
581	as determined by the Error Resolution Representatives;

582	(2) causes a violation of law including, but not limited to, a violation of the federal
583	securities laws, state insurance law, or state securities law (as labeled in Exhibit A,
584	Exhibit C and the BPO Operations Manuals) which has a material adverse effect
585	on Company or the Policies or Contracts; or

14	4/12/02

586	(3) breaches an “Essential Company Standard,” as defined in Section 7.04(1) below,
587	and is not resolved (including the correction of all material repercussions of the error) within 30 days
588	of the date McCamish is given notice of the Break In A Service Standard, as described in Section
589	7.04(a) above, or within 30 days of the date McCamish discovers or otherwise learns of the Break In A
590	Service Standard, whichever is sooner, Company shall be entitled, as its sole remedy and as payment in
591	full for all such damages, to a credit against the following month’s Administration Fee (discussed in
592	Section 4.01 herein) in an amount not to exceed 25% of the fee. The precise amount of the credit is to
593	be jointly determined by the Error Resolution Representatives, taking into account the severity of the
594	Break In A Service Standard and the adverse impact on Company.
595
596	(g) If any mutually determined Break In A Service Standard caused by McCamish, as
597	described in Section 7.04(b) above:

598	(1) materially impacts the Administration Services (as defined in Section 3.01 herein)
599	as determined by the Error Resolution Representatives;

600	(2) causes a violation of law including, but not limited to, a violation of the federal
601	securities laws, state insurance law, or state securities law (as labeled in Exhibit A,
602	Exhibit C and the BPO Operations Manuals) which has a material adverse effect
603	on Company or the Policies or Contracts; or

604	(3) breaches an “Essential Company Standard,” as defined in Section 7.04(1) below,
605	and is not resolved (including the correction of all material repercussions of the error) within 60 days
606	of the date McCamish is given notice of the Break In A Service Standard, as described in Section
607	7.04(a) above, or within 60 days of the date McCamish discovers or otherwise learns of the Break In A
608	Service Standard, whichever is sooner, Company shall be entitled, as its sole remedy and as payment in
609	full for all such damages, to a credit against the following month’s Administration Fee (discussed in
610	Section 4.01 herein) in an amount not to exceed 50% of the fee. The precise amount of the credit is to
611	be jointly determined by the Error Resolution Representatives, taking into account the severity of the
612	Break In A Service Standard and the adverse impact on Company.
613
614	(h) If any mutually determined Break In A Service Standard caused by McCamish, as
615	described in Section 7.04(b) above:

15	4/12/02

616	(1) materially impacts the Administration Services (as defined in Section 3.01 herein)
617	as determined by the Error Resolution Representatives;

618	(2) causes a violation of law including, but not limited to, a violation of the federal
619	securities laws, state insurance law, or state securities law (as labeled in Exhibit A,
620	Exhibit C and the BPO Operations Manuals) which has a material adverse effect
621	on Company or the Policies or Contracts; or

622	(3) breaches an “Essential Company Standard,” as defined in Section 7.04(1) below,
623	and is not resolved (including the correction of all material repercussions of the error) within 90 days
624	of the date McCamish is given notice of the Break In A Service Standard, as described in Section
625	7.04(a) above, or within 90 days of the date McCamish discovers or otherwise learns of the Break In A
626	Service Standard, whichever is sooner, Company shall be entitled, as its sole remedy and as payment in
627	full for all such damages, to a credit against the following month’s Administration Fee (discussed in
628	Section 4.01 herein) in an amount not to exceed 90% of the fee. The precise amount of the credit is to
629	be jointly determined by the Error Resolution Representatives, taking into account the severity of the
630	Break In A Service Standard and the adverse impact on Company.
631
632	(i) If it is mutually determined that a Break In A Service Standard is a benign error,
633	McCamish shall correct such Break In A Service Standard within a reasonable time and at its expense
634	but no financial or monetary remedy shall apply and such Break In A Service Standard shall not be
635	considered grounds for termination of this Agreement.
636
637	(j) McCamish shall report actual service results no less than monthly to Company
638	management in an Operations Report in a format agreeable to both McCamish and Company.
639
640	(k) For purposes of this Agreement, a “Break In A Service Standard” shall mean the failure
641	of McCamish to comply with any of the material performance criteria set forth in Exhibit A, Exhibit
642	C or any material standards of service described in either BPO Operations Manual. A Break In A
643	Service Standard shall not include any hardware failure or malfunction, force majeure or any failure
644	caused by Company, Company’s fund managers, any other third party not within the control of
645	McCamish or any third party software.
646

16	4/12/02

647 648	(l) For purposes of this Agreement, “An Essential Company Standard” shall mean those performance criteria mutually designated by Company and McCamish as such in Exhibit A or Exhibit
649	C and those standards of service mutually designated as such in either BPO Operations Manual.
650
651	(m) Anything in this Agreement to the contrary notwithstanding, the remedies provided
652	herein shall be the sole remedies available to Company for any trading or investment losses incurred
653	with respect to any Policy (“Negative Breakage”) by reason of any mutually determined Break In A
654	Service Standard or breach of An Essential Company Standard. The parties acknowledge that the
655	remedies for Negative Breakage are limited to the monetary remedies imposed under this Section 7.04.
656	Notwithstanding the foregoing, the parties further acknowledge that in the event a Break in Service
657	Standard or a breach of An Essential Company Standard generates trading or investment gains with
658	respect to any Policy or Contract (“Positive Breakage”), the remedies provided herein will be offset by
659	the cumulative net Positive Breakage as of the date any such remedies are imposed.
660
661	(n) Notwithstanding the provisions of Section 7.03 hereof, the parties agree that the
662	remedies set forth herein shall be exclusive with respect to any mutually determined Break in Service
663	Standard or breach of an Essential Company Standard.
664
665	7.05 Dispute Resolution. In the event of breach or dispute, the parties hereby specifically
666	stipulate to arbitration. If a dispute or controversy arises in connection with the interpretation or
667	performance of this Agreement, including its formation, interpretation, or validity or any transaction
668	under this Agreement whether arising before or after termination, and any such dispute or
669	controversy is not resolved in the normal course of business, the parties will resolve the dispute or
670	controversy, not by litigation or other judicial means; but through dispute resolution process
671	consisting of a progression of the following:
672
673	Direct negotiations between designated personnel of McCamish and Company
674	Mediation, and
675	Binding arbitration.
676
677	Either party may initiate a dispute resolution process by delivering written notices to the other
678	party. Thereafter, the parties may mutually develop and agree upon the specific procedures and
679	guidelines which govern the dispute resolution process. Except as otherwise agreed by the parties, any
680	mediation or arbitration proceedings shall be conducted in accordance with the applicable rules and
681	procedures of the Center for Public Resources (CPR) Institute for Dispute Resolutions.
682

17	4/12/02

683	All mediators and arbitrators shall consider this Agreement an honorable engagement rather
684	than merely a legal obligation. Mediators and arbitrators shall consider this Agreement a binding
685	Agreement and mediators and arbitrators are relieved from all judicial formalities and may abstain
686	from following strict rules of law. The decision of an arbitrator or panel of arbitrators shall be final
687	and binding upon both McCamish and Company and may be entered in any court having appropriate
688	jurisdiction. The parties shall each bear one-half the expense of a dispute resolution process; provided,
689	however, that each party shall bear its own attorney’s fees and expenses, unless otherwise provided by
690	the arbitration award or determination. In no event shall the arbitrators’ award damages be
691	inconsistent with the rules of the CPR. This Section shall remain in full force and effect in the event
692	that any other provision of this Agreement is found invalid or non-binding.
693
694	The terms and conditions of Section 7.05 shall survive the termination of this Agreement.
695
696	7.06 Actions.
697
698	(a) Each party to this Agreement (the “Notifying Party”) shall promptly notify the other
699	party of any threatened or pending lawsuit or governmental or regulatory agency inquiry or
700	complaint relating to Policies or Contracts of which the Notifying Party has actual knowledge and
701	shall promptly transmit to such other party a copy of any applicable service of process or other
702	instrument related to a court proceeding or any correspondence or other document transmitted to or
703	from any governmental or regulatory agency relating to the Policies or Contracts which shall be
704	actually received by the Notifying Party.
705
706	(b) McCamish shall make no response to any governmental or regulatory agency’s inquiry
707	or complaint relating to Policies or Contracts without first obtaining Company’s approval and
708	consent to the response to such inquiry or complaint; provided, however, that if Company fails to
709	give its approval or consent after being notified of any such inquiry or complaint by McCamish or
710	delays its approval or consent and such failure or delay would subject McCamish to any fine, penalty,
711	liability or sanction, then McCamish may make a response.
712

18	4/12/02

713	(c) Company reserves the right to control the defense of any litigation, threatened or
714	pending, by or against it, or to respond on its own behalf to any governmental or regulatory agency’s
715	inquiry or complaint; provided, however, that if Company shall exercise this right in such a manner as
716	shall subject McCamish to any fine, penalty, liability or sanction for failure to follow procedure, or
717	otherwise in a manner which, in the reasonable opinion of McCamish or its legal counsel may have a
718	material adverse effect on McCamish, then McCamish shall have the right to defend itself with counsel
719	of its choice at its own expense.

720	(d) McCamish reserves the right to control the defense of any litigation, threatened or
721	pending, by or against it, or, subject to subsection (b) above, to respond on its own behalf to any
722	governmental or regulatory agency’s inquiry or complaint; provided, however, that if McCamish shall
723	exercise this right in such a manner as shall subject Company to any fine, penalty, liability or sanction
724	for failure to follow procedure, or otherwise in a manner which, in the reasonable opinion of
725	Company or its legal counsel may have a material adverse effect on Company, then Company shall
726	have the right to defend itself with counsel of its choice at its own expense.
727
728	(e) The parties shall cooperate with each other in responding to or defending any such
729	regulatory lawsuit or action, threat, demand, inquiry, complaint, administrative or regulatory
730	investigation or proceeding, except if the parties’ interests are adverse to each other.
731
732	The terms and conditions of Section 7.06 shall survive the termination of this Agreement.
733
734	7.07 Company Inspections/Visits. During the Term of this Agreement, Company and its
735	agents have the right, upon prior written notice of at least five (5) business days, to periodically visit
736	McCamish during ordinary business hours; provided that such inspections/visits do not exceed four
737	(4) times per calendar year or one (1) time per calendar quarter. During such visits, Company and its
738	agents shall be given: (i) reasonable access to McCamish’s systems, operations, procedures, personnel,
739	and manuals that relate to the services provided under this Agreement, as is necessary to ensure that
740	McCamish and Company fulfill their respective obligations under this Agreement (including the
741	obligations set forth in the BPO Operations Manuals) and (ii) the right to perform on-site inspection
742	and analyses of the Books and Records in accordance with reasonable procedures. Each notice shall
743	state with specificity the agenda for the visit and the goals to be accomplished. McCamish shall only
744	be required to provide such items and assistance as shall be consistent with the agenda set forth in the
745	notice.

19	4/12/02

746 747	7.08 Company Audits. During the Term of this Agreement, Company and its agents have
748	the right to perform an annual audit of McCamish each year upon five (5) business days notice.
749	McCamish shall provide full access to all of the Books and Records and full access to such of its
750	systems, operations, procedures, personnel, and manuals that relate to the services provided under this
751	Agreement so that Company and its agents may perform such audits. McCamish may request that
752 753

any agents of Company execute a confidentiality agreement as a condition to such audit. Each notice shall state with specificity the agenda for the visit and the goals to be accomplished. McCamish shall

754	only be required to provide such items and assistance as shall be consistent with the agenda set forth in
755	the notice.
756 757	7.09 Regulatory Audits. McCamish shall make available to representatives of the
758	appropriate regulatory agencies, including the Securities and Exchange Commission, all requested
759	Books and Records and access to its operating procedures.
760 761	7.10 Security of Operations. McCamish shall maintain off-site backup files on a daily basis
762	of its systems, procedures, Books and Records, documents, files, and other materials relating to the
763	Agreement. McCamish shall maintain at all times during the Term a disaster recovery capability
764	consistent with the Disaster Recovery Plan in [Exhibit R]. Company may review the current
765	procedures regarding the disaster recovery ability. McCamish will cause its offsite storage facility
766	provider to allow Company to inspect the storage facility upon two (2) business days prior notice.
767 768	7.11 Insurance Coverage. McCamish shall use commercially reasonable efforts to continue
769	in effect the insurance coverages described in [Exhibit G] attached hereto. McCamish shall not
770	voluntarily cause any termination, reduction, or alteration of these coverages. McCamish shall also
771	comply with any bond, deposit, and insurance requirements of applicable state law.
772
773	7.12 Payments and Collection of Premiums.
774
775	(a) The payment to McCamish of any premiums or charges for a Policy or Contract, by
776	or on behalf of a Policy holder or Contract holder, shall be deemed to have been received by
777	Company, and the deposit of return premiums on behalf of an insured by Company to an account
778	maintained by McCamish shall not be deemed payment to the insured until such payments are

20	4/12/02

779	received by such insured. McCamish agrees that all such premiums and charges shall remain the
780	property of Company. Subject to Section 7.19 below, Company hereby authorizes McCamish to sign
781	and endorse any checks representing premiums, Policy charges or Contract charges; however,
782	Company reserves the right to change, modify or withdraw the authorization at any time.
783
784	(b) All premiums, loan repayments and other receipts shall be payable to the order of
785	Company. McCamish shall collect, receive and deposit all checks or other funds collected on behalf of
786	Company in the bank accounts opened and maintained by Company for such purposes. Any funds
787	held by McCamish in connection with this Agreement shall be held in trust for Company and shall
788	not be commingled by McCamish with any other funds. McCamish shall immediately remit such
789	funds to the person or persons entitled thereto or shall promptly deposit them in the bank accounts
790	established by Company for purposes of this Agreement. McCamish shall keep copies of all records
791	provided by such bank or banks pertaining to such bank accounts and shall furnish Company with
792	copies thereof.
793
794	(c) McCamish shall not be responsible for any claims determination or approval.
795	Company shall produce all checks for claims, loans, surrenders, and return of premium or cash value
796	based on information passed to Company from McCamish.
797
798	7.13 Delivery of Materials. Any Policies, Contracts, booklets, advertising, sales literature,
799	notices or other written communications delivered by Company or an affiliate to McCamish for
800	delivery to a Policy holder or Contract holder shall be delivered by McCamish promptly after receipt
801	of instructions from Company or an affiliate to do so. Company will reimburse McCamish for the
802	out-of-pocket expenses borne by McCamish in making such deliveries, as detailed in Section 4.02 and
803	in [Exhibit D] to this Agreement.
804
805	7.14 Financial Statements. While this Agreement is in effect, upon request by Company,
806	McCamish shall provide Company with audited annual financial statements within ten business days
807	of their receipt by McCamish and unaudited quarterly financial statements regarding its financial
808	operations forty five (45) days following the end of a calendar quarter.
809
810	7.15 Processing and Administration. McCamish shall process and administer the Policies
811	and Contracts in accordance with all Laws applicable to the Administration Services provided under

21	4/12/02

812	this Agreement and shall make any filings, statements and reports as are or may be required by any
813	such applicable Law.
814
815	7.16 Regulatory Changes. During the Term, McCamish will make, in a timely
816	manner, all modifications to the System that are required to conform to, and comply with, changes in
817	any Law(s) that affect the Policies or Contracts or the Administration Services to be performed
818	pursuant to this Agreement, on the following basis: Any changes in any Laws(s) that affect the Policies
819	or Contracts or McCamish’s performance of the Administration Services will be implemented by
820	McCamish if approved in writing by Company. Company shall give such approval in a timely
821	manner or specify any custom modifications it desires sufficiently in advance of the date by which
822	such regulatory changes take effect so that McCamish is not prevented from performing the
823	Administration Services in compliance with any such change; company shall indemnify McCamish for
824	any damage it may incur as a result of Company’s failure to provide written approval or specify
825	custom modifications. Any modification(s) to the System that are generally provided to any other
826	customers of McCamish shall be implemented at no additional cost to Company.
827
828	7.17 Migration. During the Term, McCamish may make modifications, improvements,
829	enhancements, additions, or updates (that are not made pursuant to a Regulatory Change or a request
830	by Company) to the System used in performing the Administration Services (collectively, the
831	“Updates”). Whenever McCamish releases Updates to the System which are generally applicable to all
832	of its customers who use the System for administration services, McCamish shall make the same
833	available for use in the performance of the Administration Services for Company, at no additional
834	charge; provided, however, that prior to implementation, such Updates will be customized, if
835	necessary, to reflect, and be incorporated into, any customized modules used in connection with
836	Administration Services performed for Company. Such customization will be billed to Company at
837	McCamish’s then published standard hourly rates, and will be subject to a Work Order and all other
838	procedures outlined in the Consulting Services Agreement previously entered into by the parties
839	hereto. Company acknowledges that should it fail or refuse to authorize McCamish to implement each
840	such Update within a twenty one (21) month period, McCamish shall be entitled to implement an
841	increase in the Administration Fees payable hereunder to offset the additional cost it will incur as a
842	result of Company’s failure or refusal to accept any Update. Should Company disagree with any
843	proposed increase in the Administration Fee as proposed hereunder, such disagreement shall be
844	submitted to arbitration pursuant to Section 7.05 hereof. Once finally determined, such increase in

22	4/12/02

845	the Administration Fee, if any, shall be retroactive to the effective date of the proposed increase by
846	McCamish.
847
848	7.18 Advertising. Subject to that certain Letter Agreement by and between McCamish and
849	Company dated the 20th day of January, 2000 (a copy of which is attached hereto and made a part
850	hereof), McCamish may use only such advertising pertaining to Policies or Contracts or the business
851	underwritten by the Company as has been approved in writing by the Company in advance of its use.
852	The terms and conditions of this Section 7.18 shall survive the termination of this Agreement.
853
854	7.19 Conduct. Each party to this Agreement shall conduct itself, at all times, so as not to
855	affect adversely the business, good standing or reputation of itself or the other party hereto. In this
856	regard, each party shall establish, maintain and implement procedures for screening job applicants that
857	are designed to achieve compliance with the requirements of this Agreement.
858
859	7.20 Performance. Each party hereto will conduct its business and will take such actions as
860	are required to fulfill the covenants contained in this Section 7 and to ensure that the warranties and
861	representations contained in Section 5 are true on the date hereof and throughout the term of this
862	Agreement.
863
864	7.21 SAS 70 Type II Report. Company and McCamish acknowledge that obtaining a
865	SAS70 Type II report is not a requirement imposed upon McCamish pursuant to this Agreement.
866	However, the Company and McCamish agree to review the third party administration operations
867	environment no less frequently than annually and to consider, in light of the results of such review
868	and the anticipated costs involved, whether a SAS 70 Type II Report should be pursued. The
869	Company and McCamish agree to enter into good faith discussions regarding the course of action.
870	McCamish and Company shall mutually determine whether a SAS 70 Type II Report will be pursued
871	for any particular years and how the cost of such report will be allocated between McCamish and
872	Company.

873	If it is mutually determined that a SAS 70 Type II Report will be pursued, McCamish shall
874	provide to Company a SAS 70 Type II Report regarding the results of tests conducted by an outside
875	independent auditor of McCamish’s procedures, systems and operations. If any of McCamish’s
876	procedures, systems or operations have a material deficiency, do not meet those standards existing in
877	the variable products industry, or are deemed materially inadequate in the report, McCamish shall

23	4/12/02

878	correct all material deficiencies, mistakes, problems, errors, or inadequacies within ninety (90) days of
879	the date it receives the report and send notice to the Company that such deficiencies, mistakes,
880	problems, errors, or inadequacies have been corrected. After receiving such notice of the correction(s),
881	Company shall have the right to re-audit McCamish’s procedures, systems, and operations within five
882	(5) days. McCamish shall provide access to all of the Books and Records, and all of its systems,
883	operations, procedures and personnel, and manuals that apply to the Policies or Contracts so that
884	Company may perform such audit.
885
886	7.22 Paramount Provision. Company acknowledges that McCamish may be considered a
887	third party administrator with respect to the Policy Administration Services contemplated hereunder
888	as such term is defined in various statutes and regulations enacted in different states of the United
889	States (collectively, the “TPA Rules”). Company agrees that the terms and conditions set forth in this
890	Agreement shall be subject to, and modified by, any of the TPA Rules which may apply to McCamish
891	or Company with respect to the Policies subject to this Agreement. If any such TPA Rules are in
892	conflict with any provision of this Agreement, this Agreement shall be modified to comply with the
893	TPA Rules to the extent applicable, subject to conformity to the 1940 Act and other Federal
894	regulation. If the TPA Rules require the inclusion of language regarding an issue covered in the TPA
895	rules which is not so covered in this Agreement, Company agrees to amend this Agreement to include
896	such language. In the event of any such changes, the parties shall negotiate in good faith to minimize
897	any adverse effect of such change on either party hereto. To that end, attached hereto as Exhibits J,
898	L, N, O, P and Q are various addenda setting forth the TPA Rules applicable with respect to each of
899	the States of Nevada, Tennessee, Idaho, Florida, Montana and Indiana, respectively. Such addenda are
900	incorporated herein and shall be a part hereof and shall be implemented hereunder to the extent
901	applicable. If required by any addenda, the parties agree to execute one or more counterparts thereof.
902
903
904	SECTION 8 TERMINATION OF AGREEMENT.
905
906	8.01 By Mutual Agreement. This Agreement may be terminated or amended by mutual
907	written agreement of the parties at any time.
908
909	8.02 By Non-Renewal. At least one hundred and eighty (180) days prior to the end of the
910	Initial Term and any Additional Term hereof, either party may give the other notice if the party

24	4/12/02

911	delivering such notice desires to change the Agreement. If McCamish and Company do not agree in
912	writing with respect to the matters described in such notice before the end of the Term during which a
913	party gives such notice, this Agreement shall terminate at the end of such Term.
914
915	8.03 For Breach or Default. If (a) Company materially breaches this Agreement or is
916	materially in default hereunder or (b) if McCamish materially breaches this Agreement or is materially
917	in default hereunder (together with (a), the “Defaulting Party”), the other party hereto may give
918	written notice thereof to the Defaulting Party and if such default or breach shall not have been
919	remedied within thirty (30) days after such written notice is given, then the party giving such written
920	notice may terminate this Agreement immediately by sending notice of termination to the Defaulting
921	Party, such termination to be effective upon the sending of such notice. Termination of this
922	Agreement by default or breach by a party shall not constitute a waiver of any rights of the other
923	party in reference to services performed prior to such termination, rights to be reimbursed for out-of-
924	pocket expenditures or any other rights such other party might have under this Agreement at law, in
925	equity or otherwise.
926
927	8.04 (a) For McCamish’s Financial Problems or Cessation of Operations. Company shall
928	have the option to terminate this Agreement immediately if McCamish has suffered an assignment for
929	the benefit of creditors, becomes insolvent, files a voluntary petition in bankruptcy, is subject to an
930	involuntary petition in bankruptcy, has a receiver, liquidator, or trustee appointed over its affairs,
931	becomes subject to a delinquency or rehabilitation proceeding or a similar proceeding, or effectively
932	ceases to operate. This option may be exercised by Company at any time while such conditions
933	continue to exist.
934
935	(b) For Company’s Financial Problems or Cessation of Operations. McCamish shall have the
936	option to terminate this Agreement immediately if Company has suffered an assignment for the
937	benefit of creditors, becomes insolvent, files a voluntary petition in bankruptcy, is subject to an
938	involuntary petition in bankruptcy, has a receiver, liquidator, or trustee appointed over its affairs,
939	becomes subject to a delinquency or rehabilitation proceeding or a similar proceeding or effectively
940	ceases to operate. This option may be exercised by McCamish at any time while such conditions
941	continue to exist.
942

25	4/12/02

943	8.05 Options to Terminate.
944
945	(a) Company’s Option. Company shall have the option to terminate this Agreement, without
946	penalty or cost, at any time beginning one (1) year after there is a Change of Control involving
947	McCamish; provided, however, that such option to terminate shall become immediately exercisable,
948	upon giving written notice to McCamish, if the acquiring entity or owners do not acknowledge in
949	writing, to Company, that they remain bound by, and subject to, all of the terms and conditions of
950	this Agreement within thirty (30) days of the Change of Control involving McCamish. The option to
951	terminate described herein shall be exercisable by written notice from Company to McCamish or its
952	successor in interest given within ninety (90) days from the date the option to terminate arises
953	hereunder.
954
955	(b) McCamish’ Option. McCamish shall have the option to terminate this
956	Agreement, without penalty or cost at any time beginning one (1) year after there is a Change of
957	Control involving Company; provided, however, that such option to terminate shall become
958	immediately exercisable, upon giving written notice to Company, if the acquiring entity or owners do
959	not acknowledge in writing, to McCamish, that they remain bound by, and subject to, all of the terms
960	and conditions of this Agreement within thirty (30) days of the Change of Control involving
961	Company. The option to terminate described herein shall be exercisable by written notice from
962	McCamish to Company or its successor in interest given within ninety (90) days from the date the
963	option to terminate arises hereunder.
964
965	8.06 Responsibilities Upon Termination.
966
967	(a) Termination Not for Cause. In the event that this Agreement is terminated pursuant to
968	Section 8.01, 8.02, 8.03(b), 8.04(a) or 8.05(a), in order to assist in providing uninterrupted service to
969	Company, McCamish shall, at Company’s election, offer reasonable assistance to Company, for a
970	maximum of twelve (12) months after any such termination, to:

971	(i) convert all of the records of Company including, but not limited to the Books
972	and Records, from VPAS® Life to whatever new service or system is selected
973	by Company, or

974	(ii) implement VPAS® Life at an in-house site selected by Company, which help
975	shall include assisting in implementing and reinstalling VPAS® Life at the
976	Company’s designated in-house site, a condition precedent of which shall be

26	4/12/02

977	Company entering into the license for VPAS® Life for the fee provided
978	pursuant to [Exhibit K] attached hereto,

979	during which time McCamish shall continue to perform the Administration Services subject, in either
980	case, to reimbursement by Company to McCamish for such assistance at its standard rates and fees in
981	effect at that time.
982
983	(b) Termination For Cause. In the event of a termination of this Agreement by Company
984	for Cause under Section 8.03(b) or 8.04(a) above, the Company may, in addition to all other rights and
985	remedies it has at law, in equity, or otherwise, elect to pursue its remedies pursuant to the terms and
986	conditions of the Software License Agreement and the Software Escrow Agreement attached hereto as
987	[Exhibits H - Parts I and II and I - Parts I and II] or it may elect, within thirty (30) days after the
988	termination of this Agreement, to purchase a license for VPAS® Life for the fee provided pursuant to
989	[Exhibit K] attached hereto.
990
991	(c) Termination by McCamish. If McCamish elects to terminate this Agreement for any
992	reason other than nonpayment of fees and/or expenses, and if Company requests in writing,
993	McCamish shall continue to provide the services described herein to Company for a period of six (6)
994	months following termination of this Agreement, such services to be provided in accordance with the
995	terms of this Agreement.
996
997	8.07 Buyout Provision. Notwithstanding Section 1.03 or Section 8.05 or any other
998	provision of this Agreement, beginning upon the first to occur of (i): twenty-four (24) months after the
999	Effective Date of this Agreement or (ii) a Change of Control with respect to McCamish, Company
1000	shall have the option to terminate this Agreement for any reason, and at any time; in the event
1001	Company elects to terminate this Agreement as provided herein, Company shall give McCamish at least
1002	ninety (90) days prior written notice. Within thirty (30) days of such notice, Company shall pay
1003	McCamish the amount set forth in [Exhibit B] attached hereto, which payment shall be in lieu of all
1004	future monthly charges due under this Agreement. McCamish acknowledges that if Company
1005	terminates this Agreement pursuant to Section 8.05(a) after the one (1) year period specified therein or if
1006	there is a Change of Control involving McCamish and the acquiring entity or owners do not
1007	acknowledge in writing, to Company, that they remain bound by, and subject to, all of the terms and
1008	conditions of this Agreement within thirty (30) days of the Change of Control involving McCamish,
1009	Company shall not be liable to McCamish for payment of the amounts set forth on [Exhibit B]. If this

27	4/12/02

1010	Agreement is terminated pursuant to this Section 8.07, then Company may exercise an option to license
1011	VPAS® Life for a fee pursuant to the terms of [Exhibit K] attached hereto within thirty (30) days of the
1012	date of such election to terminate.
1013
1014	SECTION 9 ASSIGNMENT.
1015
1016	9.01 Assignment by Company. Company shall not, directly or indirectly, in whole or in
1017	part, assign its rights or delegate its duties hereunder without ninety (90) days prior written notice to
1018	McCamish. In the event of such assignment pursuant to a Change in Control, Section 8.05(b) shall
1019	apply.
1020
1021	9.02 Assignment by McCamish. McCamish shall not directly or indirectly, in whole or in
1022	part, delegate its duties or assign its rights under this Agreement without the prior written consent of
1023	Company; provided, however, that if such assignment is pursuant to a Change in Control, McCamish
1024	shall not be required to obtain the consent of Company and Section 8.05(a) shall apply. The
1025	Company’s consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing,
1026	the parties acknowledge and agree that certain printing and design services under this Agreement may
1027	be performed by Forms South, certain storage and recovery services under this Agreement may be
1028	performed by SunGard, and certain printing, stuffing, sorting and mailing services may be performed
1029	by Dove Mailing, Inc.
1030
1031	SECTION 10 MISCELLANEOUS.
1032
1033	10.01 Governing Law. This Agreement shall be governed by, and construed in accordance
1034	with, the laws of the State of Georgia, without giving effect to the principles of conflicts of laws
1035	thereof.
1036
1037	10.02 Notices. Any notice, consent, approval or other communication required or
1038	permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile
1039	transmission, overnight courier service or by registered or certified mail, postage prepaid, return
1040	receipt requested, and addressed as follows:
1041
1042	(a) If to McCamish:

28	4/12/02

1043 1044	McCamish Systems, L.L.C.
1045	6425 Powers Ferry Road
1046	Third Floor
1047	Atlanta, GA 30339
1048	Attention: President & CEO
1049	Facsimile Number: (770) 690-1800
1050 1051	(b) If to Company:
1052 1053	Farmers New World Life Insurance Company
1054	Attention: Assistant Vice President – Management Information
1055	Systems
1056	3003 77th Avenue S.E.
1057	Mercer Island, WA 98040
1058	Facsimile Number: (206)236-6571
1059 1060	Copy to:
1061 1062	Farmers New World Life Insurance Company
1063	Attention: General Counsel
1064	4680 Wilshire Blvd.
1065	Los Angeles, CA 90010
1066	Facsimile Number: (323) 964-8093
1067 1068	Any such notice shall be deemed given when so delivered (in the case of personal delivery or
1069	overnight courier service) or sent by facsimile transmission or, if mailed, upon receipt as evidenced by
1070	the return receipt. If the address of any party hereunto is changed, written notice of such change shall
1071	be given to the other party, in accordance with this Section, and said new address shall be used for
1072	purposes of this Agreement.
1073

29	4/12/02

1074	10.03 Entire Agreement. This Agreement, the Exhibits which are attached hereto and made
1075	a part hereof, and the documents executed pursuant hereto, contain the entire understanding of the

1076	parties with respect to the subject matter hereof and thereof and no representation, warranty,
1077	covenant or agreement not embodied herein or therein, oral or otherwise, shall be of any force or
1078	effect whatsoever with respect to the subject matter hereof or thereof. Further, no change,
1079	amendment or modification of this Agreement shall be effective unless in writing and signed by both
1080	parties hereto.
1081
1082	10.04 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of
1083	the parties hereto and their respective successors and permitted assigns.
1084
1085	10.05 Severability. In the event any one or more of the provisions contained in this
1086	Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such
1087	invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
1088
1089	10.06 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be
1090	construed to give any person, other than the parties hereto, any legal or equitable right, remedy or
1091	claim under or in respect of this Agreement or any provision contained herein.
1092
1093	10.07 Headings. The Section headings of this Agreement are for convenience only and shall
1094	not affect the construction or interpretation of this Agreement.
1095
1096	10.08 Counterparts. This Agreement may be executed in two (2) or more counterparts, each
1097	of which shall be deemed an original but all of which will constitute one and the same document.
1098
1099	10.09 Waiver.
1100
1101	(a) A waiver of any default or breach hereunder granted by any party hereto shall not
1102	constitute a waiver by such party of any other default or breach or a waiver by such party of the same
1103	default or breach at a later time. Further, to be effective, any such waiver must be in writing and be
1104	signed by the party granting such waiver.
1105
1106	(b) Subject to the last sentence of Section 10.09(a), the forbearance or neglect by Company
1107	or McCamish to insist upon strict compliance with any provision of this Agreement, or to declare a
1108	forfeiture or termination, shall not be construed as a waiver of any right or privilege hereunder. No

30	4/12/02

1109	waiver of any right or privilege arising from any default or failure of performance hereunder shall
1110	affect the rights or privileges of either party in the event of a further default or failure of performance
1111	hereunder.
1112
1113	10.10 Construction. Both parties hereto have participated, directly or indirectly, in the
1114	negotiations and preparation of this Agreement. In no event shall this Agreement be construed more
1115	or less stringently against any party hereto by reason of either party being construed as the principal
1116	drafting party hereto.
1117
1118	10.11 Taxes. All sales, use or excise taxes which may be or become payable on account of
1119	goods or services provided hereunder shall be payable by Company to McCamish upon the receipt by
1120	Company of McCamish’s invoice therefore. In lieu of paying such taxes, Company may provide
1121	McCamish with a tax exemption certificate acceptable in form and substance to the appropriate taxing
1122	authorities.
1123
1124	10.12 Software Escrow Agreement. Concurrent with execution of this Agreement (i) the
1125	parties hereto have executed and delivered an Escrow Agreement in the form of [Exhibit H Parts I & II]
1126	attached hereto (the “Escrow Agreement”) for the purpose of protecting Company in the event (1) of a
1127	material breach or default of this Agreement by McCamish pursuant to Section 8.03(b) hereof or (2)
1128	McCamish has a financial problem described in Section 8.04(a) or ceases operations as described and (ii)
1129	McCamish shall deposit with the Escrow Agent (as defined in the Escrow Agreement) the Deposit
1130	Copies (as defined in the Escrow Agreement), to be held in accordance with the terms and conditions of
1131	the Escrow Agreement.
1132
1133	10.13 Software License in Escrow. Concurrent with execution of the Escrow Agreement, the
1134	parties hereto have executed and delivered to the Escrow Agent, to be held in accordance with the terms
1135	and conditions of the Escrow Agreement, a License Agreement in the form of [Exhibit I Parts I & II]
1136	attached hereto (the “License Agreement”), which provides that in the event the Deposit Copies are
1137	released by the Escrow Agent to Company, upon the occurrence of a Release Event (as defined in the
1138	Escrow Agreement), but only in such event, McCamish grants to Company and its affiliates a license to
1139	use the Deposit Copies, including the Software (as defined in the Escrow Agreement), and such
1140	modifications, enhancements, improvements, updates, corrections or changes as Company shall elect to
1141	make thereto, for a period of time ending on the earlier of (i) the date on which no Policies or Contracts

31	4/12/02

1142	remain in effect, (ii) a material breach of the License Agreement by Company or (iii) the later of the
1143	expiration of the Term or six (6) months following the release of the Deposit Copies pursuant to Section
1144	6.2 of the Escrow Agreement, on the terms and conditions of the License Agreement.
1145
1146	10.14 Force Majeure. Neither party shall be in default of this Agreement to the extent that the
1147	performance of its obligations under this Agreement is delayed or prevented by reason of an act of God,
1148	fire, natural disaster, accident, act of government, riot, act of war, restricting legislation, embargo, or
1149	blockade. In the event either party is unable to perform its obligations under this Agreement because of
1150	any such causes, such party shall use its commercially reasonable best efforts to assist the other party in
1151	obtaining an alternate source(s) for performing the services such party is obligated to perform under this
1152	Agreement.
1153
1154	SECTION 11 YEAR 2000 COMPLIANCE.
1155
1156	McCamish hereby represents and warrants that the VPAS® Life Administration System software is Year
1157	2000 Compliant. For these purposes, Year 2000 Compliant is defined to mean that this software:
1158
1159	(a) uses date data century recognition, and as appropriate, same century and multi-
1160	century formulas and date values in each instance for all calculations for which a date is used;
1161
1162	(b) will not abnormally end or provide invalid or incorrect results as a result of date
1163	data, specifically including date data which represents or references different centuries or more than
1164	one century; and otherwise conforms with the current industry standards in order that it will fully
1165	perform without any errors or other problems due to the year being greater than 1999;
1166
1167	(c) will correctly manage and manipulate data involving dates, including, but not
1168	limited to: single-century formulas and multi-century formulas, century recognition and calculations
1169	that accommodate same century and multi-century formulas, comparing and sequencing, and leap year
1170	calculations; and will operate without any time or Year 2000 related defects or abnormalities; and
1171
1172	(d) to the extent that the software will accept data from other systems and sources that
1173	are not Year 2000 Compliant, the software will properly recognize, calculate, sort, store output, and
1174	otherwise process such data in a manner that eliminates any century ambiguity so that the software
1175	remains Year 2000 Compliant.

32	4/12/02

1176
1177	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and
1178	delivered by their duly authorized partners and officers, all as of the date first above written.
1179
1180	McCamish Systems, L.L.C.	Farmers New World Life Insurance Company
1181
1182
1183	By: /s/ J. Gordon Beckham, Jr.	By: /s/ Paul F. Hott
1184	J. Gordon Beckham, Jr.	Paul F. Hott
1185	President & CEO	Assistant Vice President, MIS
1186
1187
1188
1189

33	4/12/02

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

The McCamish BPO operations provides the following array of services. All services are performed in accordance with the responsibilities and standards as detailed in a separate document entitled “BPO Operations Manual” which is made part of this contract by reference, and may change from time to time by the mutual consent of both parties.

Reasonable out-of-pocket expenses incurred by McCamish in the performance of this Agreement will be reimbursed by the Company as set forth in the section 4.02 in the Master Agreement.

Additional charges may apply for any process or service performed manually or submitted in error as set forth in Exhibit D, Part III, Section 7. McCamish will charge for special requests that are outside the scope of the BPO Operations Manual on a Time & Materials basis using its then current consulting rates.

The term “Good Order” as used in the following paragraphs refers to data, and media that is clear, complete, correct and when used for its intended administrative purpose, will produce accurate results.

1. McCamish will perform the following services related to the policy/contract issue process:

(a)

McCamish will process original applications requiring no underwriting received directly in accordance with the BPO Operations Manual. McCamish is not required to verify the accuracy of information provided by Company or its agents. If application is in Good Order McCamish will perform the following services:

(i)	Review application for completeness;

(ii)	Check replacement contract status and collect required signed forms;

(iii)	Enter application data;

(iv)	Check product approval status;

(v)	Check Agent license and appointment status;

Rev. 01/4/2002	1

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(vi)	Determine and report issue requirements for each applicant according to the BPO Operations Manual;

(vii)	Assign policy numbers, if required;

(viii)	Create a policy record on the system.

(b)	If the application is not in Good Order, McCamish will perform the following services:

(i)

Conduct one follow up for outstanding issue requirements as defined in the BPO Operations Manual. The Base Administration Fee provides for one follow up. Additional follow ups are subject to additional charges as set forth in Exhibit D, Part II, Section 2.

(ii)	Return application and premium check within five business days of receipt.

(c)

McCamish will process Company underwritten applications received in an agreed upon machine-readable format, in accordance with the BPO Operations Manual. McCamish will create a policy record on the system. McCamish is not required to verify the accuracy of information provided by Company or its agents.

(d)	McCamish will produce a Policy Delivery Kit in accordance with the BPO Operations Manual. The Policy Delivery Kit options include the following documents the Company will select from:

(i)	Welcome Letter;

(ii)	Policy Pages;

(iii)	Copy of Application;

(iv)	Post underwriting Amendments and/or Endorsements provided by Company, including instructions for signing and returning;

(v)	Policy Delivery Receipt.

Rev. 01/4/2002	2

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(e)

The Base Administration Fee provides for one Policy Delivery Kit. Additional Policy Delivery Kits due to Company requested changes, errors or oversights are subject to additional charges as set forth in Exhibit D, Part III, Section 7. Policyholder or agent requested changes that are routine in nature including but not limited to face reductions, age corrections, name changes are not subject to an additional charge.

(f)

The Base Administration Fee provides for all pages of the Policy Delivery Kit to be printed in black and white print on standard (20 lb.), 8.5 x 11 inch paper stock. Use of special paper stock such as pre-printed color letterhead, for the Policy Delivery Kit will be subject to additional charges as set forth in Exhibit D, Part III, Section 7. This fee will not be charged based on Company’s agreement to allow non-surplus signature page stock to remain in the policy page printer unattended during business hours.

(g)

McCamish will track return of the signed delivery requirements such as Amendments, Endorsements, Delivery Receipts, etc. The Base Administration Fee provides for one follow up. Additional follow ups are subject to additional charges as set forth in Exhibit D, Part II, Section 2.

(h)

McCamish will determine the date on which the free look period expires and the initial allocation takes place. These dates are consistent with the client’s instructions regarding the policy form and the BPO Operations Manual. McCamish will cause the initial allocation of the policy/contract funds from the free look default fund into the policy/contract owner’s selected funds.

(i)	McCamish will process completed paperwork provided by the Company relating to Section 1035 exchanges including and limited to:

(i)	Issuing the policy;

(ii)	Forwarding completed replacement paperwork to replaced company;

Rev. 01/4/2002	3

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(iii)	Producing the Policy Delivery Kit;

(iv)	Verifying receipt of policy delivery requirements; and

(v)	Receiving and applying 1035 funds from replaced company.

The Base Administration Fee provides for one follow up excluding the follow up process with other financial institutions for 1035 exchanges. Additional follow ups are subject to additional charges as set forth in Exhibit D, Part II, Section 2. McCamish is not required to verify the accuracy of information provided by Company, its agents or other financial institutions.

2.	McCamish will produce the required letter in accordance with the BPO Operations Manual and change the policy/contract status to reflect a Declined, Incomplete or Not Taken status.

3.	McCamish will perform the following services related to policy/contract administration:

(a)	Provide telephone support in accordance with the BPO Operations Manual to Company, agents or policy owners regarding the servicing of their policies;

(b)	Prepare billing notifications for premiums, policy loans and loan interest in accordance with the BPO Operations Manual.

(c)

Where McCamish is not receiving or directly handling any of Company or the policy/contract owner’s premiums, upon notification by Company of receipt of payment in Good Order, McCamish will perform the following services:

(i)	Update policy/contract suspense records;

(ii)	Compare total premium received versus premium due; notify Company if premium received is more or less than premium due;

(iii)	Apply premium and/or loan interest, and/or loan repayment;

Rev. 01/4/2002	4

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(iv)	Notify Company of unapplied cash in system suspense to process premium refund check;

(v)	Create accounting journal entries;

(vi)	Verify dollar amount received is applied properly by reviewing suspense entry;

(vii)	Reconcile actual daily EFT payment amount sent on tape to Bank, to the amount recorded on journal vouchers, and create any needed journal vouchers to clear discrepancies;

(viii)	Reverse (undo) premium s applied in the event that the payment check/draft is returned dishonored from the bank; notify payer in writing, and create accounting journal entries;

(ix)	Receive direction from Company to clear items in suspense; process applicable transactions to address the suspense entries.

(d)	Where McCamish receives and directly handles Company or policy/contract owner premiums, upon receipt in Good Order, McCamish will perform the following services:

(i)	Deposit checks into a local Company bank account; McCamish does not accept cash;

(ii)	Maintain bank account deposit records, and copies of checks; provides copies of checks to Company upon request;

(iii)	Apply payment to system suspense;

(iv)	Compare total premium received versus premium due, notify Company if premium received is more or less than premium due;

(v)	Apply premium and/or loan interest, and/or loan repayment;

(vi)	Notify Company of unapplied cash in system suspense to process premium refund check;

(vii)	Create accounting journal entries for premiums applied;

(viii)	Verify dollar amount received is applied properly by reviewing suspense entry;

Rev. 01/4/2002	5

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(x)	Reconcile actual daily bank deposit amount, to the amount recorded on journal vouchers, and create any needed journal vouchers to clear discrepancies;

(xi)	Reverse (undo) premiums applied in the event that the payment check/draft is returned dishonored from the bank; notify payer in writing, and create accounting journal entries;

(xii)	Receive direction from Company to clear items in suspense; process applicable transactions to address the suspense entries.

(e)	McCamish will provide the following services related to death claims:

(i)	Upon receipt of Death Claim notification from Company, transfer separate account funds into a designated fund in accordance with the BPO Operations Manual if policy is in good status;

(ii)	Establish pending death claim as necessary to prevent billing and other policy activity transactions;

(iii)	Forward policy file and policy history to Company for claim investigation if requested by Company;

(iv)	Calculate net proceeds and interest on proceeds, as defined by Company;

(v)	Identify net cash refunds of transactions occurring after the date of death;

(vi)	Notify Company of net proceeds amount to process claim check;

(vii)	Create accounting journal entries.

(f)	McCamish will perform the following services related to other policy/contract terminations, including not taken, incomplete, surrender, rescission, lapse and maturity:

(i)	Calculate net surrender value or net amount due;

(ii)	Prepare not taken, lapse or maturity notification and mail according to mailing instructions in the BPO Operations Manual;

(iii)	Notify the Company of net surrender value or net amount due to process check;

(iv)	Create accounting journal entries.

Rev. 01/4/2002	6

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(g)	McCamish will perform the following services for policies with outstanding loans in accordance with the BPO Operations Manual:

(i)	Create an anniversary premium reminder to include loan interest due;

(ii)	Capitalize due and unpaid loan interest;

(iii)	Create accounting journal entries.

(h)	McCamish will perform the following services as part of periodic policy/contract processing:

(i)	Compute and deduct periodic fees and charges due;

(ii)	Compute and deduct cost of insurance for all coverages and benefits;

(iii)	Perform Section 7702 Guideline checking and notification;

(iv)	Perform 7702A Guideline checking and notification;

(v)	Perform Minimum Required Distribution checking and notification;

(vi)	Compute and credit interest to fixed funds;

(vii)	Perform grace period and lapse processing on policies failing equity test and minimum premium test;

(viii)	Create accounting journal entries.

(i)	McCamish will, upon request received in Good Order, perform the following policy/contract services:

(i)	Process changes of owner, payor or beneficiary;

(ii)	Process assignments;

(iii)	Process name or address changes;

(iv)	For change requests requiring Company underwriting, forward request and supporting information to Company;

(v)	Process change in coverage and coverage amount, according to the BPO Operations Manual;

Rev. 01/4/2002	7

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

(vi)	Process change in death benefit option;

(vii)	Process change in bank information for electronic funds transfers;

(viii)	Process change in policy rating criteria of insured upon receipt of duly authorized instructions from Company;

(ix)	Perform statutory escheating procedures in accordance with the BPO Operations Manual.

(j)	McCamish will, upon request received in Good Order, perform the following financial event services:

(i)	Process loans in accordance with the BPO Operations Manual;

(ii)	Process partial withdrawals;

(iii)	Notify Company of loan or withdrawal amount to process check;

(iv)	Create accounting journal entries.

(k)	McCamish will, upon request received in Good Order, perform the following policy/contract asset related services, limited to once per policy/contract, per month, per type request.

(i)	Process rebalance of assets;

(ii)	Process transfer of assets;

(iii)	Process reallocation of assets;

(iv)	Process dollar cost averaging of assets;

(v)	Process change in investment allocations;

(vi)	Create accounting journal entries.

Any request made in excess of this number will be subject to an additional fee as set forth in Exhibit D, Part II, Section 3.

Rev. 01/4/2002	8

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

4.	McCamish will perform the following services related to agent/broker commissions, service fees and/or advances:

(a)	McCamish will perform the following standard services:

(i)	Coincident with a premium payment, calculate earned commissions, service fees and/or advances;

(ii)	Create accounting journal entries for booking earned commissions and agents balances;

(iii)	Programmatically calculate commission and fee reversals due to policy/contract termination, and other causes according to business rules;

(iv)	Process changes to agent information provided in a McCamish approved electronic interface by Company;

(v)	Prepare commission extracts for interface to Company’s commission system;

(vi)	Other agent/broker services are available for an additional fee as set forth in Exhibit D, Part III, Section 7;

(vii)	Conduct research, upon request, to verify the commission amounts payable programmatically according to business rules;

(viii)	Provide telephone support to Company agents verifying the system commission calculations (advance amounts, target premiums, etc.), and timing of payment periods, etc.

(b)	Other services related to agent/broker commissions are available through the VPAS® Agent Compensation System subject to an additional charge as set forth in Exhibit D, Part III, Section 11.

Rev. 01/4/2002	9

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

5.	McCamish will produce the following processing related reports:

(a)

Policy/contract owner reports as mutually agreed upon by Company and McCamish as set forth in Exhibit D, Part III, Section 9. Routine outgoing policy service correspondence generated by McCamish is not considered policy/contract owner reports as it pertains to additional charges.

(b)	Daily processing reports as mutually agreed upon by Company and McCamish as set forth in Exhibit D, Part III, Section 9.

6.	McCamish will perform the following services related to fund pricing and trading:

(a)	For each daily priced fund McCamish is required to value, McCamish will, on fund valuation days and upon receipt of the Net Asset Value (NAV) or Asset Unit Value (AUV):

(i)	Compute mortality & expense charge, and asset based administration charges if applicable;

(ii)	Compute Unit Value, if applicable;

(iii)	Update the Price Table.

(b)	Electronically transmit trade advices daily on New York Stock Exchange market days unless otherwise agreed upon.

(c)	Additional Fund Pricing and Trading services will be subject to additional charges as set forth in Exhibit D, Part III, Sections 2 and 3.

7.

McCamish will provide Company with reports as defined in Exhibit D, Part III, Section 9 on an agreed upon periodic basis, in an electronic format. Printed copies will be provided for an additional fee as specified in Exhibit D, Part III, Section 9. McCamish will provide Company with other reports or modifications to existing reports for an additional fee as set forth in Exhibit D, Part III, Section 9. Electronically formatted reports are defined as pre-formatted output that summarizes values and manipulates data.

Rev. 01/4/2002	10

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

8.

As set forth in Exhibit D, Part III, Section 8, McCamish will provide Company with up to six standard, unencrypted data interfaces or mutually agreed upon substitutes for which the operational support is covered by the base fee for the following:

(a)	Accounting; (which includes, general ledger interfaces, VUL New Issue remit JV, Bank of America Deposit JV, EFT JV, Returned EFT JV, etc.);

(b)	Commissions;

(c)	Valuation;

(d)	Trades;

(e)	Reinsurance;

(f)	Tax Reporting;

(g)	Other interfaces or modifications to existing interfaces as requested by Company for an additional fee as set forth in Exhibit D, Part III, Section 8.

Interfaces are defined as an electronic subset of data formatted such that it can be input or output from one system to another system.

9.	McCamish will accept from Company the following standard data interfaces:

(a)	Pricing (Unit Value or Share Price for Unit Value Calculation);

(b)	New Business file;

(c)	Agent Management file;

(d)	Electronic Funds Transfer file;

(e)	Others as requested by Company for an additional fee as set forth in Exhibit D, Part III, Section 8.

Rev. 01/4/2002	11

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

10.	If requested, McCamish will provide the following remote access subject to security authorization as set forth in Exhibit D, Part III, Section 6:

(a)	Wide Area Network access from designated Company office(s), providing inquiry and report request capability;

(b)	Internet access for policy inquiry and report requests to Company, designated agents/brokers, and policy owners.

11.	McCamish will provide the following after hours Night Operations (after 6:00 p.m. to 2:00 a.m. Eastern Time) functions:

(a)	Processing of one batch per Company business day assuming fund values or other required input are received between the hours outlined in the BPO Operations Manual and in the agreed upon format;

(b)	Requests processed outside of the times noted above or special processing requests by Company will be subject to Time & Materials expense using its then current consulting rates.

12.

McCamish will electronically store policy files via scanning and imaging the documents. The original documents will be retained, as directed by the Company, subject to an additional charge as set forth in Exhibit D, Part III, Section 7. Requests by Company for copies of policy files will be subject to an additional charge as set forth in Exhibit D, Part III, Section 7. In lieu of a per policy file copy charge, the Company has elected to implement remote access to McCamish’s imaging policy file system. This allows authorized staff at the Company to retrieve, view and print Company policy files without the assistance of McCamish staff.

Rev. 01/4/2002	12

EXHIBIT A

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

Access to McCamish’s imaging system requires remote access licensing at a fee that will be billed to the client as new licenses are requested by Company as set forth in Exhibit D, Part III, Section 6. Policy files requested by Company by means of remote access of McCamish’s imaging system will not be subject to a per policy file fee unless a printed copy of the policy file is requested by Company.

Rev. 01/4/2002	13

EXHIBIT B

BUYOUT PROVISION

Termination Year	Buy-Out Without Software License	Buy-Out With Software License
Year 3	$1,200,000	$225,000
Year 4	$1,060,000	$200,000
Year 5	$700,000	$175,000

In the event Company exercises the Buy-Out Provision, without the license of the VPAS® Life System as described in Exhibit K, in Years 3-5, Company would pay McCamish as compensation under the Buy-Out Provision, the amounts indicated in the table above. Both parties understand that Company will have no further liability upon payment of the Buy-Out Provision Compensation..

In the event Company exercises the Buy-Out Provision in Years 3-5 and licenses the VPAS® Life System as described in Exhibit K, Company would pay McCamish under the Buy-Out Provision, the amounts indicated in the table above, plus the license fee described in Sec. 3.1 of Exhibit K.

1

EXHIBIT C

PERFORMANCE CRITERIA

1.	McCamish shall discharge its duties hereunder in a manner that is consistent with insurance industry practices.

2.	Performance with respect to Policy Administration Services shall include the following:

(a)

McCamish will electronically, or by hard copy or both as periodically agreed upon by Company and McCamish, provide Company with copies of all policy owner and agent/broker reports, letters and other correspondence on an agreed upon basis;

(b)

Calculation of policy values, dividends, policy distributions, and commissions will be made in accordance with procedures agreed to by Company and McCamish and will not be changed without prior approval by Company;

(c)

Specimens of each policy owner and agent/broker report referenced in Exhibit A - Policy Administration Services will be provided to Company and changes to existing report formats or development of new reports will be provided to Company for approval prior to use;

(d)	Calculation of death proceeds will be done in accordance with procedures agreed to by Company, and will be sent to Company according to the agree upon standards outlined in the BPO Operations Manual.

3.	Performance with respect to financial reporting shall include the following:

(a)	McCamish will deliver financial reports within five working days following the accounting close, as agreed to by Company and McCamish;

Rev. 04/10/02	1

EXHIBIT C

PERFORMANCE CRITERIA

(b)	McCamish will maintain financial records in accordance with procedures agreed to by Company and McCamish and will not change procedures without prior approval by Company.

4.

Company and McCamish may mutually agree, from time to time, to modifications of the administrative services and/or performance criteria or to additional administrative services and/or performance criteria.

Rev. 04/10/02	2

EXHIBIT D – PART I

RETAIL PRODUCTS (VA/VUL)

BUSINESS PROCESS OUTSOURCING

The total fee charged each month will be the maximum of the Minimum Monthly Charge and the sum of the Base Contract Administration Fee plus the applicable Function Specific Fees as set forth in Exhibit D-Parts II & III.

Minimum Fees Per Contract Year	Monthly Fee		Annual Fee
Contract Year 1	$25,000		$300,000
Contract Year 2	$28,333		$340,000
Contract Year 3	$31,667		$380,000
Contract Year 4	$35,000		$420,000
Contract Year 5 & beyond	$40,000	*	$480,000	*

*	Inflation Adjusted Thereafter

EXHIBIT D – PART II

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

Base Administration Fee. The total fee charged each month will be the greater of (a) the Minimum Monthly Charge as set forth in Exhibit D, Part I, or (b) the Administration Fees (as set forth below).

1. Policy Administration Fees:	Monthly Fee Per Policy/ Contract	Monthly Fee Per Policy/ Contract	Annual Fee Per Policy/ Contract	Annual Fee Per Policy/ Contract
	VA	VUL	VA	VUL
0-10,000 Policies/Contracts	$4.00	$4.50	$48.00	$54.00
10,001-20,000 Policies/Contracts	$3.75	$4.00	$45.00	$48.00
20,001-50,000 Policies/Contracts	$3.50	$3.75	$42.00	$45.00
50,001-100,000 Policies/Contracts	$3.35	$3.50	$40.20	$42.00
Above 100,000 Policies/Contracts	$3.20	$3.35	$38.40	$40.20

2. Policy/Contract Issue Fees:

Application Data Entry Fee - The Fee for manually capturing and entering application data. No additional charge if the application data is provided in an agreed upon machine-readable form.	$15.00 per policy.

Follow Up Activity - The Fee for following up more than one time during the issue process excluding follow ups with other financial institutions for 1035 exchanges.	$3.00 per follow up in excess of one per Policy/Contract.

Policy Delivery Kit Fee - Policy page production for Individual Policy/Contracts. This Fee applies to life policies and annuity contracts when a Policy Delivery Kit is required for each individual contract and covers printing and assembling the Policy Delivery Kit, including one Welcome Letter, Policy Pages, Application, Amendments/Endorsements provided and Policy Delivery Receipt. Special binding is excluded.

$15.00 per Policy/Contract.

Rev. 01/11/02	1

EXHIBIT D – PART II

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

Electronic Policy Delivery Kit Fee - Policy page production for Individual Policy/Contracts. This Fee applies to life policies and annuity contracts when a Policy Delivery Kit is required for each individual contract and covers McCamish generating and e-mailing the Electronic Policy Delivery Kit, including one Welcome Letter, Policy Pages, Amendments/Endorsements provided and Policy Delivery Receipt.

$2.00 per Policy/Contract.

3. Policy/Contract Asset Related Services

The Base Administration Fee provides for one of each of the following asset related services per policy, per month, per type request:

(i) Rebalance of assets;

(ii)  Transfer of assets;

(iii)  Reallocation of assets;

(iv) Dollar cost averaging of assets;

(v)   Change in investment allocations.

This fee applies for each asset related service in excess of one per month, per policy/contract, per type request.

$5.00 per transaction, per occurrence.

Rev. 01/11/02	2

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

Supplemental Administration Fees. - The Supplemental Administration Fees apply to services provided outside the Base Administration Services. These fees are charged in addition to the greater of the Minimum Monthly Fee defined in Exhibit D—Part I or the Base Administration Fees defined in Exhibit D - Part II.

1. Price Correction Fees:

The Base Administration Fee provides for price correction related Undo/Redo processing once per month for each fund due to Company error (or their agents) up to 25 funds. If a fund has more than one price correction per month per fund or more than 25 price corrections that requires Undo/Redo processing, this work will be performed on a Time & Materials basis.

Time & Materials

Any price correction and associated analysis required for a prior month’s effective date will be performed on a Time & Materials basis.

The Base Administration Fee does not provide for analysis associated with researching price corrections due to Company error (or their agents). Any requested analysis will be performed on a Time & Materials basis.

Time & Materials

2. Fund Pricing Related Fees:

The Base Administration Fee provides for accepting Accumulation Unit Values (AUV) and/or AUV Calculation Components, such as Net Asset Value (NAV), Dividend and Capital Gain, in a machine-readable form.

AUV or AUV Calculation Component Data Entry Fee - If the AUV or AUV Calculation Components are not provided in a machine-readable form, this fee applies. This is the fee for manually capturing and entering the AUV or AUV Calculation Components per fund, per occurrence.

$5.00 per fund, per occurrence.

Rev. 01/11/02	1

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

Direct Contact With Company’s Fund Managers - This fee applies if McCamish is required to maintain direct contact with the Company’s fund managers for receipt of fund prices or distribution of trade advice.

$50.00 per month, per fund manager.

3. Fund Trading Fee:

The Base Administration Fee provides for a McCamish approved electronic interface of fund trading activity. This fee applies if the trading activity is transmitted manually such as via facsimile, phone or individual internet data entry, in addition to or in place of the electronic interface.

$5.00 per page for fax transmissions. $5.00 per fund for phone or internet trades, per occurrence.

4. Fund and Fund Manager Set Up Fees:

One-time set up fee for adding additional price interface.	$1,000 per interface.

One-time set up fee for adding additional fund manager.	$500 per fund manager.

One-time set up fee for additional funds.	$100 per fund subject to $500 minimum per occurrence.

5. Separate Account Reconciliation Fee:

This is the fee per occurrence for each fund for which McCamish Systems performs reconciliation to the Separate Account records.	Time & Materials

Rev. 01/11/02	2

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

6. Remote Access Subject to Security Authorization:

Wide Area Network Access Fee - The Base Administration Fee provides for Wide Area Network access from designated Company office (s), providing inquiry and report request capability.	See Section 4.02 (c) and (d) of the MAA for reimbursable expenses associated with Wide Area Network access.

Internet Access Fee - The Base Administration Fee provides for Internet access by Company employees, designated agents/brokers and policy owners, providing policy inquiry and report request capability.

See Section 4.02 (d) and (g) of the MAA for reimbursable expenses associated with Internet access.

Consulting and implementation associated with establishing remote access will be performed on a Time & Materials basis.	Time & Materials

Remote User Setup Fee - Remote access by Company employees providing policy inquiry and report request capability is provided for an additional fee. The remote user setup fee is a one-time per user charge billed in the same month the Company requests to add the new user.

$400 per remote user

Imaging System Remote User Setup Fee - Remote access by Company employees providing policy file inquiry and printing capability is provided for an additional fee. The remote user setup fee is a one-time per user charge billed in the same month the Company requests to add the new desktop. This fee may change for new licenses based on increases by the imaging software vendor, OnBase.

$600 per desk top remote user

Rev. 01/11/02	3

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

7. Policy/Contract Administrative Services:

The Base Administration Fee assumes policy processing is automated. Six months after the issuance of the first policy per product, any policy processing not automated due to Company changes, delays, errors or oversights will be performed manually on a Time & Materials basis with prior agreement from McCamish.

Time & Materials

The Base Administration Fee assumes error free information is provided by the Company to McCamish. This is the fee for BPO processing policy reissues and corrections on VPAS® due to Company changes, delays, errors or oversights and includes the reproduction of the Policy Delivery Kit if necessary. Policyholder or agent requested changes that are routine in nature including but not limited to face reductions or age corrections are not subject to an additional charge.

$15.00 per policy/contract, per occurrence.

The Base Administration Fee assumes the Policy Delivery Kit is black and white print on standard (20 lb.) white, 8.5 x 11 inch paper stock. This is the fee for printing the pages on stock other than the standard. This fee will not be charged based on Company’s agreement to allow non-surplus signature page stock to remain in the policy page printer unattended during business hours.

$2.00 per page, per occurrence

Rev. 01/11/02	4

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

The Base Administration Fee assumes policy files are stored electronically (scanned and imaged) and the originals destroyed within 90 days after imaging. This is the fee for storing the files longer than 90 days.

Time & Materials

McCamish will provide copies of policy files to Company, as requested, on a Time and Materials basis.	Time & Materials

McCamish will perform the following services on a Time & Materials basis using its then current consulting rates in no less time than ten business days:

1.  Process changes in the product’s commission structure at Company’s request;

2.  Process additional unscheduled commission cycles at Company’s request;

3.  Process commission and fee reversals for Company correction processing resulting from non-routine policy processing;

4.  Calculate asset based commissions on an unscheduled or manual basis;

5.  Process additions, deletions and changes to agent information provided outside of the McCamish approved electronic interface. Any time and material charges due to McCamish for manually processing these changes will apply after July 17, 2001. This fee applies if there is a delay on the part of Company in implementing the electronic interface;

6.  Conduct research to verify the commission amount payable not calculated by the system;

7.  Provide telephone support to Company agents regarding agency issues such as commission payout percentages and licensing.

Time & Materials

Rev. 01/11/02	5

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

8. Data Interface Fees:

The Base Administration Fee provides for the following standard unencrypted data interfaces or mutually agreed upon substitute from McCamish:

Accounting;

Commissions;

Valuation;

Trades;

Reinsurance;

Tax Reporting.

This fee applies to each additional data interface produced and distributed by McCamish in excess of six. Changes to any of these existing interfaces will be performed on a Time & Materials basis.	$25 per interface, per occurrence.

The Base Administration Fee provides for the following standard data interfaces from Company to McCamish:

1.  Pricing (AUV or AUV Calculation Components) - one per business day;

2.  New Business File - one per business day;

3.  Agent Management File - one per week;

4.  Electronic Funds Transfer File - one per business day.

This fee applies to each additional in - coming data interface processed by McCamish.	$25 per interface, per occurrence.

9. Reporting Fees:

The Base Administration Fee provides for producing and distributing up to fifteen standard reports. The following standard reports or mutually agreed upon substitute from McCamish will be provided by McCamish:

Rev. 01/11/02	6

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

1) Confirmations 2) Periodic Statements 3) Premium Notices 4) Grace Notices 5) Lapse Notices 6) Loan Interest Billing Notices 7) Base address query

This fee applies to each additional report produced and distributed by McCamish in excess of fifteen. Changes to any reports will be performed on a Time & Materials basis. An additional fee may apply based on the analysis of the requirements to produce and distribute additional reports.

$25 per report, per occurrence.

The Base Administration Fee provides one electronically transmitted copy of the reports listed above for daily processing reports. The Base Administration Fee provides for two printed copies of the Policy Owner Reports. This fee applies for each additional copy provided.

$5.00 per report, per occurrence.

McCamish will develop custom reports or services as requested on a Time & Materials basis using its then current consulting rates.	Time & Materials

10. Data Transmission and Encryption Fees:

McCamish recommends Company establish and maintain a direct leased line connection to McCamish to ensure secure data file transmissions to and from McCamish.

Rev. 01/11/02	7

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

The Base Administration Fee provides for the electronic transmission of reports and data interfaces via the following methods: 1) FTP; 2) Email.

These fees apply if McCamish is required to use nonstandard methods for transmission of data to Company.	$50.00 per modem transmission. $10.00 per CD or diskette. $5.00 per page for fax transmissions.

The Base Administration Fee provides for the electronic transmission of unencrypted reports and data interfaces. This fee applies if Company requires encryption of files prior to transmission.	$5.00 per report or interface, per occurrence.

The Base Administration Fee provides for accepting unencrypted reports and data interfaces from Company. This fee applies for each report or data interface McCamish is required to decrypt before processing.

$5.00 per report or interface, per occurrence.

Rev. 01/11/02	8

EXHIBIT D – PART III

FEE SCHEDULE

RETAIL PRODUCTS

VARIABLE UNIVERSAL LIFE POLICY/

VARIABLE ANNUITY CONTRACT

ADMINISTRATION SERVICES

11. VPAS®Agent Compensation System

Company does not utilize the VPAS® Agent Compensation System. This fee applies if Company utilizes this system.

For periodic commission payment processing, McCamish will (i) Compute commission payments; (ii) Produce agent level commission statements and reports; (iii) Produce disbursement requests; (iv) Create journal entries.

Flat charge: $1,000 per cycle, plus $2.00 per agent, per pay cycle.

Create check request or wire transfer.	$2.50 per check or wire transfer

1099 Preparation-Electronic transmission to Company	No charge.

Rev. 01/11/02	9

EXHIBIT D - PART IV

CONSULTING FEE

SCHEDULE

Hourly Consulting Rates:

Account Manager	$280
Actuary	$280
Business Analyst I	$170
Business Analyst II	$185
Business Analyst III	$210
Consultant I	$265
Consultant II	$285
Consultant III	$315
Customer Service Representative I	$70
Customer Service Representative II	$110
Customer Service Representative III	$125
Customer Service Representative IV	$140
Project Manager I	$195
Project Manager II	$235
Project Manager III	$280
Software Engineer I	$155
Software Engineer II	$170
Software Engineer III	$195
Software Engineer IV	$235
Technical Writer I	$140
Technical Writer II	$170

Rev. 12/20/1999

EXHIBIT E

Products

Farmers Variable Universal Life (a flexible premium variable life insurance policy)

Farmers Variable Annuity (an individual flexible premium variable annuity)

EXHIBIT F

COMPANY SCHEDULE OF AUTHORIZED PERSONNEL

AND

MCCAMISH SCHEDULE OF AUTHORIZED PERSONNEL

The following individuals are authorized to give instructions or direction to McCamish with respect to matters arising in connection with the servicing to be performed under this Agreement:

Director of Annuities and Variable Production

Director of Life Systems

Vice President of MIS

Vice President of Operations

The following individuals are authorized to give instructions or direction to Company with respect to matters arising in connection with the servicing to be performed under this Agreement.

President and Chief Executive Officer

Account Manager

Vice President of Client Services

Vice President of Finance

Chief Operating Officer

1

EXHIBIT G

INSURANCE COVERAGE

McCamish will maintain the following coverages during the term of this Agreement:

(a)	Worker’s Compensation at statutory limits;

(b)	Employers Liability, with $500,000 limit of liability;

(c)	Commercial General Liability including Products - Completed Operations coverage with Broad Form Contractual coverage with the following limits of liability:

(i)	with a combined single limit of $1,000,000 for Bodily Injury and Property Damage;

(ii)	$1,000,000 limit of liability for Aggregate Products-Completed Operations and Property Damages; and

(ii)	$1,000,000 General Aggregate;

(d)	Automobile Liability, with a combined single limit of liability of $1,000,000/accident;

(e)	Crime Insurance policy with limits of $5,000,000;

(f)	Errors and Omissions policy with limits of $5,000,000

(g)	Umbrella/Excess Liability insurance with a $4,000,000 limit of liability.

1

EXHIBIT H - PART I

SOFTWARE ESCROW AGREEMENT

1	THIS SOFTWARE ESCROW AGREEMENT (“Agreement”) is entered into as of the 1st day of
2	Month, Year, by and among McCamish Systems, L.L.C., a Georgia limited liability corporation
3	(hereinafter referred to as “McCamish”), Farmers New World Life Insurance Company, a stock
4	company registered under the laws of the State of Washington (hereinafter referred to as “Company”),
5	and DSI Technology Escrow Services, Inc. (hereinafter referred to as “Escrow Agent”).
6
7	WHEREAS, McCamish and Company are parties to that certain Master Administration
8	Agreement, dated as of April 1, 2001, (the “Master Administration Agreement”), pursuant to which
9	McCamish agreed to provide certain administration services defined therein (“Administration Services”)
10	with respect to certain variable life insurance policies and variable annuity contracts, as defined therein
11	(the “Policies” and “Contracts,” respectively); and
12
13	WHEREAS, McCamish or its agents may utilize the Software (as defined below) in the discharge
14	of their obligations owing to Company under the Master Administration Agreement; and
15
16	WHEREAS, for the duration of the Master Administration Agreement, the uninterrupted
17	availability, maintenance and support of the Software is critical to Company in the conduct of its
18	business; and
19
20
21	WHEREAS, the parties hereto desire that the Escrow Agent hold, administer and dispose of
22 23 24 25	certain forms of computer software, certain computer systems documentation, and certain computer data in accordance with the terms and conditions of this Agreement,
NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained
26	herein, the parties hereto agree as follows:
27

1	04/12/02

EXHIBIT H - PART I

SOFTWARE ESCROW AGREEMENT

28	SECTION 1 DEFINITIONS.
29
30	As used in this Agreement, the following terms shall have the meaning set forth:
31
32	1.01 Affiliate. “Affiliate” of a party hereto is any firm, corporation or other entity that
33	controls, is controlled by, or under common control with, such party. For purposes of this definition,
34	the term control shall mean ownership of equity interests in such entity representing more than fifty
35	percent (50%) of the voting interests therein and more than fifty percent (50%) of the value thereof.
36
37	1.02 Software. “Software” means the VPAS® Life System, as defined in Section 5(h) of the
38	Master Administration Agreement, a group of computer programs and associated database dictionaries
39	utilized by McCamish in the discharge of McCamish’s obligations under the Master Administration
40	Agreement and such modifications, enhancements, improvements, updates, corrections or changes
41	made thereto for Company; provided, however, that Software shall not include any computer
42	software programs which are licensed by McCamish from third-parties.
43
44	1.03 Software License Agreement. “Software License Agreement” means the nonexclusive
45	license the parties shall execute and deliver contemporaneously with the execution of this Agreement,
46	granting Company, upon the occurrence of a Release Event (as hereinafter defined), the right to use the
47	Deposit Copies, including, but not limited to the Software, on any standalone micro-computer processing
48	unit or micro-computer processing unit in a local area network that is owned or leased by Company or
49	its Affiliates which is located at any Company or Affiliate’s site in the United States or Canada for the
50	sole and exclusive purpose of performing the Administration Services with respect to the Policies and
51	Contracts.
52
53	1.04 Deposit Copies. “Deposit Copies” means the items to be deposited in escrow by
54	McCamish. “Deposit Copy” shall mean any one of the Deposit Copies. Deposit Copies shall include,
55	(i) the executable and source code forms of the Software, (ii) all documentation and procedure
56	manuals used by McCamish to operate the Software, (iii) documentation and other data or material

2	04/12/02

EXHIBIT H - PART I

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57	(exclusive of third party software) necessary to permit Company to execute the Software on a
58	computer, which will include instructions for restoring the Software, documentation manuals, and
59	procedure manuals from the escrow media, (iv) a list of all third-party software and hardware used by
60	McCamish to operate the Software, (v) any modifications, improvements, updates, corrections,
61	changes or enhancements made to any such item.
62
63	SECTION 2 ACCEPTANCE OF ESCROW.
64
65	The Escrow Agent is hereby appointed escrow agent to hold, administer and dispose of the
66	Deposit Copies and the Escrow Agent hereby accepts such appointment.
67
68	SECTION 3 ESCROW ACCOUNT.
69
70	The Escrow Agent shall hold and administer the Deposit Copies in escrow (the “Escrow
71	Account”) in accordance with the terms and conditions hereof. The Escrow Agent shall accept the
72	deposit of the Deposit Copies and shall acknowledge the deposit by giving written notice of deposit to
73	Company. Upon its receipt and acceptance of the Deposit Copies, the Escrow Agent shall place the same
74	in its media vault located at 2100 Norcross Parkway, Suite 150 Norcross Ga. (the “Media Vault”) and
75	shall not disclose, use, copy, convey or otherwise transfer the Deposit Copies, except in accordance with
76	the provisions of this Agreement.
77
78
79	SECTION 4 DEPOSITS.
80
81	4.1 Initial Deposit of the Deposit Copies. Upon execution of this Agreement, McCamish
82	shall deposit with the Escrow Agent for the account of Company one (1) copy of each Deposit Copy.
83	Within five (5) days of such deposit, the Escrow Agent shall give written notice to Company that such
84	deposit has been made.

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85
86	4.2 Subsequent Deposits of the Deposit Copies. At the end of each calendar month during
87	the Term, as defined herein, McCamish shall deposit with the Escrow Agent, to be held in accordance
88	with the terms and conditions of this Agreement, one up-to-date copy of each Deposit Copy and the
89	Escrow Agent shall give written notice to Company that such deposit has been made within five (5) days
90	of a deposit. Upon its receipt and acceptance of such deposit, the Escrow Agent shall place the same in
91	the Media Vault and shall not disclose, use, copy, convey or otherwise transfer such Deposit Copy,
92	except in accordance with the provisions of this Agreement. Upon the Escrow Agent’s acceptance of
93	such deposit, the Deposit Copies shall be subject to the provisions of this Agreement.
94
95	4.3. No Transfer of Title to Deposit Copies. Simultaneous with the deposit of any Deposit
96	Copy, the Escrow Agent shall be vested with the right to process, utilize and transfer such Deposit Copy,
97	subject to the terms and conditions set forth herein. The Escrow Agent shall not be vested with any
98	ownership rights or title to the Deposit Copies.
99
100	SECTION 5 ADMINISTRATION OF ESCROW ACCOUNT.
101
102	5.1 Standard of Care. The Escrow Agent shall exercise a professional standard of care in
103	carrying out the terms of this Agreement. The Escrow Agent shall take no action in connection with or
104	relating to this Agreement and the Deposit Copies hereunder, except upon written notice of instruction
105	from Company. The Escrow Agent shall not be responsible for failure to fulfill their obligations under
106	this Agreement due to acts of God. Escrow Agent shall not assume any obligation or liability for any
107	transaction between McCamish and Company other than in connection with its obligations, as escrow
108	agent, with respect to the Deposit Copies hereunder.

109	5.2 Limitations of Duty of the Escrow Agent. The Escrow Agent is acting as a bailee
110	hereunder. Other than as described in Section 5.7, the Escrow Agent shall have no obligation to verify
111	the accuracy or completeness of any Deposit Copy, The Escrow Agent shall use a professional standard
112	of care to protect the Deposit Copies against environmental deterioration as a result of their storage in

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113	accordance with the terms hereof. The Escrow Agent may act in reliance upon any written instruction,
114	instrument or signature reasonably believed by it to be from Company and genuine and may assume that
115	any person employed by Company purporting to give any writing, notice, request, advice or instruction
116	in connection with or relating to this Agreement has been duly authorized to do so. The Escrow Agent
117	and its officers, directors, associates and employees shall not be liable for any mistake of fact or error of
118	judgment or for any acts or omissions of any kind unless caused by their willful misconduct, recklessness,
119	gross negligence or negligence. The Escrow Agentshall not be liable for special, indirect, incidental or
120	consequential damages hereunder. This Agreement shall constitute notice to any person or entity who
121	shall acquire a right of access to the Deposit Copies that the Escrow Agent’s duty is limited as set forth
122	herein.
123
124	5.3 Indemnification of Escrow Agent. McCamish and Company, jointly and severally, shall
125	defend, indemnify and hold harmless the Escrow Agent from and against all claims, actions and suits,
126	whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges,
127	penalties, counsel fees and other expenses of any nature (including, without limitation, reasonable
128	attorneys fees and expenses and settlement costs) incurred by the Escrow Agent as a result of
129	performance of this Agreement except to the extent they result from the Escrow Agent’s negligence or
130	willful misconduct.
131
132	5.4 Escrow Agent Non-disclosure Obligations. Except as provided in this Agreement, the
133	Escrow Agent shall not divulge, disclose, otherwise make available to third parties, or make any use
134	whatsoever of the Deposit Copies, or of any information provided to it by McCamish or Company in
135	connection with this Agreement, without the express prior written consent of McCamish and/or
136	Company, as applicable. DSI shall not disclose the content of this Agreement to any third party. If
137	Escrow Agent receives a subpoena or any other order from a court or other judicial tribunal pertaining to
138	the disclosure or release of the Deposit Copies, Escrow Agent will immediately notify the parties to this
139	Agreement unless prohibited by law. It shall be the responsibility of McCamish and/or Company to
140	challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its

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141	position with respect to any such order. Escrow Agent is not required to disobey any order from a court
142	or other judicial tribunal. The obligations contained herein will continue indefinitely notwithstanding
143	termination of this Agreement.
144
145	5.5 Copying of Deposit Copies. The Escrow Agent shall make copies of the Deposit Copies
146	only as necessary to preserve and safely store the Deposit Copies and to provide copies thereof, as
147	authorized herein, to Company. The Escrow Agent shall reproduce on all copies of the Deposit Copies
148	made by the Escrow Agent any proprietary or confidentiality notices contained in the Deposit Copies
149	originally deposited with it by McCamish.
150
151	5.6 Inspection of Escrow Account and InSystems Account. The Escrow Agent shall keep
152	records of its activities undertaken and materials prepared pursuant to this Agreement. During the Term
153	of this Agreement, McCamish and Company shall be entitled, during normal business hours and upon
154	three (3) business days prior notice to the Escrow Agent, (i) to inspect the records of the Escrow Agent
155	with respect to this Agreement and the Escrow Agent’s performance hereunder; (ii) to inspect at the
156	facilities where they are maintained, accompanied by a designated employee of the Escrow Agent, the
157	physical status and condition of the Deposit Copies; and (iii) to inspect the Media Vault.
158

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159	5.7 Verification of Deposit Copies
160
161	(a) Requested Verification. If requested by Company, the Escrow Agent or its
162	designee shall, at Company’s sole cost and expense, verify the Deposit Copies for accuracy, completeness,
163	physical status, condition and sufficiency and issue the results of such verification in writing to Company.
164	The Escrow Agent shall issue a copy of the verification results to McCamish. The Escrow Agent shall
165	be prohibited from appointing a designee to perform the verification procedures set forth in this
166	SECTION 5.7(a) unless such designee agrees in writing to be bound by the terms and conditions of this
167	Agreement. In the event the Escrow Agent shall desire to utilize the services of any designee, it shall
168	obtain the prior written approval of Company, which approval shall not be unreasonably withheld or
169	delayed.
170
171
172	(b) Verification Support. The Escrow Agent or its designee shall have the right,
173	upon not less than thirty (30) days notice, to use the facilities of McCamish, for a charge of $2,000 per
174	day to the Company, including without limitation McCamish’s computer systems, to verify the Deposit
175	Copies, but only in the presence of, and with the assistance of, McCamish’s Director of Data Processing
176	or such other person as designated by McCamish. McCamish shall make available any technical and
177	support personnel reasonably necessary for the Escrow Agent or its designee to perform verification of
178	the Deposit Copies. Company shall reimburse McCamish for any out-of-pocket expenses incurred;
179	notwithstanding the foregoing, however, under no circumstances shall the total expenses incurred by
180	Company and owed to McCamish and Escrow Agent for the services provided pursuant to this
181	paragraph exceed $5,000 per any twelve (12) month period. Company agrees that the use of McCamish’s
182	facilities shall be limited to one time in any rolling twelve (12) month period and that the scheduling of
183	any such use may not, in the reasonable judgment of McCamish, interfere with McCamish’s performance
184	of the Administration Services.
185

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186	(c) Release of Other Information. Upon request by Company and upon notice to
187	McCamish, the Escrow Agent shall release to Company information pertaining to directory lists and/or
188	table of contents of computer media, manuals, schematics and manufacturing documents in respect of the
189	Deposit Copies.
190
191	(d) Observation. If requested by Company, McCamish shall permit employees of
192	Company to be present to observe the compilation or verification of the Deposit Copies by the Escrow
193	Agent..
194
195	5.8 Compliance with Laws. Each party hereto shall comply with all federal, state, county
196	and local laws, ordinances, regulations and codes applicable to the performance of this Agreement.
197
198	5.9 Return of Superseded Deposit Copies. Whenever an updated copy of a Deposit Copy is
199	deposited with the Escrow Agent, the Escrow Agent shall return to McCamish all copies of the Deposit
200	Copy except for: (i) the most recently deposited updated copy; (ii) the copy immediately preceding such
201	updated copy; and (iii) the most recent copy for which verification pursuant to Section 5.7 has been
202	performed, each such returned copy to be free and clear of this Agreement.
203
204	SECTION 6 RELEASE OF DEPOSIT COPIES.
205
206	6.1 Release Event. A “Release Event” is: a breach of the Master Administration Agreement
207	by McCamish pursuant to SECTION 8.03 thereof and failure to cure such breach within the applicable
208	cure period specified in the Master Administration Agreement; termination of the Master Administration
209	Agreement pursuant to Section 8.04(a) thereof; or termination of the Master Administration Agreement
210	pursuant to Section 8.05(a) thereof if the acquiring entity or owners do not acknowledge in writing, to
211	Company, that they remain bound by, and subject to, all of the terms and conditions of the Master
212	Administration Agreement within thirty (30) days following a Change of Control (as defined in the
213	Master Administration Agreement) involving McCamish.

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214
215	6.2 Release of Deposit Copies and Software License. If Company believes a Release Event
216	has occurred, Company shall deliver to the Escrow Agent and McCamish (or its successor in interest,
217	acquiring entity or owners) a written statement signed by an officer or director of Company stating that:
218	a Release Event has occurred and that a copy of the statement was deposited postage prepaid in the
219	United States Mail, registered or certified, return receipt requested, addressed to McCamish (or its
220	successor in interest, acquiring entity or owners) at its last known address (a “Release Notice”). Such
221	Release Notice shall, as between Company and the Escrow Agent, be conclusive and dispositive evidence
222	of the occurrence of a Release Event. The Escrow Agent shall promptly, within two (2) business days
223	after receipt of such Release Notice from Company, deliver the Deposit Copies and the Software License
224	Agreement (as defined below) to Company. During any period of time in which the Deposit Copies are
225	in the possession of Company, the Deposit Copies shall be subject to, and maintained by Company in
226	accordance with the terms and conditions of the Software License Agreement.
227
228	If the Escrow Agent shall transfer to Company the Deposit Copies (including, without
229	limitation, the nonexclusive rights to the Software which have been vested in the Escrow Agent
230	hereunder), the Escrow Agent’s obligations hereunder with respect to the Deposit Copies shall terminate.
231	The Escrow Agent shall not release the Deposit Copies to McCamish, except upon expiration of the
232	Term, if Company breaches the Master Administration Agreement pursuant to Section 8.03 of the
233	Master Administration Agreement and such breach is not cured within the applicable cure period
234	specified therein or if the Master Administration Agreement is otherwise terminated pursuant to Section
235	8.01, 8.04(b), or Section 8.05, but if such termination is pursuant to Section 8.05(a) then only if the
236	acquiring entity or owners acknowledged, in writing, to Company that they were bound by, and
237	subject to, all of the terms and conditions of the Master Administration Agreement within thirty (30)
238	days of the Change in Control involving McCamish
239
240	6.3 Release Event Dispute. McCamish and Company agree that Company will be
241	irreparably damaged if the Escrow Agent fails to release the Deposit Copies to Company upon receipt of

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242	a Release Notice from Company. Therefore, even if McCamish disputes the occurrence of the event(s)
243	described in a Release Notice, the Escrow Agent shall nevertheless promptly deliver the Deposit Copies
244	to Company. In the event Company shall cause the Deposit Copies to be improperly released from
245	escrow, McCamish shall have the right to seek damages and injunctive relief requiring Company to
246	return any and all Deposit Copies to McCamish and to cease and desist any and all use of the Deposit
247	Copies. Subject to the foregoing, all parties hereto reserve all other rights they may have to prosecute or
248	contest the claim for damages and injunctive relief and hereby reserve all other legal and equitable rights
249	and remedies they may have.
250
251	SECTION 7 SOFTWARE LICENSE AGREEMENT.
252
253	7.1 Software License Agreement. Contemporaneously with the execution of this
254	Agreement, the parties hereto shall execute and deliver the Software License Agreement, which will
255	appear as Exhibit I to the Master Administration Agreement.
256
257	7.2 License. If the Deposit Copies are released from the Escrow Account to Company by
258	the Escrow Agent in accordance with the terms and conditions hereof, McCamish hereby grants
259	Company a license for the use by Company of the Deposit Copies and any modifications, updates,
260	corrections or enhancements thereof made by or for Company, upon and subject to the terms and
261	conditions of the Software License Agreement (“License”). Company has the right to use the Deposit
262	Copies, including, but not limited to the Software, on any standalone micro-computer processing unit or
263	micro-computer processing unit in a local area network that is owned or leased by Company or its
264	Affiliates which is located at any Company or Affiliate’s site in the United States or Canada for the sole
265	and exclusive purpose of performing the Administration Services with respect to the Policies and
266	Contracts.
267

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268	SECTION 8 REPRESENTATIONS AND WARRANTIES.
269
270	8.1 Representations and Warranties of McCamish. McCamish represents and warrants to
271	Company and the Escrow Agent as follows:
272
273	(a) Deposit Copies. (i) The initial and subsequent deposits of the Deposit Copies
274	(including, but not limited to, the Software) constitute accurate copies of the Deposit Copies; (ii) the
275	Deposit Copies deposited in the Escrow Account at any given time in the future shall correspond to the
276	most recent release, modification or revision to the Software as of the date of deposit; and (iii) the Deposit
277	Copies will be physically useable and will operate properly.
278
279	(b) Non-infringement and Authority. McCamish further represents and warrants to
280	Company and Escrow Agent as follows: (i) the Software, all other data, codes, programs, software,
281	documentation or other material necessary to operate the Software do not infringe on any patent,
282	copyright, trademark, or trade secret, process or design owned or claimed by any third party; (ii) it has all
283	requisite power and authority to deposit the Deposit Copies with the Escrow Agent pursuant to the
284	terms of this Agreement, to grant the License pursuant to the Software License Agreement, and to fulfill
285	all of its other duties and responsibilities under this Agreement; (iii) this Agreement constitutes the legal,
286	valid and binding obligation of McCamish, enforceable against McCamish according to its terms, except
287	as enforceability may be limited by applicable law; (iv) it has all requisite power and authority to enter
288	into this Agreement and the execution and delivery of this Agreement and the performance by it of its
289	obligations hereunder have been duly authorized; (v) the execution and performance of this Agreement
290	by McCamish will not violate any contract, article of association, judgment, decree, agreement or order
291	to which it is subject; (vi) it is a limited liability company duly organized, validly existing, has all requisite
292	power to carry on its businesses as it is now being conducted and is qualified to do business in each
293	jurisdiction in which it is required to be so qualified, and is in good standing in each jurisdiction in which
294	such qualification is necessary under applicable law; and (vii) it is not subject to any current or pending
295	litigation which could impair its ability to carry out its responsibilities and obligations under this
296	Agreement.
297

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298	8.2 Representations and Warranties of the Escrow Agent. The Escrow Agent hereby
299	represents and warrants to Company and McCamish as follows: (i) it has all requisite power and
300	authority to enter into this Agreement and has all requisite power and authority to perform its
301 302	obligations hereunder; (ii) the execution and delivery by the Escrow Agent of this Agreement and the performance by the Escrow Agent of its obligations hereunder have been duly authorized; (iii) this
303	Agreement has been duly executed and delivered by the Escrow Agent; (iv) this Agreement constitutes
304	the legal, valid and binding obligation of the Escrow Agent, enforceable against the Escrow Agent in
305 306

accordance with its terms, except as enforceability may be limited by applicable law; (v) the Escrow

Agent is a corporation duly organized, validly existing, has all requisite power to carry on its businesses as

307	it is now being conducted, is qualified to do business in and is in good standing in Georgia; and (vi) the
308	Escrow Agent is not subject to any current or pending litigation which could impair its ability to carry
309	out its responsibilities and obligations under this Agreement.
310
311	8.3 Representations and Warranties of Company. Company hereby represents and warrants
312	to the Escrow Agent and McCamish as follows: (i) Company has all requisite power and authority to
313	enter into this Agreement and has all requisite power and authority to perform its obligations hereunder;
314	(ii) the execution and delivery by Company of this Agreement and the performance of Company
315	hereunder has been duly authorized, and no other acts or proceedings on the part of Company are
316	necessary to authorize the execution, delivery and performance of this Agreement; (iii) this Agreement
317	has been duly executed and delivered by Company; and (iv) this Agreement constitutes the legal, valid
318	and binding obligation of Company, enforceable against Company in accordance with its terms, except
319	as enforceability may be limited by applicable law.
320
321	SECTION 9 MISCELLANEOUS.
322
323	9.1 Escrow Fees. Simultaneously herewith, Company will pay the Escrow Agent the first
324	year’s escrow fees specified in Schedule A, and Company shall pay all applicable annual, renewal, deposit,
325	release, service and other fees specified in Schedule A in accordance with the payment terms thereof.

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326
327	9.2 Term. This Agreement shall become effective upon the date specified in the first
328	paragraph hereof (the “Effective Date”), and shall end on the first to occur of (i) termination of the
329	Master Administration Agreement pursuant to SECTION 8.01 thereof; (ii) termination of the Master
330	Administration Agreement pursuant to SECTION 8.02 thereof; (iii) termination of the Master
331	Administration Agreement pursuant to SECTION 8.04(b) thereof; (iv) termination of the Master
332	Administration Agreement pursuant to Section 8.05 thereof (but if such termination is pursuant to
333	Section 8.05(a) then only if the acquiring entity or owners acknowledged, in writing, to Company that
334	they were bound by, and subject to, all of the terms and conditions of the Master Administration
335	Agreement within thirty (30) days of the Change in Control involving McCamish); or (v) termination
336	of this Agreement by Company upon written notice to the Escrow Agent and McCamish (all such events
337	are collectively referred to as “Termination Events” and individually referred to as a “Termination
338	Event”). The period during which this Agreement shall be in effect is the “Term.” If any party (the
339	“Claiming Party”) believes in good faith that a Termination Event has occurred, such party may provide
340	to Escrow Agent written notice of the occurrence of the Termination Event and a request for the release
341	of the Deposit Copies. Upon receipt of such notice, Escrow Agent shall provide a copy of the notice to
342	the other party by commercial express mail.
343
344	9.3 Indemnification. McCamish shall indemnify and hold harmless Company and its
345	officers, directors, principals, controlling persons, agents, independent contractors, employees,
346	subcontractors and affiliates and their respective personnel from and against any and all liabilities, losses,
347	damages, costs, expenses (including, without limitation, reasonable attorneys’ fees, court costs and other
348	expenses incurred in connection with, and any amounts paid for defending, or in settlement of, any suit,
349	proceeding, claim or action), interest, penalties and any other loss directly or indirectly arising out of, in
350	connection with, or with respect to any breach of this Agreement by McCamish or its officers, directors,
351	principals, controlling persons, agents, independent contractors, employees, subcontractors and affiliates
352	and their respective personnel, including, but not limited to, breach of any covenant, representation or
353	warranty herein; provided McCamish is notified in writing of any such claim or of the commencement

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354	of any such suit, proceeding, or action, as the case may be, and is given authority, information and
355	reasonable assistance for the defense or settlement thereof. McCamish shall retain counsel satisfactory
356	to Company and shall pay the fees and expenses of such counsel for the defense of any such suit,
357	proceeding, claim or action. Company shall have the right, but not the obligation, to participate in
358	such defense and to review all documents prepared in connection therewith. The provisions of this
359	Section 9.4 shall survive termination of this Agreement.
360
361	9.4 Effect of Termination. Upon termination of this Agreement, all duties and obligations
362	of the Escrow Agent to McCamish and Company shall terminate. Upon termination of this Agreement,
363	the Deposit Copies delivered to the Escrow Agent pursuant to the terms hereof shall be returned to
364	McCamish by the Escrow Agent; provided, however, that if the Deposit Copies have been released by
365	the Escrow Agent to Company prior to the date this Agreement terminates pursuant to the terms
366	hereof, the Software License Agreement shall survive termination of this Agreement in accordance with
367	their respective terms.
368
369	9.5 Disputes. Subject to Section 6.3 above, in the event of breach or dispute, the parties
370	hereby specifically stipulate to arbitration. If a dispute or controversy arises in connection with the
371	interpretation or performance of this Agreement, including its formation, interpretation, or validity or
372	any transaction under this Agreement whether arising before or after termination, and any such dispute
373	or controversy is not resolved in the normal course of business, the parties will resolve the dispute or
374	controversy, not by litigation or other judicial means; but through dispute resolution process consisting
375	of a progression of the following:
376
377	Direct negotiations between designated personnel of McCamish and Company
378	Mediation, and
379	Binding arbitration.
380 381	Each party may initiate a dispute resolution process by delivering written notices to the other
382	parties. Thereafter, the parties may mutually develop and agree upon the specific procedures and

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383	guidelines which govern the dispute resolution process. Except as otherwise agreed by the parties, any
384	mediation or arbitration proceedings shall be conducted in accordance with the applicable rules and
385	procedures of the Center for Public Resources (CPR) Institute for Dispute Resolutions. Any mediation
386	or arbitration instituted hereunder shall be held in Atlanta, Georgia.
387
388	All mediators and arbitrators shall consider this Agreement an honorable engagement rather than
389	merely a legal obligation. Mediators and arbitrators shall consider this Agreement a binding Agreement
390	and mediators and arbitrators are relieved from all judicial formalities and may abstain from following
391 392

strict rules of law. The decision of an arbitrator or panel of arbitrators shall be final and binding upon each of the parties and may be entered in any court having appropriate jurisdiction. The parties shall

393	each bear one-third the expense of a dispute resolution process. This section shall remain in full force and
394	effect in the event that any other provision of this Agreement is found invalid or non-binding. The
395	provisions of this Section 9.5 shall survive termination of this Agreement.
396
397	9.6 Assignment. Except as otherwise provided herein, neither this Agreement nor any rights
398	or obligations hereunder, in whole or in part, shall be assignable or otherwise transferable by McCamish,
399	the Escrow Agent or Company, without the prior written consent of all of the parties and any
400	assignment or transfer in violation of this provision shall be deemed null and void unless such assignment
401	shall be permitted under the terms of the Master Administration Agreement; provided, however, that as a
402	condition of any such permitted assignment by any party, its permitted assignee shall agree in writing to
403	be bound by the provisions of this Agreement. Performance of obligations hereunder by a permitted
404	assignee of any party hereto shall be deemed to be performance by such party. Non-performance or
405	breach of obligations hereunder by a permitted assignee of any party hereto shall be deemed to be non-
406	performance and a breach by such party.
407
408	9.7 Resignation of the Escrow Agent. The Escrow Agent may resign at any time by giving a
409	minimum of sixty (60) days prior written notice of resignation to the other parties hereto, such
410	resignation to be effective on the date specified in such notice, provided that a successor escrow agent has

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411	been chosen and that this Agreement has been amended to reflect such change; provided further that as a
412	condition to the Escrow Agent’s resignation, the successor escrow agent shall agree in writing to be
413	bound by the terms and conditions of this Agreement. The Deposit Copies held by the Escrow Agent
414	under the terms hereof shall be delivered to such successor escrow agent designated in writing jointly by
415	McCamish and Company, to be held according to the terms and conditions of this Agreement.
416 417	9.8 Governing Law. This Agreement will be governed by and construed in accordance with
418	the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.
419 420	9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of
421	which shall be deemed an original, but all of which together shall constitute one and the same
422	instrument.
423 424	9.10 Titles and Subtitles. Any titles, subtitles or table of contents used in this Agreement are
425	used for convenience only and are not to be considered in construing or interpreting this Agreement.
426 427	9.11 Notices. Any notice, consent or other communication required or permitted under this
428	Agreement shall be in writing and shall be delivered personally or telegraphed, telexed, sent by facsimile
429	transmission or sent by overnight courier, certified, registered or express mail, postage prepaid and return
430	receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed,
431	telexed or sent by facsimile transmission or, if mailed upon receipt as follows:
432 433	(a) If to Company:

434	Farmers New World Life Insurance Company
435	Attention: Assistant Vice President – Management Information Systems
436	3003 77th Avenue S.E.
437	Mercer Island, WA 98040
438	Facsimile Number: (206) 236-6571
439 440	Copy to:
441

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442	Farmers New World Life Insurance Company
443	Attention: General Counsel
444	4680 Wilshire Blvd.
445	Los Angeles, CA 90010
446	Facsimile Number: (323) 964-8093
447
448	(b) If to McCamish:
449
450	McCamish Systems, L.L.C.
451	6425 Powers Ferry Road
452	Third Floor
453	Atlanta, GA 30339
454	Attention: J. Gordon Beckham, Jr., President and CEO
455	Facsimile Number: (770) 690-1800
456
457	(c) If to the Escrow Agent:
458
459	DSI Technology Escrow Services, Inc.
460	2100 Norcross Parkway, Suite 150
461	Norcross, GA 30071
462	Attention: Richard Sheffield
463	Facsimile Number (770) 239-9201
464
465
466	9.12 Amendments and Waivers. Any provisions of this Agreement may be amended and the
467	observance of any provision of this Agreement may be waived (either generally or in a particular instance
468	and either retroactively or prospectively), only with the written consent of the party or parties against
469	whom such amendment or waiver is to be enforced.
470
471	9.13 Severability. In the event that any one or more of the provisions contained in this
472	Agreement, or in any document, agreement or instrument referred to herein, shall, for any reason, be
473	held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability
474	shall not affect any other provision of this Agreement or any other such document, agreement or
475	instrument.
476

17	04/12/02

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SOFTWARE ESCROW AGREEMENT

477	9.14 Confidentiality. Each party to this Agreement (“Disclosing Party”) acknowledges that
478	all information disclosed pursuant to this Agreement to another party (“Recipient”) including, without
479	limitation, data and information embedded in the Software, and material related to Policy or Contract
480	design and systems information, constitutes proprietary and confidential information (“Information”).
481
482	Recipient agrees to maintain during the Term and thereafter, the Information received from a
483	Disclosing Party in confidence and not to copy, reproduce, sell, assign, license, market, transfer or
484	otherwise dispose of, give, or disclose such Information to a third party. In addition, Recipient shall
485	not use any Information or its knowledge of a Disclosing Party or its procedures, systems, operations
486	or processes, except to perform its obligations hereunder.
487
488	Recipient shall limit access to Information received from a Disclosing Party to only those
489	personnel of Recipient who have need of such access for the performance of any obligation of
490	Recipient under this Agreement and shall advise such employees of their obligations to keep such
491	Information confidential.
492
493	The parties agree that they shall not use another party’s logos, trademarks or service marks,
494	whether registered or unregistered, in any written, oral or electronic material or communication
495	without the prior written consent of the appropriate party.
496
497	The parties agree that breach of this Section could result in irreparable injury for which
498	monetary damages may be an inadequate remedy, and that the appropriate party shall be entitled to
499	enforce the provisions of this section by obtaining an injunction or an order for specific performance.
500
501	The terms and conditions of Section shall survive the termination of this Agreement.
502
503

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504	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written
505	above.
506
507	McCamish Systems, L.L.C.	Farmers New World Life Insurance Company
508
509	By: /s/ J. Gordon Beckham	By: /s/ Paul F. Hott
510	J. Gordon Beckham, Jr., President and CEO	Paul F. Hott, AVP MIS
511
512
513	DSI TECHNOLOGY ESCROW SERVICES, INC.
514
515
516
517	By:
518	Vice - President, Operations
519

19	04/12/02

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520
521
522
523
524
525
526	SCHEDULE A
527	FEES
528
529
530
531	Fees to be paid by Licensee shall be as follows:
532
533	Initialization fee (one time only)	$850
534	($765 for current clients)
535
536	Annual Maintenance Fee	$ 900/product
537	• Includes two Deposit Material updates
538	• Includes one cubic foot of storage space
539
540	International (outside of U.S.) - $1000/product
541
542	Additional Updates (above two per year)	$ 150
543
544	Additional Storage Space	$ 150/cubic ft/year
545
546
547	Payable by Licensee or Producer:
548
549	Due upon Licensee’s or Producer’s
550	Request for Release of Deposit Materials	$ 100 for initial two
551	hours
552
553		$50/hour for additional hours
554
555
556
557	A ten percent discount is credited towards the initialization fee for current Fort Knox clients. Fees
558	due upon receipt of signed contract or Deposit Material, whichever comes first and shall be paid in
559	U.S. Dollars. The renewal date for this Agreement will occur on the anniversary of the first invoice.
560	Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by
561	more than 10 percent per year.
562

WO 63914.2	20	04/12/02

EXHIBIT H - PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

1	THIS SOFTWARE ESCROW AGREEMENT (“Agreement”) is entered into as of the
2	First of April, 2001, by and among McCamish Systems, L.L.C., a Georgia limited liability
3	company (hereinafter, referred to as “McCamish”), and Farmers New World Life Insurance
4	Company, a stock company registered under the laws of the State of Washington (hereinafter
5	referred to as “Company”), and InSystems Technologies, Ltd., a Virginia corporation
6	(hereinafter referred to as “InSystems”).
7
8	WHEREAS, McCamish and Company are parties to that certain Master Administration
9	Agreement, dated as of April 1, 2001 (the “Master Administration Agreement”), pursuant to
10	which McCamish agreed to perform certain “Administration Services” as defined in Section 3.01
11	thereof with respect to the Policies and Contracts (defined below); and
12
13	WHEREAS, McCamish or its agents may utilize the McCamish Software (defined
14	below) in the discharge of their obligations owing to Company under the Master
15	Administration Agreement; and
16
17	WHEREAS, for the term of the Master Administration Agreement, the uninterrupted
18	availability, maintenance and support of the McCamish Software is critical to Company in the
19	conduct of its business;
20
21	WHEREAS, McCamish, Company and DSI Technology Escrow Services, Inc. have
22	simultaneously entered into a Software Escrow Agreement for the McCamish Software (the
23	“McCamish Software Escrow Agreement”); and
24

Revised: September 2002	1

EXHIBIT H – PART II

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25	WHEREAS, InSystems licenses to McCamish the Calligo Engine software used by
26	McCamish in connection with the generation of Policy and Contract pages on behalf of
27	Company; and
28
29	WHEREAS, InSystems and Lincoln-Parry SoftEscrow, Inc. (“Trustee”) have entered
30	into a Software Escrow Agreement #7043 (attached hereto as Attachment A), for the InSystems
31	Calligo Engine Software;
32
33	NOW, THEREFORE, in consideration of the foregoing and of the mutual promises
34	contained herein, the parties hereto agree as follows:
35
36	SECTION 1 Definitions.
37
38	As used in this Agreement, the following terms shall have the meaning set forth:
39
40	1.01 Contracts. The term “Contracts” shall have the same meaning as in Section
41	1.08 of the Master Administration Agreement.
42 43	1.02 Policies. “Policies” shall have the same meaning as in Section 1.06 of the Master
44	Administration Agreement.
45
46	1.03 Affiliates. “Affiliates” shall have the same meaning as in Section 1.01 of the
47	McCamish Software Escrow Agreement.
48

Revised: September 2002	2

EXHIBIT H – PART II

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49	1.04 McCamish Software. “McCamish Software” means VPAS® Life, as defined in
50	Section 1.10 of the Master Administration Agreement.
51
52	1.05 Software License Agreement. “Software License Agreement” means the
53	InSystems Software License Agreement that InSystems and Company shall execute and deliver
54	contemporaneously with the execution of this Agreement, granting Company, upon the
55	occurrence of a Release Event (as defined in Section 4.1 below), the right to use the InSystems
56	Software on any standalone micro-computer processing unit or micro-computer processing unit
57	in a local area network that is owned or leased by Company or its Affiliates which is located at
58	any Company or Affiliate’s site in the United States or Canada for the sole and exclusive
59	purpose of performing the Administration Services with respect to the Policies and Contracts.
60
61	1.06 InSystems Software. “InSystems Software” means a current, executable object
62	code only version of InSystems software, capable of running with the McCamish Software in
63	the same manner as contemplated under the Master Administration Agreement.
64
65	SECTION 2 Escrow Account.
66
67	2.1 Escrow Account. InSystems has established an escrow account (the “Escrow
68	Account”), Number 7043, for the benefit of McCamish Systems’ clients at Trustee’s escrow
69	facility. To become a beneficiary of the Escrow Account, Company shall pay to InSystems the
70	sum of One Thousand U.S. Dollars ($1,000 USD) per year for each year that InSystems is
71	required to maintain the escrow described herein.
72

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73	SECTION 3 Deposits.
74
75	3.1 Initial Deposit of InSystems Software. InSystems has previously deposited with
76	the Trustee in container #7043, one (1) copy of the InSystems Software in accordance with the
77	terms set forth in Attachment A. Such deposited software is a current executable form of the
78	InSystems Software, capable of running with the McCamish Software in the same manner as
79	contemplated under the Master Administration Agreement. Upon execution of this Agreement
80	and payment of the amounts due from Company, McCamish shall execute a Schedule C-
81	Notification pursuant to Software Escrow Agreement #7043 advising Trustee of the rights of
82	Company with respect to the Escrow Account.
83
84	3.2 Subsequent Deposits of the InSystems Software and Verification. InSystems shall
85	deposit with the Trustee, to be held in accordance with the terms and conditions of this
86	Agreement and Attachment A, new releases of the InSystems Software as provided in
87	Attachment A. In the event that the version of the InSystems Software being used by
88	McCamish differs from the version being held by the Trustee, McCamish shall inform
89	InSystems which version of the InSystems Software is incorporated into the McCamish Software
90	and InSystems shall deposit with Trustee, to be held in accordance with the terms and
91	conditions of this Agreement and Attachment A, such version of the InSystems Software or
92	verify that such version of the InSystems Software has already been deposited with Trustee.
93	Notwithstanding the provisions of Attachment A, McCamish and InSystems shall, at all times,
94	ensure that the InSystems Software held in the Escrow Account is the same version of such
95	software, as is being utilized with the McCamish Software pursuant to the Master
96	Administration Agreement. Upon request from Company, Trustee will verify that the
97	InSystems Software held in the Escrow Account is the same version of such software, as is being
98	utilized with the McCamish Software pursuant to the Master Administration System.

Revised: September 2002	4

EXHIBIT H – PART II

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99
100	3.3 Compliance with Laws. Each party hereto shall comply with all Federal, state,
101	county and local laws, ordinances, regulations and codes applicable to the performance of this
102	Agreement.
103
104	SECTION 4 Release of InSystems Software.
105
106	4.1 Release Event. Notwithstanding the provisions in Attachment A, as used in this
107 108	Agreement, “Release Event” shall mean a breach of the Master Administration Agreement by McCamish pursuant to Section 8.03 thereof and failure to cure such breach within the
109	applicable cure period specified in the Master Administration Agreement.
110
111	4.2 Release of InSystems Software and Software License. If Company believes a
112	Release Event has occurred, Company shall deliver to the Trustee and InSystems a written
113	statement signed by an officer or director of Company stating that a Release Event has occurred
114	and that a copy of the statement was deposited postage prepaid in the United States Mail,
115	registered or certified, return receipt requested, addressed to InSystems at its last known address
116	(a “Release Notice”). Trustee shall deliver the InSystems Software to Company provided that all
117	of the procedures and conditions set forth in Attachment A, Section 6 have been followed and
118	satisfied. During any period of time in which the InSystems Software is in the possession of
119	Company, the InSystems Software shall be subject to, and maintained by Company in
120	accordance with the terms and conditions of the Software License Agreement.
121
122

Revised: September 2002	5

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123	SECTION 5 Software License.
124
125	5.1 Software License Agreement. Contemporaneously with the execution of this
126	Agreement, the parties hereto shall execute and deliver the Insystems Software License
127	Agreement, which will appear as Exhibit I Part II to the Master Administration Agreement.
128
129
130	5.2 License. If the InSystems Software is released from the Escrow Account to
131	Company by Trustee in accordance with the terms and conditions of Attachment A, InSystems
132	hereby grants to Company a license for the use by Company of an executable copy of the
133	InSystems Software held in the InSystems Escrow solely in conjunction with the Software
134	License Agreement entered into by and between Company and McCamish and for no other use
135	or purpose. In consideration for such license, Company shall pay to InSystems a total of
136	$33,800 USD. This represents the license fee of $49,000 USD plus an annual support fee of
137	$9,800 USD, less $25,000 USDwhich represents the outsourcing license paid for by McCamish.
138	Company shall execute the InSystems Software License Agreement, Exhibit I Part II, as shall be
139	reasonably required by InSystems to effect this grant of the right to use the InSystems Software.
140
141
142	SECTION 6 Representations and Warranties.
143
144	6.1 Representations and Warranties of McCamish. McCamish represents and
145	warrants to Company and InSystems as follows: McCamish has all
146	requisite power and authority to enter into this Agreement and has all
147	requisite power and authority to perform its obligations hereunder. The
148	execution and delivery by McCamish of this Agreement and the

Revised: September 2002	6

EXHIBIT H – PART II

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149	performance of McCamish hereunder has been duly authorized, and no
150	other acts or proceedings on the part of McCamish are necessary to
151	authorize the execution, delivery and performance of this Agreement.
152	This Agreement has been duly executed and delivered by McCamish.
153	This Agreement constitutes the legal, valid and binding obligation of
154	McCamish, enforceable against McCamish in accordance with its terms,
155	except as enforceability may be limited by applicable bankruptcy,
156	reorganization, insolvency, moratorium or any other similar laws
157	affecting generally the enforcement of creditors’ rights as from time to
158	time are in effect and to general principles of equity, regardless of whether
159	such enforceability is considered in a proceeding in equity or at law.
160 161	6.2 Representations and Warranties of Company. Company hereby represents and
162	warrants to InSystems and McCamish as follows: Company has all requisite power and
163	authority to enter into this Agreement and has all requisite power and authority to perform its
164	obligations hereunder. The execution and delivery by Company of this Agreement and the
165	performance of Company hereunder has been duly authorized, and no other acts or proceedings
166	on the part of Company are necessary to authorize the execution, delivery and performance of
167	this Agreement. This Agreement has been duly executed and delivered by Company. This
168	Agreement constitutes the legal, valid and binding obligation of Company, enforceable against
169	Company in accordance with its terms, except as enforceability may be limited by applicable
170	bankruptcy, reorganization, insolvency, moratorium or any other similar laws affecting
171	generally the enforcement of creditors’ rights as from time to time are in effect and to general
172	principles of equity, regardless of whether such enforceability is considered in a proceeding in
173	equity or at law.

Revised: September 2002	7

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174 175	6.3 Representations and Warranties of InSystems. InSystems hereby represents and
176	warrants to Company and McCamish as follows: (i) InSystems has all requisite power and
177	authority to enter into this Agreement and has all requisite power and authority to perform its
178	obligations hereunder; (ii) the execution and delivery by InSystems of this Agreement and the
179	performance of InSystems hereunder has been duly authorized, no other acts or proceedings on
180	the part of InSystems are necessary to authorize the execution, delivery and performance of this
181	Agreement, and InSystems is not subject to any current or pending litigation which could impair
182	its ability to carry out its responsibilities and obligations under this Agreement; (iii) this
183	Agreement has been duly executed and delivered by InSystems; (iv) this Agreement constitutes
184	the legal, valid and binding obligation of InSystems, enforceable against InSystems in accordance
185	with its terms, except as enforceability may be limited by applicable law; (v) the initial and
186	subsequent deposits of the InSystems Software constitute accurate copies of the InSystems
187	Software; (vi) the InSystems Software deposited in the Escrow Account at any time in the future
188	shall be the same version of such software, with the same customization, as is being utilized with
189	the McCamish Software pursuant to the Master Administration Agreement, as of the date of
190	deposit; (vii) the InSystems Software will be physically useable and will operate properly; and
191	(viii) the InSystems Software and all other data, codes, programs, software, documentation or
192	other material necessary to operate the InSystems Software do not infringe on any patent,
193	copyright, trademark, or trade secret, process or design owned or claimed by any third party.
194 195	SECTION 7 Miscellaneous.
196 197	7.1 Fees. Simultaneously herewith, Company has paid to InSystems its annual fee of
198	$1,000 and shall pay to InSystems the same annual amount each year during the Term on the
199	annual anniversary of the Effective Date. Payment shall be due upon receipt of the InSystems
200	invoice.

Revised: September 2002	8

EXHIBIT H – PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

201 202	7.2 Term. This Agreement shall become effective upon the date herein (the
203	“Effective Date”), and shall end on the first to occur of (i) the end of the term of the Master
204	Administration Agreement; (ii) termination of the Master Administration Agreement by Mutual
205	Agreement pursuant to SECTION 8.01 thereof; (iii) termination of the Master Administration
206	Agreement by either party pursuant to SECTION 8.02 thereof; (iv) termination of the Master
207	Administration Agreement pursuant to Section 8.03 thereof; or (v) termination of this
208	Agreement by Company upon written notice to InSystems and McCamish. The period during
209	which this Agreement shall be in effect is the “Term.”
210 211	7.3 Indemnification. InSystems shall indemnify and hold harmless Company and its
212	officers, directors, principals, controlling persons, agents, independent contractors, employees,
213	subcontractors and affiliates and their respective personnel from and against any and all
214	liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’
215	fees, court costs and other expenses incurred in connection with, and any amounts paid for
216	defending, or in settlement of, any suit, proceeding, claim or action), interest, penalties and any
217	other loss directly or indirectly arising out of, in connection with, or with respect to any breach
218	of this Agreement by InSystems or its officers, directors, principals, controlling persons, agents,
219	independent contractors, employees, subcontractors and affiliates and their respective personnel,
220	including, but not limited to, breach of any covenant, representation or warranty herein;
221	provided InSystems is notified in writing of any such claim or of the commencement of any
222	such suit, proceeding, or action, as the case may be, and is given authority, information and
223	reasonable assistance for the defense or settlement thereof. InSystems shall retain counsel

Revised: September 2002	9

EXHIBIT H – PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

224	satisfactory to Company and shall pay the fees and expenses of such counsel for the defense of
225	any such suit, proceeding, claim or action. Company shall have the right, but not the
226	obligation, to participate in such defense and to review all documents prepared in connection
227	therewith. The provisions of this Section 7.3 shall survive termination of this Agreement.
228
229
230	7.4 Disputes. Subject to Section 7.3 above, in the event of breach or dispute, the
231	parties hereby specifically stipulate to arbitration. If a dispute or controversy arises in
232	connection with the interpretation or performance of this Agreement, including its formation,
233	interpretation, or validity or any transaction under this Agreement whether arising before or
234	after termination, and any such dispute or controversy is not resolved in the normal course of
235	business, the parties will resolve the dispute or controversy, not by litigation or other judicial
236	means; but through dispute resolution process consisting of a progression of the following:
237
238	Direct negotiations between designated personnel of McCamish and Company
239	Mediation, and
240	Binding arbitration.
241
242	Each party may initiate a dispute resolution process by delivering written notices to the
243	other parties. Thereafter, the parties may mutually develop and agree upon the specific
244	procedures and guidelines which govern the dispute resolution process. Except as otherwise
245	agreed by the parties, any mediation or arbitration proceedings shall be conducted in accordance
246	with the applicable rules and procedures of the Center for Public Resources (CPR) Institute for
247	Dispute Resolutions. Any mediation or arbitration instituted hereunder shall be held in
248	Atlanta, Georgia.

Revised: September 2002	10

EXHIBIT H – PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

249 250	All mediators and arbitrators shall consider this Agreement an honorable engagement
251	rather than merely a legal obligation. Mediators and arbitrators shall consider this Agreement a
252	binding Agreement and mediators and arbitrators are relieved from all judicial formalities and
253	may abstain from following strict rules of law. The decision of an arbitrator or panel of
254	arbitrators shall be final and binding upon each of the parties and may be entered in any court
255	having appropriate jurisdiction. The parties shall each bear one-third the expense of a dispute
256	resolution process. This section shall remain in full force and effect in the event that any other
257	provision of this Agreement is found invalid or non-binding. The provisions of this Section
258	7.4 shall survive termination of this Agreement.
259 260	7.5 Assignment. Neither this Agreement nor any rights hereunder, in whole or in
261	part, shall be assignable or otherwise transferable by McCamish or Company and any
262	assignment or transfer in violation of this provision shall be deemed null and void, unless such
263	assignment shall be permitted under the terms of the Master Administration Agreement;
264	provided, however, that as a condition of any such permitted assignment by any party, its
265	permitted assignee shall agree in writing to be bound by the provisions of this Agreement.
266	Performance of obligations hereunder by a permitted assignee of any party hereto shall be
267	deemed to be performance by such party. Non-performance or breach of obligations hereunder
268	by a permitted assignee of any party hereto shall be deemed to be non-performance and a breach
269	by such party.
270 271	7.6 Governing Law. This Agreement will be governed by and construed in
272	accordance with the laws of the State of Georgia, without giving effect to the principles of
273	conflicts of laws thereof.

Revised: September 2002	11

EXHIBIT H – PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

274
275	7.7 Counterparts. This Agreement may be executed in one or more counterparts,
276	each of, which shall be deemed an original, but all of which together shall constitute one and the
277	same instrument.
278
279	7.8 Titles and Subtitles. Any titles, subtitles or table of contents used in this
280	Agreement are used for convenience only and are not to be considered in construing or
281	interpreting this Agreement.
282
283	7.9 Notices. Any notice required or permitted under this Agreement shall be
284	delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified,
285	registered or express mail, postage prepaid and return receipt requested. Any such notice shall
286	be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile
287	transmission or, if mailed upon receipt as follows:
288
289	(a) If to Company:
290
291	Farmers New World Life Insurance Company
292	Attention: Asst. Vice President, Mgmt. Information Systems
293	3003 77th Avenue S.E.
294	Mercer Island, WA 98040
295	Facsimile Number: (206) 236-6571
296
297	(b) If to McCamish:
298
299	McCamish Systems, L.L.C.
300	6425 Powers Ferry Road
301	Third Floor
302	Atlanta, GA 30339
303	Attention: President & CEO

Revised: September 2002	12

EXHIBIT H – PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

304	Facsimile Number: (770) 690-1800

305	(c) If to InSystems:

InSystems Technologies 19 Allstate Parkway Suite 400 Markham, ON L3R 5A4 Canada

306	Facsimile Number: 905-513-1419
307	Attn: Simon Lee
308 309 310 311	7.10 Amendments and Waivers. Any provisions of this Agreement may be amended
312	and the observance of any provision of this Agreement may be waived (either generally or in a
313	particular instance and either retroactively or prospectively), only with the written consent of
314	the party against whom such amendment or waiver is to be enforced.
315 316	7.11 Severability. In the event that any one or more of the provisions contained in
317	this Agreement, or in any other document, agreement or instrument referred to herein, shall, for
318	any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity,
319	illegality or unenforceability shall not affect any other provision of this Agreement or any other
320	such document, agreement or instrument.

Revised: September 2002	13

EXHIBIT H – PART II

INSYSTEMS SOFTWARE ESCROW AGREEMENT

321 322	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first
323	written above.
324 325 326	McCamish Systems, L.L.C.
327 328	By: /s/ J. Gordon Beckham
329 330 331 332	Farmers New World Life Insurance Company
333 334	By: /s/ Paul F. Hott
335 336 337	InSystems Technologies, Ltd.
338 339	By:
340 341 342 343 344 345 346 347

14

Agreement No. 7043
SOFTWARE ESCROW AGREEMENT Multi User Plan Between:
Lincoln-Parry SoftEscrow, Inc. 400 Inverness Drive, Suite 200 Englewood, Colorado 80112 (called the Trustee)	- and -	Insystems Technologies LTD 109 Norflk Avenue S.W. Roanoke, VA 24011 (called the Licensor)

WHEREAS the Licensor carries on the business of licensing computer software and is desirous of making available severally to certain of its customers, each herein called the Licensee the benefits contemplated by this agreement, and;

WHEREAS the Licensor has granted or shall grant to the Licensee the right to use certain computer programs in object form and has agreed or shall agree to support the programs but wishes to maintain their confidentiality as trade secrets, and;

WHEREAS the Licensee is desirous of being assured that the object code, documentation and related materials for such programs will be made available to it for the purposes of self support if certain events named herein occur;

THEREFORE the parties agree as follows:		in the scaled container on the form supplied by the Trustee.

1. ESCROW MATERIALS

The computer programs to which this agreement applies are those named in the List of Escrow Programs. A program shall consist of the object code magnetically or optically stored. The programs shall be collectively referred to herein as the Software.

2. BENEFICIARIES

All Licensees of the Software shall separately become a beneficiary hereunder upon the filing by the Licensor with the Trustee of a notification in the form described in Schedule C and shall have full standing under this agreement as though signed by each of the Licensees.

3. DELIVERY AND CERTIFICATION

The following procedure shall be adopted for the presentation and certification of the Software into escrow.

(a) Within 10 days after the signing of this agreement by both parties, the Trustee shall supply to the Licensor a standard sized container, which is capable of being sealed, and in which the Software shall be stored.

(b) The Licensor shall thereupon deposit the Software into the said container, identifying it by name and release number, and shall certify as to the authenticity of the contents

(c) The Licensor shall seal the container and shall deliver it to the Trustee to hold in accordance with the terms of this agreement.

(d) The Licensor will deposit new releases into escrow, and the Trustee shall retain the latest such deposits and shall return earlier deposits to the Licensor upon being so directed in writing.

(e) The Trustee shall hold the container in its sealed state and shall not open, cause or permit it to be opened under any circumstances whatsoever except as may be permitted under this agreement or amendments thereto.

4. EVENTS CAUSING RELEASE

The Software shall be held in escrow by the Trustee until the earliest of the following events:

(a) A cessation of the use of the Software by the Licensee and the termination or expiry of its program license agreement with the Licensor, or the termination or expiry caused or permitted by the Licensee of the Software maintenance and support services portion of the said program license agreement.

(b) A termination of this agreement by consent of the Licensor and Licensee, or the Licensee alone.

(c) The occurrence of any of the following events, and provided in all events that the Licensor has not made suitable alternate arrangements for the continued supplying of maintenance of the Software:

(1) A petition in bankruptcy, or an assignment for the benefit of creditors of the Licensor is filed by the Licensor, or a third party against the Licensor and is not dismissed within 30 days of its filing;

(2) A cessation of normal business operations by the Licensor during the term of this agreement;

(3) Breach of Master Adminstration Agreement by McCamish Systems, LLC a Georgia limited liability corporation (“McCamish”) pursuant to SECTION R.03. (see schedule A, for McCamish Clients Only)

5. RETURN TO LICENSOR

The Trustee shall deliver the Software back to the Licensor if any of the events named in paragraph 4(a) or 4(b) occurs before any of the events named in paragraph 4(c), provided that a Termination Notice in the form set out in Schedule A and signed by the Licensor and the Licensee has been delivered to the Trustee along with the balance of any fees and charges that are due, and further provided that no other Licensee is a beneficiary under this agreement at the time.

6. RETURN TO LICENSEE

The Trustee shall deliver a copy of the Software to the Licensee if any of the events named in paragraph 4(c) occur before any of the events named to paragraphs 4(a) or 4(b), provided that the procedure set out below has been followed and the conditions met.

(a) The Licensee has delivered to the Trustee a written request for the release of the Software, accompanied by a sworn affidavit in a form satisfactory to the Trustee from a senior officer of the Licensee stating the particulars of the reasons for its request.

(b) A copy of the request and affidavit have been delivered by the Trustee to the Licensor, and the Licensor has received at least the notice period named in paragraph 4(c)(3).

(c) No dispute in writing has been received from the Licensor by the Trustee within ten (10) days of the Licensor’s receipt of the Licensee’s request and affidavit.

(d) The Licensee has signed a non disclosure covenant in the form set out in Schedule B and delivered it to the Trustee,

(e) All outstanding charges under this agreement have been paid to the Trustee, and the Licensee has paid copying and delivering costs incurred by the Trustee.

(f) Licensee has signed a valid license agreement

with Licensor.

7. DISPUTES AND ARBITRATION

If the Licensor enters a dispute as contemplated by paragraph 6(c) then the procedure set out below shall be followed before the Software is delivered to the Licensee.

(a) The Licensor and Licensee shall within ten (10) days after the entering of a dispute name an arbitrator to decide whether the Licensee is entitled to receive the Software. If they are unable to agree upon the selection of an arbitrator then the Trustee shall make the said selection.

(b) The arbitration shall otherwise be conducted in Virginia in accordance with the Rules of the American Arbitration Association and the Trustee shall immediately upon the expiry of any appeal period carry out the decision of the arbitration.

8. VERIFICATION PROCEDURE

In order to verify the authenticity of the contents of any container deposited by the Licensor and being hold in escrow the Licensee may at any time call for its inspection in the manner and subject to the conditions below.

(a) The Licensee shall notify the Licensor and the Trustee in writing of its demand to inspect the contents of a container, and such notification shall be made at least 30 days in advance of the date appointed for such inspection.

(b) The Trustee shall appoint the location for such inspection.

(c) The Trustee shall attend at the appointed time and place and shall thereat produce the sealed container in question.

(d) The contents of the container shall be removed and inspected by the Licensee and a determination made as to whether they are as purported by the Licensor on its certificate.

(e) If the contents are determined to be as purported, they will be rescaled and returned to the Trustee to continue to hold in escrow. The Licensee shall pay all costs associated with the inspection, including machine time, operating personnel, travel, food, lodging and a reasonable per diem fee for the attendance of all the parties attending at the inspection.

(f) If the contents of the container are determined not to be as purported, then Licensor shall pay all of the costs named in sub paragraph (e) and shall also forthwith deliver to the Trustee a copy of the authentic software as purported on the Licensor’s certification, and the Licensee may first verify that the same are authentic.

9. DUTIES OF TRUSTEE

(a) The Trustee shall store the sealed containers in a safe and secure location of its own choosing.

(b) The Licensor may direct the Trustee to store the sealed containers in a location selected by the Licensor, in which event the Trustee shall comply with such direction provided that access to the location is under the Trustee’s control and that any additional costs incurred by the Trustee in using the site are paid by the Licensor.

(c) The Licensor represents that Software does not require any storage conditions other than office environment conditions.

(d) The Trustee shall exercise reasonable judgment in the handling of the Software in the event of a dispute and shall not be liable to either party except for grossly or deliberately negligent conduct.

10. FEES, CHARGES AND TERM

The Licensor shall pay to the Trustee the following fees and charges:

(a) An annual fee of $495.00US payable upon execution by the Licensor of this Agreement and on each anniversary date thereafter unless earlier terminated by either party.

(b) This agreement shall continue thereafter on a yearly basis unless terminated by either party by giving the other at least ninety (90) days written notice prior to any anniversary date, and provided that all named beneficiaries have either ceased to hold a use license for the Software or have consented to the termination of this agreement.

(c) A fee of $50.00 US per container per year or part year for each container in excess of one being held by the Trustee at any given time payable on the anniversary date of this agreement.

(d) A fee of $25.00 US per written notice delivered by the Trustee.

(e) A charge respecting all expenses incurred by the Trustee for media, copying, shipping, delivery, and special storage requested by the Licensor payable on receipt of account.

(f) The term of this agreement shall continue so long as any beneficiary has rights under it.

(g) The Trustee may stand down at the end of any year provided that it has delivered at least thirty days prior written notice to the Licensor to find a replacement.

11. DEFAULT IN PAYMENT

If the Licensor fails to pay any fee or charge on its due date, then the Trustee may, after giving the Licensor ninety (90) days prior written notice to make such payment, terminate this agreement and either destroy or return the escrow materials in its possession at the Trustee’s option. The remedies above do not exclude any other remedies that are otherwise available to the Trustee.

12. INSPECTION

For the purpose of insuring that any sealed container delivered to and held by the Trustee under this agreement remains in a sealed state, either the Licensor or the Licensee may at any time demand to inspect such container at the offices of the Trustee, and the Trustee shall produce such container on a timely basis for inspection.

13. NOTICES

Any notice required to be given in writing under this agreement shall be given by prepaid certified or registered post, return receipt requested, to the respective addresses above first mentioned or to such other addresses as the parties may from time to time direct.

14. TITLE

Title to the Software shall remain in the Licensor either in its own right or as agent for the owner. The Trustee shall have title to the physical storage medium but not to the Software residing on it.

15. GOVERNING LAW

This agreement shall be governed in accordance with the laws of the State of Virginia without giving effect to its conflict of laws provisions.

16. ENUREMENT

This agreement shall be binding upon and enure to the benefit of parties and the beneficiaries named by the Licensor and the assignees of each of them. This agreement may not be assigned by the Trustee without the prior written consent of the Licensor.

Copyright 1975-00 Lincoln-Parry SoftEscrow, Inc.

IN WITNESS WHEREOF the parties have by their representatives so authorized executed this agreement to go into force on the date below first mentioned.

Lincoln-Parry SoftEscrow, Inc.		Insystem Technologies LTD

By		By

Title	Trust Officer	Title	MICHAEL J. EGAN, PRESIDENT.

Date	Sept. 18/2000	Date	Sept. 18/2000

LIST OF ESCROW MATERIAL

Program Name	Description	Release No.
Calligo Engine	Current Version	Object Code

*	The Licensor shall deposit updates if any to the Software above listed not less frequently than annually, and such updates shall be considered as included in the Software.

SCHEDULE A - TERMINATION NOTICE

TO:	Lioncoln-Parry SoftEscrow, Inc.	Date:
Software Trustees
400 Inverness Drive South
Suite 200
Englewood, Colorado 80112

TAKE NOTICE THAT the Licensor and Licensee being parties to a Software Escrow Agreement bearing No. and date         do hereby terminate the said agreement as of the date of this notice and direct you to deliver the Software thereunder held by you to the Licensor forthwith.

Licensor	Licensee

SCHEDULE B – NON DISCLOSURE CONVENANT

TO:		Date:
Lincoln-Parry SoftEscrow. Inc.
Software Trustees
400 Inverness Drive South
Suite 200
Englewood, Colorado 80112
(Trustee)

Insystems Technologies LTD
109 Norfolk Avenue. S.W.
Roanoke, VA 24011
(Licensor)

WHEREAS the Licensor and the Licensee are parties to a Software Escrow Agreement bearing No. 7043 and date August 18, 2000 pursuant to which the Software therein shall be released to the Licensee by the Trustee, and;

WHEREAS a prior condition of such release is set out in paragraph 6(d) of the said agreement, namely that the Licensee must first execute this form of non disclosure covenant and deliver it to the Trustee:

THEREFORE the Licensee covenants as follows for the benefit of the Licensor:

1.     To hold the Software in the strictest of confidence, recognizing that it is a valuable trade secret of the Licensor and that its improper disclousure will cause substantial and irreparable injury to the Licensor.

2.     To restrict the use of the Software solely and exclusively for the purpose of supporting the Licensee’s own installation or the installations of sublicensees if the Licensee is and authorized VAR or OEM of the Software, and for no other purpose whatsoever. Licensee acknowledges that title to the Software shall at all times remain with the Licensor.

3.     To restrict disclosure of the Software or any part of thereof to only those of the Licensee’s employees or agents who have bona fide need to know, and who have received written notice of the confidential nature of the Software and have agreed to abide by these restrictions.

4.     Other than for back up, not to make any copy, derivation, translation or imitation of the Software, or to use any of its algorithms, designs or architecture in producing another program.

5.     To fully observe and perform all other obligations which may bind the Licensee under any other agreement, which exist between it and the Licensor.

Licensee

SCHEDULE C – NOTIFICATION

To:	Lincoln-Parry SoftEscrow, Inc. Date:
Software Trustees
400 Inverness Drive South
Suite 200
Englewood, Colorado 80112

BE INFORMED THAT

Name		(Licensee)

Address

Contact

Telephone:	Fax:

has become a licensed user of those programs included in the Software described or otherwise included in Software Escrow Agreement No, 7043 and bearing date August 18, 2000 between you and Insystems Technologies LTD (Licensor) which are listed below and as such becomes entitled to the rights of a beneficiary thereunder upon filing of this Notification with the Trustee. The Licensee’s rights under this Agreement shall relate to the Software in those container(s) held by the Trustee for which the Licensee has a valid license agreement that in not in arrears or otherwise in default, at such time as those rights are exercised.

Programs of the software licensed by the Licensee:

1.

2.

3.

4.

Licensor

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT is entered into as of the          day of                     ,             , by and between McCamish Systems, L.L.C., a Georgia limited liability corporation (hereinafter referred to as “McCamish”) and Farmers New World Life Insurance Company, a stock company registered under the laws of the State of Washington, (hereinafter referred to as “Company”).

WHEREAS, McCamish and Company are parties to that certain master administration agreement, dated as of April 1, 2001 (the “Master Administration Agreement”), pursuant to which McCamish has agreed to perform certain administration services as defined therein (“Administration Services”) with respect to certain variable life insurance policies and variable annuity contracts, as defined therein (the “Policies” and “Contracts,” respectively); and

WHEREAS, the parties hereto have entered into a software escrow agreement of even date herewith (the “Software Escrow Agreement”) pursuant to which McCamish will deliver to DSI Technology Escrow Services, Inc., the deposit copies, as defined therein (“Deposit Copies”) (including, but not limited to the software, as defined therein (“Software”)), which are utilized in the administration of the Policies and Contracts; and

WHEREAS, the parties have agreed that, in the event the Deposit Copies are delivered by the Escrow Agent to Company upon the occurrence of a release event, as defined in the Software Escrow Agreement (“Release Event”), Company is to have a license to use the Deposit Copies including, but not limited to the Software, on the terms and conditions of this Agreement,

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

SECTION 1    DEFINITIONS.

As used in this Agreement, the following terms shall have the meaning set forth:

1.01    Affiliate. “Affiliate” of a party hereto is any firm, corporation or other entity controlled by, or under common control with, such party. For purposes of this definition, the term control shall mean ownership of equity interests in such entity representing more than fifty percent (50%) of the voting interests therein and more than fifty percent (50%) of the value thereof.

1.01    Escrow Agent. “Escrow Agent” means DSI Technology Escrow Services, Inc., a Delaware corporation.

1.02    License Term. “License Term” means the period commencing on release of the Deposit Copies pursuant to SECTION 6.2 of the Software Escrow Agreement and ending on the earlier of (i) that date on which no Policies or Contracts remain in effect, (ii) any material breach of this Agreement by Company that is not cured within the timeframe specified in Section 8 herein or (iii) twenty four months following the release of the Deposit Copies pursuant to Section 6.2 of the Software Escrow Agreement.

SECTION 2    LICENSE.

McCamish hereby grants to Company a nonexclusive and royalty-free license (“License”), transferable only as specifically permitted pursuant to this Agreement, to use, during the License Term, the Deposit Copies including, but not limited to, the Software, which are deposited with the Escrow Agent pursuant to the Software Escrow Agreement, for the sole and exclusive purpose of performing the Administration Services with respect to the Contracts and Policies, subject only to the restrictions set forth herein. Anything in this Agreement to the contrary notwithstanding, this License shall become effective and the rights granted to Company hereunder shall arise if, and only if, the Deposit Copies are

2

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

delivered by the Escrow Agent to Company in accordance with the terms and conditions of the Software Escrow Agreement. If the License becomes effective, Company has the right under the License to install the Software on any standalone micro-computer processing unit or micro-computer processing unit in a local area network that is owned or leased by Company or its Affiliates, which is located at any Company or Affiliate’s site in the United States or Canada for the right to use the Software for the sole and exclusive purpose of performing the Administration Services with respect to the Contracts and Policies.

SECTION 3    NO PAYMENT.

McCamish acknowledges and agrees that it shall receive no compensation, royalty, license fee or other payment from Company in connection with the license granted pursuant to this Agreement.

SECTION 4    LIMITATIONS ON USE.

Company shall use the Software during the License Term solely for the purpose of performing the Administration Services with respect to the Contracts and Policies. In the event that Company, either itself or through its agents or its Affiliates or their agents, shall use the Software for any purpose which is not specifically permitted by the terms of this Agreement, the License granted hereunder shall be revoked and shall be of no further force or effect.

SECTION 5    ASSIGNMENT BY Company.

McCamish acknowledges that, during the License Term, Company may engage third-parties to perform the administration of the Contracts and Policies. Company shall have the right to sublicense the Deposit Copies, including the Software, to any such third party, during the License Term, but only if any such third-party shall agree in writing, as a condition precedent to the effectiveness of such assignment, to be bound by all of the terms and conditions of this Agreement and such writing is delivered to McCamish.

3

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

SECTION 6    NO SUPPORT SERVICES.

Company acknowledges and agrees that McCamish shall not be required to perform or provide any installation, maintenance or support services to Company with respect to the license granted under this Agreement.

SECTION 7    REPRESENTATIONS AND WARRANTIES.

McCamish represents and warrants to Company that the Software will function so as to allow for the proper administration of the Policies and Contracts as required by the Master Administration Agreement; provided, however, that this warranty shall terminate immediately in the event Company makes any material modification, enhancement or change to the Software. McCamish also represents and warrants that the Software does not infringe upon or violate any patent, copyright, trademark, trade secret, or other proprietary right of any third party. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, MCCAMISH MAKES NO EXPRESS OR IMPLIED WARRANTY WHATSOEVER, WHETHER OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

SECTION 8    TERMINATION.

In the event Company shall materially breach or otherwise materially violate any term or condition of this Agreement during the License Term, which breach or violation shall not be cured within thirty (30) days after receipt of written notice of such breach or violation from McCamish, McCamish shall have the right to terminate this Agreement upon written notice to Company. If Company does not materially breach the terms of this Agreement, it shall continue in effect for the License Term.

4

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

SECTION 9    DUTIES UPON TERMINATION.

(a)

If Company is granted an effective License under this Agreement following a Release Event, Company shall deliver to McCamish, at Company’s sole cost and expense, all copies of the Software and the other Deposit Copies and shall cease all use of the Software within thirty (30) days after this Agreement terminates

SECTION 10    CONFIDENTIALITY.

(a)     Without McCamish’s prior written consent, Company shall not in any manner or form disclose, provide or otherwise make available, in whole or in part, the Software, or anything contained in the Deposit Copies, other than (i) to its employees and the employees of its Affiliates in the scope of their employment which must be directly related to performing the Administration Services with respect to the Contracts and Policies; (ii) to any permitted assignee under SECTION 5 hereof; and (iii) to Company’s independent auditors, legal counsel and other agents, but in all such cases Company shall use reasonable efforts to cause each such person receiving such disclosure to agree, in writing, to protect the confidentiality of the Software and other items contained in the Deposit Copies. Company shall take all reasonable action to satisfy its obligations under this Agreement with respect the use and confidentiality of the Software. Other than as permitted herein, Company shall not, without McCamish’s prior written consent, disclose, transfer or transmit, in whole or in part in any manner, the Software or any information which can permit the duplication, recreation or other utilization of any proprietary or confidential information of McCamish embodied in the Software or associated documentation and procedures contained in the Deposit Copy.

5

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

(b)     Company acknowledges and agrees that a breach or threatened breach by Company of this SECTION 10 will result in irreparable injury to McCamish. Therefore, in the event of any breach or threatened breach of this SECTION 10, in addition to all other remedies provided at law or in equity, McCamish shall be entitled to both preliminary and permanent injunctive relief to prevent a breach of this SECTION 10.

SECTION 11    MISCELLANEOUS.

11.1    Indemnification. Each party hereto shall indemnify and hold harmless the other party hereto and its officers, directors, principals, controlling persons, agents, independent contractors, employees, subcontractors and Affiliates and their respective personnel from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees, court costs and other expenses incurred in connection with, and any amounts paid for defending, or in settlement of, any suit, proceeding, claim or action), interest, penalties and any other loss directly or indirectly arising out of, in connection with, or with respect to any breach of this Agreement by such party (the “Breaching Party”), including, but not limited to, breach of any covenant, representation or warranty herein; provided the Breaching Party is notified in writing of any such claim or of the commencement of any such suit, proceeding, or action, as the case may be, and is given authority, information and reasonable assistance for the defense or settlement thereof. The Breaching Party shall retain counsel satisfactory to the non-breaching party and shall pay the fees and expenses of such counsel for the defense of any such claim, suit, proceeding, or action. The non-breaching party shall have the right, but not the obligation, to participate in such defense and to review all documents prepared in connection therewith. The provisions of this Section 11.1 shall survive termination of this Agreement.

11.2    Remedy of Breach By McCamish. McCamish acknowledges and agrees that breach of this Agreement by McCamish may result in irreparable injury to Company. Therefore, in the event of breach of this Agreement by McCamish, Company shall be entitled, in addition to all other remedies

6

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

provided at law or in equity, to both preliminary and permanent injunctive relief including, but not limited to, an order for specific performance. The provisions of this Section 11.2 shall survive termination of this Agreement.

11.3    Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other party hereto.

11.4    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

11.5    Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, overnight carrier, or certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, upon receipt, as follows:

(a)	If to Company:

Farmers New World Life Insurance Company

Attention: Assistant Vice President — Management Information Systems

3003 77th Avenue S.E.

Mercer Island, WA 98040

Facsimile Number: (206) 236-6571

Copy to:

Farmers New World Life Insurance Company

Attention: General Counsel

4680 Wilshire Blvd.

Los Angeles, CA 90010

Facsimile Number: (323) 964-8093

7

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

(b)	If to McCamish:

McCamish Systems, L.L.C.

6425 Powers Ferry Road

Third Floor

Atlanta, GA 30339

Attention: J. Gordon Beckham, Jr.

Vice Chairman

Facsimile Number: (770) 690-1800

11.6    Severability. In the event that any one or more of the provisions contained in this Agreement, or in any other document, agreement or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document, agreement or instrument.

11.7    No Third-Party Beneficiaries. Except as specifically permitted herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.8    Effect of Article and Section Headings. The Article and Section headings herein are for convenience only and shall not affect the construction of this Agreement.

11.9    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same document.

11.10    Entire Agreement. This Agreement, and the agreements contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and no representation, warranty, covenant or agreement not embodied herein or therein, oral or otherwise, shall be of any force or effect whatsoever. Further, no change, amendment or modification of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

8

EXHIBIT I—PART I

SAMPLE SOFTWARE LICENSE AGREEMENT

11.11    Waiver. A waiver of any default or breach hereunder granted by any party hereto shall not constitute a waiver by such party of any other default or breach or a waiver by such party of the same default or breach at a later time. Further, to be effective, any waiver must be in writing and be signed by the party granting such waiver.

IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed and delivered by their duly authorized officers or partners (as the case may be), all as of the date first above written.

McCamish Systems, L.L.C.		Farmers New World Life Insurance Company

By:	/s/ J. Gordon Beckham, Jr.	[By]:	/s/ Paul A. Hott
J. Gordon Beckham, Jr. President & CEO		Paul A. Hott Assistant Vice President, MIS

9

EXHIBIT I - PART II

SOFTWARE LICENSE AGREEMENT

This agreement is made between InSystems Technologies Ltd. (hereinafter called “InSystems”), a Virginia Corporation of 101 South Jefferson Road, Suite 600, Roanoke, Virginia 24011 and Farmers Life Insurance Company (hereinafter called the “Customer”).

InSystems agrees to grant and the Customer agrees to accept the following software licenses and services:

Licenses fees	Quantity	Price
Calligo Engine Application Server: Includes: • Assembly Server • Named User seats (1) • Author user seat (1)	1		$49,000.00

Less outsourcing licenses purchased through McCamish		-$	25,000.00

Annual support			$9,800.00

TOTAL License Fees and annual support (Expressed in U.S. dollars, exclusive of applicable taxes)			$33,800.00

Payment Schedule

Item / Event	Payment Date	Amount
Upon signing the contract	TBD	$33,800.00

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND, THE PARTIES HERETO HAVE DULY EXECUTED AND DELIVERED THIS AGREEMENT ON THE DATE SET FORTH BELOW. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE TERMS AND CONDITIONS CONTAINED ON THE ATTACHED HEREOF UNDER THE HEADING “TERMS AND CONDITIONS OF INSYSTEMS SOFTWARE LICENSE AGREEMENT” AND ON ANY DULY EXECUTED EXHIBITS OR ADDENDUMS, IF APPLICABLE FORM PART OF THIS AGREEMENT, AND AGREE TO BE BOUND BY THEIR TERMS.

AGREED (“Customer”) Farmers Life Insurance Company		AGREED (“InSystems”) InSystems Technologies, Ltd.

By:		By:
	Name:		Ross Orrett
	Title:		President

Date:		Date:

TERMS AND CONDITIONS OF INSYSTEMS SOFTWARE LICENSE AGREEMENT

1.	LICENSE

Subject to the terms and conditions of this Agreement, InSystems hereby grants to Customer, and Customer accepts, a perpetual (subject to section 11), non-exclusive, non-transferable (subject to section 12) license (“License”) to use an object code copy of the computer software and related documentation (“Software”) described on the signature page of the Software License Agreement and delivered to Customer by InSystems. The Software shall be used by Customer solely to process Customer’s own data in the United States of America, and may not be used on a service bureau or similar basis to process data of others. Title to, and ownership of, all rights in and to the Software, including copyright and all other intellectual property rights, shall at all times remain with InSystems. Customer shall acquire no right to use the Software except in accordance with the terms of this Agreement.

2.	LIMITATIONS ON USE

a) The use of the Software by Customer is restricted to the server(s), business unit(s), or site(s) on the signature page of the Software License Agreement and the number of user seats on the server(s), within the business unit(s) or at the site(s) on the signature page of the Software License Agreement. Should Customer wish to expand the use of the Software then upon both parties executing a corresponding Addendum and payment in full of InSystems then current user seat fee, server fee, site license fee or business unit license fee, as the case may be, Customer shall be granted the license to use the Software on such additional user seats, server(s), business unit(s) or site(s). If Customer uses “multiplexing” or “pooling” software to increase the number of end user individuals who can access and make use of all or any part of the Software, each such end user individual shall be considered a user of the Software for purposes of calculating the per seat prices to be paid by Customer for the use of the Software.

b) Customer shall not be entitled to make copies of the Software, other than for backup purposes. Customer shall not decompile, disassemble, or reverse engineer the Software or attempt to do so.

c) In furtherance of any and all of InSystems1 rights under this Agreement, InSystems may, during Customer’s regular business hours, enter upon Customer’s premises to audit the number of copies of the Software made under this Agreement and Customer’s compliance with the other provisions of this Agreement. InSystems shall pay the cost of such an audit, unless the audit reveals a breach of this Agreement or an underpayment by Customer, in which case Customer shall pay InSystems’ reasonable fees for the audit (in addition to InSystems other remedies).

3.	PAYMENT AND TAXES

Customer agrees to pay InSystems the license fees (“License Fee”), as well as applicable services, consulting, training and other fees, in the amounts specified on the signature page of the Software License Agreement. Customer agrees to pay authorized travel and living expenses for services, consulting, training and support and maintenance services performed at Customer’s location, Including travel time in excess of 3 hours at the billable rate of the InSystems resource. Customer agrees to pay all applicable sates, use and excise taxes which may be levied in connection with Customer’s license, possession or use of the Software and the provision of services by InSystems to Customer. If Customer fails to pay an amount that the Customer is required to pay under this Agreement upon the date that the amount is due, the Customer shall pay to InSystems, on demand, interest at the rate of eighteen percent (18%) per annum, calculated and payable monthly, upon the amount until paid. Unless otherwise Indicated in this Agreement, all amounts in this Agreement are stated and are payable in the lawful money of the United States.

4.	CONFIDENTIALITY

InSystems and Customer agree that material and information of the other which has or will come into the possession or knowledge of each in connection with this Agreement may consist of confidential information, the disclosure of which to or use by unauthorized parties could be damaging. Customer agrees that the Software constitutes such confidential information. Each party agrees to hold any confidential information of the other which comes into its possession in the strictest confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees requiring such material or information in order to perform their duties under this agreement, and not to release or disclose it to any other party at any time, except as may be specifically agreed upon in this or any other Agreement between the parties hereto. Confidential Information does not include information which is generally known or available to the public. Each party will use its best efforts to prevent its employees from using or disclosing such information to any unauthorized party. Customer may disclose the Software only to those agents or subcontractors of Customer that InSystems approves in writing in advance, such approval not to be unreasonably withheld.

5.	COPYRIGHT INDEMNIFICATION

InSystems, at its own expense, shall defend and hold Customer harmless from the damages and costs awarded by a court in respect of any suit or proceeding brought against Customer that is based on infringement by the Software of any copyright; provided InSystems is notified in writing within 30 days of Customer’s receipt of notice of the claim and InSystems is given the necessary authorization, information, and full co-operation and assistance by Customer for the sole defense of same. InSystems shall have the right to select counsel to defend any such action and settle any such claim. The settlement of such claim, however, shall require prior approval by the Customer, and such approval shall not be unreasonably withheld. InSystems shall have no obligation with respect to any third party claim based upon use of other than a current unaltered release of the Software If the infringement would have been avoided by the use of a current unaltered release of the Software, or resulting from Customer’s modification of the Software or any combination of the Software with other software programs. If any of the Software is in InSystems’ opinion likely to or does become the subject of a claim for copyright infringement, InSystems, at its option, shall either modify it to become non-Infringing, or InSystems may terminate the particular License. If InSystems elects to terminate a License in accordance with the foregoing sentence, InSystems will pay Customer an amount equal to the applicable License Fee, less 2% of such fee for the number of calendar months elapsed from the date InSystems delivered the Software to Customer to the date of termination of such License.

6.	LIMITED WARRANTY

InSystems represents and warrants that it is authorized to grant this license to Customer. InSystems further represents and warrants that for a period of 90 days after the delivery of the Software to the Customer (the “Warranty Period”) the Software, if used in accordance with its related documentation, will conform in all material respects to the documentation provided by InSystems. InSystems will replace any unmodified item of the Software which is defective upon request by Customer made within the Warranty Period, after which this limited warranty will expire. InSystems represents and warrants that the Software uses a four digit year code. As a result, implementations of the Software will be Year 2000 compliant provided that Customer’s source of data employs only full four digit year codes. Customer’s exclusive remedy for a breach of this Year 2000 warranty is to have InSystems correct the Software. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES AND CONDITIONS OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF MERCHANTABILITY, MERCHANTABLE QUALITY, DURABILITY, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USE OF TRADE.

7.	SUPPORT SERVICES

During the Warranty Period and annually thereafter as long as Customer has paid to InSystems the applicable Product Support, Maintenance or Subscription fee, InSystems agrees: (i) in the case of Product Support and Maintenance Services, to deliver to Customer all new releases, corrections, enhancements and improvements to the Software and related documentation as the same are released by InSystems to InSystems customers generally as part of maintenance services, and; (ii) in the case of Subscription Services, to deliver, subject to any relevant Exhibit, updated information (including but not limited to data and forms) utilized by the Software that reflects the current regulatory or advisory stance that has been published by the appropriate government or advisory organization, and; (iii) Customer may use InSystems customer telephone services for reasonable assistance in identifying and resolving problems with the use of the Software. InSystems agrees to use reasonable efforts to respond to any Customer request regarding serious problems in an expeditious manner. Each party shall be entitled to terminate Support Services effective on the annual renewal date provided at least 60 days written notice is given to the other party. Support Services do not include, and Customer shall pay extra for (i) new software products or options sold separately by InSystems, and; (ii) any consulting, custom programming, implementation or conversion, education, training or any services related to calls from Customer where the problem proves to be a hardware operating system or other problem not attributable to the Software. InSystems may increase the Support Service fees upon 90 days written notice. Each increase shall be limited to 10% annually.

8.	RESPONSIBILITIES OF THE CUSTOMER

Customer is responsible for (i) the selection of the Software to achieve Customer’s intended results, (ii) the use, and the results obtained from the use, of the Software or services used with the Software; (iii) the installation of the Software unless InSystems assumes the responsibility of installing the Software under this Agreement; (iv) the overall effectiveness and efficiency of the operating environment in which the Software is to function; and (v) the conversion of all data.

9.	PROFESSIONAL SERVICES

InSystems will perform certain professional services for Customer related to the Software, such as installation, consulting, programming and software customization (the “Services”) as specified on the signature page of the Software License Agreement.

a) For Training services, InSystems will conduct the training course(s) at InSystems offices or the Customer’s location (min. 4 students). For training at the Customer’s location, Customer agrees to provide the necessary facilities and operational software and hardware for up to eight (8) students. Customer may copy course material only if it has purchased a license for the material and has a certified in-house trainer. Course customization and setup of training software at Customer site shall be an extra charge.

b) For Time and Materials services, InSystems will provide the services of qualified representatives (“Consultant”) to perform the tasks as directed by the Customer at InSystems prevailing rates. An authorized representative of the Customer will approve a timesheet maintained by the Consultant reflecting the amount of time worked. InSystems responsibility is limited to replacing any Consultant that Customer, acting reasonably, determines has failed to provide services to a satisfactory standard.

c) For Fixed price services for which an estimate has been prepared shall be accompanied by a Statement of Work (“SOW”) signed by the parties and attached as an Exhibit. Each SOW is subject to the terms of this Agreement and will be prepared based on the initial information provided by the Customer (“Current Specifications”). Final specifications will be prepared on a time and materials basis for approval by the Customer. If the final specifications differ significantly from the Current Specifications, then InSystems reserves the right to re-quote the SOW. Any changes to the specifications will require the written agreement of both parties and the observance of strict change control procedures. The SOW will also list resources to be provided by Customer. Customer acknowledges that failure to provide these resources will adversely impact InSystems’ ability to provide the Services.

d) The corresponding SOW, Addendum or signature page of the Software License Agreement shall set out the fees to be paid by Customer for the Services to be provided and the corresponding payment schedule. InSystems may revise its billing rates from time to time, provided that for the first six (6) months of an engagement, no such revisions shall be made. Customer may re-schedule services at no charge with three (3) weeks notice, otherwise the following change fees will apply: 100%, within one (1) week or 50%, within three (3) weeks.

e) During the term of this agreement and for a period of six months thereafter, Customer agrees not enter into any contracts (including employment or contractor retainer agreements) for the services of any Consultant, directly or indirectly, or through a third party, or enter into any discussions for the same without first having obtained InSystems written approval.

f) Unless expressly provided in the SOW, InSystems shall own all copyright and intellectual property rights in the software and other materials resulting from the Services and Customer shall have a license to use same as if they were Software. InSystems shall be entitled to use the ideas, concepts and techniques relevant to such work product in other projects and products of InSystems.

10.	LIMITATION OF DAMAGES

InSystems’ liability from any cause of action whatsoever related to or arising out of this Agreement, including breach of contract (Including fundamental breach), tort (including negligence) or liability for any claim of infringement of proprietary rights, shall be limited to direct damages in an amount not to exceed the sum of (i) the License Fee paid by Customer for the particular Software product giving rise to the liability and (ii) the amount of directly related services fees paid by Customer to InSystems during the 12 months immediately preceding the event giving rise to the liability. In no event shall InSystems be liable for lost profits, failure to realize expected savings, loss of data, or economic loss or other special, indirect, incidental or consequential damages under any circumstances whatsoever even if InSystems is given notice thereof. InSystems is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control, Including but not limited to, delay or failure of performance of a supplier or subcontractor. The parties agree that the limitations in this section 10 are reasonable and reflect the risk willing to be assumed by InSystems in light of the amount of the license, services and maintenance fees to be paid by Customer.

11.	TERMINATION

a) Customer’s failure to pay the License Fee, any services or maintenance fee, taxes, or other amounts due within 30 days after written notice by InSystems shall be a material breach of this Agreement, and, at InSystems’ option, this Agreement and all licenses hereunder shall terminate at any time after the 30th day specified in the written notice from InSystems to Customer.

b) Either party may terminate this Agreement for any other material breach of this Agreement by the other party not cured within 60 days after notice from the non-defaulting party.

c) This Agreement shall terminate immediately and automatically if Customer enters into or is placed into receivership or if Customer is petitioned into bankruptcy or makes a proposal or commences any other proceeding under any bankruptcy or insolvency or similar legislation, or ceases to carry on business or is wound up.

d) Upon termination of this Agreement, Customer shall Immediately cease to use the Software and shall return it to InSystems together with all InSystems materials, and copies thereof, within five days of the termination date. A senior officer of Customer shall provide InSystems with a signed certificate within 10 days after the termination date attesting that all software and materials have been returned to InSystems and that Customer has no such material in its possession or under its control.

12.	ASSIGNMENT/SUBLICENSES

a) Except as provided in clause (b) hereof, this Agreement and the Software may not be assigned or transferred by Customer as security or otherwise or leased, rented or transferred or transmitted in any way, and no sublicenses may be granted hereunder by Customer without the prior written consent of InSystems. Except as provided in clause (b) hereof, any attempt to assign the Agreement or to grant sublicenses to the licensed software are null and void.

b) Customer shall be entitled to assign this Agreement and the Software in its entirety without InSystems’ consent to a purchaser of the business unit of Customer that is licensed to use the Software provided (i) the purchaser does not develop or market for third party sale a software product competitive with the Software; (ii) Customer gives InSystems 30 days’ advance written notice of the assignment; (iii) Customer does not retain any copy of the Software; and (iv) the purchaser agrees In writing with InSystems to assume this Agreement and the further restriction that the Software will be used to process the data of only the specific business unit acquired by the purchaser from Customer and subject to the equivalent server and seat restrictions as applied to Customer. Any further or additional use of the Software by the purchaser will require the payment of additional license fees.

13.	ESCROW

Upon complying with its obligations under this Agreement and payment of the InSystems Escrow administration fee, Customer shall become a beneficiary under a software escrow agreement #5623 with Lincoin-Parry Associates Inc.

14.	ENTIRE AGREEMENT

This Agreement, including the signature page of the Software License Agreement, together with any duly executed Exhibits or Addendums, contains the entire agreement of the parties with respect to the matters contained herein and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of the Agreement. The parties acknowledge there are no promises, covenants, representations, warranties or undertakings other than those expressly set forth herein. This Agreement may not be amended except by a written agreement signed by authorized representatives of InSystems and Customer. If Customer issues a purchase order or other written instrument to InSystems in connection with this Agreement, such purchase order or other written instrument shall not be binding on InSystems nor have any effect upon this Agreement. This Agreement may be executed in counterparts, any of which shall constitute an original agreement, and all of which shall be deemed to constitute a single document.

15.	NOTICES

Any notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by fax, or if placed in the mail, first class postage prepaid, or hand delivered (including by courier) to the addresses herein designated, or at such other addresses as may be designated in writing by notice given to the other party. Any such notice shall be deemed to have been received on the business day next following the day it was faxed, or on the fifth day after the mailing thereof, or on the day of delivery if hand delivered.

16.	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

17.	GOVERNING LAW

This Agreement shall be governed by the laws in force in the state of Virginia. Customer agrees that the courts of Virginia shall have exclusive jurisdiction over claims brought by Customer against InSystems, and Customer agrees to bring any legal proceeding against InSystems only in the courts of Virginia.

18.	SURVIVAL

The provisions of the last two sentences of Section 1, and all of Sections 3, 4, 10, and 18 shall remain in force and effect after the termination of this Agreement.

19.	WAIVER

Failure by InSystems to enforce any term of this Agreement shall not be deemed a waiver of enforcement of that term or any other term.

EXHIBIT J

NEVADA ADDENDUM

McCamish does not maintain a fiduciary account for Company as described in (C) below. McCamish does not administer health care insurance for Company as described in (D) below.

(A)	NRS 683A.087 Advertising

An administrator may advertise the insurance which he administers only after he receives the approval of the insurer who underwrites the business involved.

(B)	NRS 683A.0873(l-4) Records Maintenance.

(1)

Each administrator shall maintain at his principal office adequate books and records of all transactions between himself, the insurer and the insured. The books and records must be maintained in accordance with prudent standards of recordkeeping for insurance and with regulations of the commissioner for a period of 5 years after the transaction to which they respectively relate. After the 5-year period, the administrator may remove the books and records from the state, store their contents on microfilm or return them to the appropriate insurer.

(2)

The commissioner may examine, audit and inspect books and records maintained by an administrator under the provisions of this section to carry out the provisions of NRS 679B.230 to 679B.300, inclusive.

(3)	The names and addresses of insured persons and any other material which is in the books and records of an administrator are confidential except when used in proceedings against the administrator.

(4)

The insurer may inspect and examine all books and records to the extent necessary to fulfill all contractual obligations to insured persons, subject to restrictions in the written agreement between the insurer and administrator.

(C)	NRS 683A.0877(1-6) Fiduciary Accounts

(1)	All insurance charges and premiums collected by an administrator on behalf of an insurer and return premiums received from an insurer are held by the administrator in a fiduciary capacity.

(2)

Money to be remitted within 15 days to the person or persons entitled to it, or be deposited within 15 days in one or more fiduciary accounts, established and maintained by the administrator in a bank, credit union or other financial institution in this state. The fiduciary accounts must be separate from the personal or business accounts of the administrator.

(3)

If charges or premiums deposited in an account have been collected for or on behalf of more than one insurer, the administrator shall cause the bank, credit union or other financial institution where the fiduciary account is maintained to record clearly the deposits and withdrawals from the account on behalf of each insurer.

(4)

The administrator shall promptly obtain and keep copies of the records of each fiduciary account and shall furnish any insurer with copies of the records which pertain to him upon demand of the insurer.

(5)	The administrator shall not pay any claim by withdrawing money from his fiduciary account in which premiums or charges are deposited.

(6)	Withdrawals must be made as provided in the agreement between the insurer and the administrator for:

(a)	Remittance to the insurer.

Revised: April, 2001 WO 99930.2	1

EXHIBIT J

NEVADA ADDENDUM

(b)	Deposit in an account maintained in the name of the insurer.

(c)	Transfer to and deposit in an account for the payment of claims.

(d)	Payment to a group policyholder for remittance to the insurer entitled to the money.

(e)	Payment to the administrator of his commissions, fees or charges.

(f)	Remittance of return premiums to persons entitled to them.

(7)	The administrator shall maintain copies of all records relating to deposits or withdrawals and, upon the request of an insurer, provide the insurer with copies of those records.

(D)	NRS 683A.0879(l-5) Approval or denial of claims; payments and interest

(1)

Except as otherwise provided in subsection 2, an administrator shall approve or deny a claim relating to health insurance coverage within 30 days after the administrator receives the claim. If the claim is approved, the administrator shall pay the claim within 30 days after it is approved. If the approved claim is not paid within that period, the administrator shall pay interest on the claim at the rate of interest established pursuant to NRS 99.040 unless a different rate of interest is established pursuant to an express written contract between the administrator and the provider of health care. The interest must be calculated from 30 days after the date on which the claim is approved until the claim is paid.

(2)

If the administrator requires additional information to determine whether to approve or deny the claim, he shall notify the claimant of his request for the additional information within 20 days after he receives the claim. The administrator shall notify the provider of health care of all the specific reasons for the delay in approving or denying the claim. The administrator shall approve or deny the claim within 30 days after he receives the additional information. If the approved claim is not paid within the period, the administrator shall pay interest on the claim in the manner prescribed in subsection 1.

(3)

An administrator shall not request a claimant to resubmit information that the claimant has already provided to the administrator, unless the administrator provides a legitimate reason for the request and the purpose of the request is not to delay the payment of the claim, harass the claimant or discourage the filing of claims.

(4)	An administrator shall not pay only part of a claim that has been approved and is fully payable.

(5)	A court shall award costs and reasonable attorney’s fees to the prevailing party in an action brought pursuant to this section.

Revised: April, 2001 WO 99930.2	2

EXHIBIT J

NEVADA ADDENDUM

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered by their duly authorized partners and officers.

McCamish Systems, L.L.C.		Farmers New World Life Insurance Company

By:		By:	/s/ Paul F. Hott
	J. Gordon Beckham, Jr.		Paul F. Hott
	President & CEO		AVP

Revised: April, 2001 WO 99930.2	3

EXHIBIT K

SOFTWARE LICENSE AGREEMENT

Agreement (the “Agreement”), entered into this Date day of Month, Year (the “Effective Date”), by and between McCamish Systems, L.L.C. (“McCamish”), a Georgia limited liability company with its principal place of business at 6425 Powers Ferry Road, Third Floor, Atlanta, Georgia 30339, and Farmers New World Life Insurance Company (“Company”), a Washington corporation with its principal place of business at 3003 77th Avenue S.E., Mercer Island, WA, 98040.

1.	GRANT OF LICENSE:

McCamish hereby grants to Company and Company hereby accepts from McCamish a perpetual, non-transferable, non-exclusive license to use the Software and Documentation (as each term is defined herein) subject to the terms and conditions of this Agreement (the “License”). The License granted hereunder is perpetual but is subject to termination as provided below. The “Software” shall mean (i) VPAS® Life, in object code and source code form, consisting of a group of computer programs, associated database dictionaries, utilities and integrated third party software (if applicable) utilized by McCamish in the discharge of its obligations under the Master Administration Agreement and (ii) the computer programs and modifications, changes and revisions, if any, developed by McCamish for Company under the Consulting Services Agreement between the parties dated December 29, 1999 (the “Consulting Services Agreement”) and any future programs developed by McCamish for Company under the Consulting Services Agreement the work order for which specifically provides that it shall be subject to the terms of this Agreement (collectively, the “Customized Software”). For purposes of this Agreement, “source code” shall mean the latest programming code and technical information and documentation for the Software, in electronic and human-readable form and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain and correct the Software without the assistance of any other person. The “Documentation” shall mean the documentation to be used in connection with the Software and more particularly identified in Attachment B.

2.	USE AND INSTALLATION OF SOFTWARE:

2.1    Installation and Training. Subject to the further provisions of this Section 2, Company shall have the right under the License to install the Software on any standalone micro-computer processing unit or micro-computer processing unit in a local area network owned or leased by Company, which is located at any Company or affiliate’s Site in US or Canada, which meets the minimum technical requirements set forth in Attachment C. For

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purposes of this Agreement, “Affiliate” means any company controlling, controlled by or under common control with Company, which has agreed to be bound to the terms and conditions of this Agreement and which is not in the business of providing outsourcing services or developing, marketing or servicing computer software products to the insurance or financial services industry. Company acknowledges that neither the License Fee set forth in Section 3.1 hereof nor the fees provided in the Base System Software Maintenance Agreement include any amount for Training of Company’s personnel. Training will be provided pursuant to an appropriate Work Order as set forth in the Consulting Services Agreement between Company and McCamish. For purposes hereunder, the term “Training” shall mean any instruction or other educational services related to the use, functionality and operation of the Software or the procedures for the installation or operation thereof that is provided by McCamish to employees of the Company and that are not covered pursuant to the Base System Software Maintenance Agreement.

2.2    Use of Software. Company shall have the right to use, copy and modify the Software solely to process data of the Company associated with business written on the policy or contract forms of Company. Company shall not (i) permit any Affiliate or third parties to use the Software, (ii) process or permit to be processed the data of any Affiliate or any other party, (iii) use the Software in the operation of a service bureau, or (iv) allow access to the Software through any terminals located outside of any of the Company’s operating Sites. Company may acquire additional licenses for use in processing data associated with the policy or contract forms of the Company’s Affiliates or the policy or contract forms of another company.

2.3    Use of Source Code. Company agrees and acknowledges that its use of the source code shall be limited solely to (i) making such modifications, enhancements, improvements or changes as it shall deem necessary or advisable to continue to use, support or maintain the Software in accordance with the terms of this Software License Agreement; (ii) producing, through compilation, assembly or otherwise, copies of the Software in object code form; and (iii) performing the functions described in this Software License Agreement relating to the administration of its life insurance policies and annuity contracts. In the event that Company, either itself or through its agents or its Affiliates or their agents, shall use the source code for any purpose which is not specifically permitted by the terms of this Agreement, the License granted hereunder shall be revoked and shall be of no further force or effect and Company shall indemnify and hold McCamish harmless from and against all losses, damages, costs and expenses incurred by McCamish by reason of such misuse.

Installation of Software. Company shall be solely responsible for the acquisition, implementation and maintenance of the computers required to operate the Software in Company’s environments. McCamish shall provide Company with installation, operation and maintenance instructions and specifications regarding the proper site environment, software, hardware, and telecommunications connections for use of the software. Should Company not follow the recommendations of McCamish with respect to the matters specified herein, McCamish shall be relieved of any warranty, maintenance or support obligations with respect to such matters and, upon request of Company, will provide assistance with such matters on a time and materials basis.

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2.4    Restrictions on Copies. Company may make, or cause or allow to be made, copies of the Software: (i) as necessary for back-up and archival purposes; (ii) as necessary to install the Software on computers for purposes of exercising the License; or (iii) as necessary to use the Software for Company’s business purposes as provided for under Section 2.2 above. Company shall have no other right to make copies of the Software without the prior express written consent of McCamish. Company may copy the Documentation only to the extent necessary to exercise the License. No identifying marks or proprietary notices may be removed from any copy of the Software or Documentation provided hereunder.

2.5    Restrictions on Use. Company shall only use the Software and Documentation for its own business purposes as outlined in Section 2.2, and shall take all necessary measures to protect the Software and Documentation from any unauthorized use, reproduction, display, publication, disclosure or distribution. Company shall not sell, resell, lease, license, sublicense, give, re-license, market, publicize, release, distribute or otherwise transfer or disclose for any purposes any component of the Software or Documentation to any person, firm or entity including, but not limited to, its Affiliates (except as may be required if processing occurs at an affiliate location for Company), nor shall Company use the Software to provide data, information services, service bureau, third party administration services, facility management services or consulting services to any other person, firm or entity. Notwithstanding the foregoing, the Company may disclose or provide access to the Software and Documentation to third-party consultants and contractors if it first obtains such third parties agreement in writing to abide by the provisions set forth in Sections 1, 2 and 11.

2.6    Modifications by Company. Company may modify the Software and Documentation, and/or merge the object code version of the Software, or portions thereof, with other computer programs licensed, maintained or owned by Company or its Affiliates, provided that such modifications and/or merging are for Company’s business purposes only as outlined in Section 2.2, and are performed by employees of Company or its Affiliates and third-party consultants and contractors who are made aware of and abide by the provisions set forth in Sections 1, 2 and 11. In the event Company does so modify and/or merge the Software, McCamish shall be relieved of its obligations hereunder with respect to all warranties relating to the Software whether, express, implied or statutory, to the extent that any errors, defects or nonconformities are caused by or attributable to such modifications or mergers. No modification of the Software made by Company shall affect its obligations for maintenance fees as set forth in the Maintenance Agreement.

2.7    Third Party Software. It is acknowledged that neither this license nor any warranties of McCamish hereunder shall apply to any software other than the Software including, but not limited to, any software required for the implementation of the Software as described in the Documentation or any software owned or licensed by Company. Company acknowledges and agrees that the third party software specified on Attachment A is required

3

for the proper implementation and operation of the Software. Company shall obtain, at Company’s sole cost and expense, appropriate licenses for the use of the third party software together with all updates and enhancements as shall be necessary to continue the proper functioning of the Software. The warranties of McCamish set forth in this Agreement are subject to Company’s compliance with the terms set forth in this Section 2.7.

3.	LICENSE FEE:

3.1    Charges. In consideration of the License granted to Company hereunder, Company shall pay to McCamish a one time fee in U.S. dollars in immediately available funds (the “License Fee”) equal to $900,000. The License Fee shall be paid in accordance with the payment terms set forth in Section 4.1.

3.2    Out of Pocket Expenses. Company shall pay, or reimburse, McCamish for any out-of-pocket expenses, including without limitation, travel and travel-related expenses, lodging, meals, car rental, telephone, shipping and insurance, incurred by McCamish at the request of or with the approval of Company in connection with this Agreement. When on site travel outside of Georgia is requested by Company and travel is conducted on a normal workday, McCamish will bill Company for actual hours worked, with a minimum charge of eight (8) hours. When on site travel outside of Georgia is requested by Company and travel is not conducted on a normal workday (weekends, holidays) Company is to be billed for one hundred fifty percent (150%) of actual travel hours for travel on holidays and one hundred (100%) of actual travel hours for travel on weekends. Reasonable and customary travel expenses incurred by McCamish will be billed to Company at actual cost. Travel expenses incurred by McCamish personnel on behalf of Company shall be consistent with McCamish travel policy. Such travel policy is available upon request.

3.3    Taxes. Company shall also be responsible for the payment of all applicable sales, use and other like taxes payable in connection with the License Fee. Company shall not be responsible for any income taxes incurred by McCamish in connection with this Agreement.

4.	PAYMENT SCHEDULE:

4.1    Payment Terms. The License Fee shall be payable fifty percent (50%) upon execution of this Agreement and the balance upon acceptance of the Software by Company. Out of pocket expenses shall be paid within thirty (30) days of the date of receipt of the invoice therefor.

4.2    Late Payments. A finance charge of one and one-half (1 1⁄2%) percent monthly (annual rate of eighteen (18%) percent), or the highest interest rate allowed by law, whichever is lower, will be added to all amounts not paid within thirty (30) days of the date of the invoice. The provisions of this Section 4.2 shall not apply with respect to nonpayment of amounts disputed in good faith by Company.

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5.	DELIVERY AND ACCEPTANCE OF SOFTWARE:

5.1     Delivery. McCamish will deliver the Software and Documentation as modified under all previous Work Requests and any Company data files to Company upon execution of this Agreement. McCamish and Company have executed, as of 12/29/1999, a Consulting Services Agreement contemplating future modification and customization of the Software and Documentation to meet the specific specifications of Company. McCamish will deliver future modifications developed under the Consulting Services Agreement as specified in the applicable Work Request for such modifications.

5.2    Acceptance of Software. Company hereby acknowledges that the Software has been used by McCamish in a production environment to process data of Company pursuant to the Master Administration Agreement in effect between McCamish and Company.

(a)

Company shall have sixty (60) days to conduct the acceptance test for the Software, which test shall demonstrate to Company’s reasonable satisfaction that all of the functions of the Software as previously demonstrated in the production environment as operated by McCamish perform in accordance with the Documentation and the specifications set forth in all Work Request(s) completed to-date. “Acceptance” shall mean the receipt by McCamish of a written notification from Company that the Acceptance test has been successfully completed and completion of use of the Software by Company to process its data in a production (rather than a test) environment for a period of 60 days. Acceptance shall not be unreasonably withheld or delayed.

(b)

If the Software fails to pass a specified task or phase of the Acceptance test, Company shall so notify McCamish in writing specifying in detail the cause of the failure. McCamish and Company shall jointly determine whether the cause of the failure is due to a defect in the Software or is due to a failure attributable to Company. If the cause of the failure is due to a defect in the Software, McCamish shall correct such failure at its expense and in a timely fashion so as to minimize any delays in, or interruption to Company’s execution of, the Acceptance test plan. Upon receipt of a correction, Company shall re-conduct the test to verify the correction, reporting the results of such testing to McCamish within a reasonable timeframe. If McCamish fails to correct the error after three successive test passes, the Company shall have the rights described in subsection 5.2(c) below. The specifications

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and test criteria against which the modifications will be tested will remain essentially the same for each of the three attempts to pass the Acceptance test. If the failure is not due to an error or defect in the Software, the Acceptance test shall be deemed to be passed but McCamish will, at Company’s request and at Company’s expense, use its reasonable efforts to assist Company in correcting such failure.

(c)

In the event that the Software should fail the Acceptance test, Company shall have the option of accepting the non-conforming Software and paying the amounts due therefor under the License Agreement or rejecting the non-conforming Software, in which case McCamish shall immediately refund to Company the full amount of any fees paid to date with respect to the License, and any buy-out fees paid.

5.3    Acceptance of Future Modifications. Any future modifications to the Software (collectively, the “New Software”) pursuant to the Consulting Services Agreement shall be installed and tested as set forth below:

(a)	McCamish shall deliver the New Software to Company and Company shall install same in accordance with the applicable Work Request therefor.

(b)

Unless otherwise provided in the Work Request for the New Software, Company shall have sixty (60) days to conduct the Acceptance test for the New Software, which test shall demonstrate to Company’s reasonable satisfaction that all of the functions of the New Software as set forth in the Work Request therefore have been provided and the New Software performs in accordance with the Documentation and the specifications set forth in the Work Request, as the case may be (the “Acceptance test”). “Acceptance” shall mean the receipt by McCamish of a written notification from Company that the Acceptance test for the New Software has been successfully completed including use of the Software by Company to process its data in a production (rather than a test) environment. Acceptance shall not be unreasonably withheld or delayed.

(c)

If the New Software fails to pass a specified task or phase of the Acceptance test, Company shall so notify McCamish in writing specifying in detail the cause of the failure. McCamish and Company shall jointly determine whether the cause of the failure is due to a defect in the New Software or is due to a failure attributable to Company. If the cause of the failure is due to a defect in the New Software, McCamish shall correct such failure at its expense and in a timely fashion so as to minimize any delays in, or interruption to Company’s execution of, the Acceptance test plan. Upon receipt of a correction, Company shall re-conduct the test to verify the correction, reporting the results of such testing to McCamish within a reasonable timeframe. If McCamish fails to

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correct the error after three successive test passes, the Company shall have the rights described in subsection 5.3(d) below. The specifications and test criteria against which the New Software will be tested will remain essentially the same for each of the three attempts to pass the Acceptance test. If the failure is not due to an error or defect in the New Software, the Acceptance test shall be deemed to be passed but McCamish will, at Company’s request and at Company’s expense, use its reasonable efforts to assist Company in correcting such failure.

(d)

In the event that the New Software should fail the Acceptance test, Company shall have the option of accepting the non-conforming New Software and paying the amounts due therefor under the Consulting Services Agreement or rejecting the non-conforming New Software, in which case McCamish shall immediately refund to Company the full amount of any fees paid to date with respect to the New Software.

6.	DEFAULT AND TERMINATION:

6.1    Return or Removal of Software. In the event that the License under this Agreement should terminate for any reason, Company shall immediately (i) cease any further use of the Software or any portion thereof, and either (ii) return the same and all copies thereof to McCamish, or (iii) remove, delete and destroy, from any machine readable device, all copies of the Software and all copies of the Documentation.

6.2    Injunctive Relief. (a) In the event of a default by Company under Sections 1, 2, 11, or 22, Company acknowledges and agrees that McCamish shall suffer irreparable harm as a result of such default by Company and that McCamish’s remedies at law are inadequate. Notwithstanding Section 22 hereof or anything to the contrary in this Agreement, Company agrees that in the event of such default McCamish shall have the right to immediately obtain immediate injunctive relief to protect any of the proprietary rights of McCamish.

(b) In the event of a default by McCamish under Sections 1, 2, 5, 8.2.2,11, or 22, McCamish acknowledges and agrees that Company shall suffer irreparable harm as a result of such default by McCamish and that Company’s remedies at law are inadequate. Notwithstanding Section 23 hereof or anything to the contrary in this Agreement, McCamish agrees that Company shall have the right to immediately obtain immediate injunctive relief to protect any of the rights of Company.

6.3    Cumulative Remedies. Both parties acknowledge and agree that the rights and remedies of each as set forth in this Section 6 shall be cumulative and shall be in addition to any and all other rights and remedies which may be available to McCamish and/or Company at law or in equity.

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7.	NONSOLICITATION:

Each party hereto hereby agrees that so long as the Consulting Services Agreement is in full force and effect or for a period of two (2) years after the execution of this Agreement, whichever is longer the (“Nonsolicitation Period”, it will not solicit for employment or endeavor to entice away from the other party, any person who is then in the employ of such other party or has been in the employ of such other party during the six (6) month period ending prior to end of the Nonsolicitation Period. This provision shall not apply with respect to employment of any person responding to a general solicitation by either party not focused directly upon any particular individual (e.g., newspaper or Internet advertisements). Each party acknowledges that in the event that it breaches this section of this Agreement, the non-breaching party will suffer irreparable harm for which no adequate remedy at law exists.

8.	WARRANTY:

8.1    Proprietary Rights. McCamish represents and warrants to Company that McCamish has the right to License the Software and Documentation to Company pursuant to this Agreement and that the Software and Documentation, when used as authorized under this Agreement, will not infringe any United States patent which has been issued as of the Effective Date, or any copyright, trademark, or trade secret of another third party.

8.1.1

Calendar/Date Functions. McCamish represents and warrants that the software delivered under this Agreement is designed to be used prior to, during and after the calendar year 2000 A.D., and that the software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, McCamish further represents and warrants that: (1) the software will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) the software has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) the software includes “Year 2000 Capabilities.” For the purposes of this paragraph, “Year 2000 Capabilities” means the software:

(i)

will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

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(ii)	provides that all date-related user interface functionalities and data fields include the indication of century; and

(iii)	provides that all date-related data interface functionalities include the indication of century.

McCamish also warrants that its internal processes and computer systems, including but not limited to its software design, shipping, invoicing, accounts receivable, and internal support systems, are year 2000 compliant to the extent that such processes and/or systems could impact the performance of McCamish’s obligations to Company under this Agreement.

8.2	Performance & Error Correction.

8.2.1

Performance. McCamish represents and warrants to Company for a period of 120 days after Acceptance or installation that the Software will function so as to allow for the proper administration of the Policies and Contracts as detailed in Exhibit C of the Master Administration Agreement (which includes the BPO Operations Manuals) dated April 1, 2001 and signed by the parties.

8.2.2

Error Correction. After expiration of the performance period described in 8.2.1, McCamish shall have no obligation to correct any error or defect in the Software unless and until there shall be in effect a Base System Software Maintenance Agreement between Company and McCamish, and then, only to the extent specified therein. With respect to any New Software, the obligations of McCamish with respect to error correction shall be as set forth in the Work Request executed pursuant to the Consulting Services Agreement. Subject to the limitations set forth in Section 8.3, an “Error” shall mean any reproducible failure of the Software (including subsequent Base System releases) or New Software, as the case may be, to conform in all material respects to the Documentation and Acceptance criteria, provided that such failure is reported by Company to McCamish while a Base System Software Maintenance Agreement shall be in effect between Company and McCamish. McCamish represents and warrants to Company that so long as a Base System Software Maintenance Agreement shall be in effect, McCamish shall at no additional cost to Company (i) identify the cause of the Error; (ii) make programming changes to correct the Error; and (iii) provide telephone support to Company in connection with correcting the Error. All such services shall be provided in accordance with the descriptions and standards set forth in Base System Software Maintenance Agreement. New Software shall not be subject to or covered under the Base System Maintenance Agreement unless it is so provided in the applicable Work Request for such New Software.

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8.3    Limitations. The limited warranties set forth in Section 8.1.1 and the obligations set forth in Section 8.2 and the Base System Software Maintenance Agreement shall not apply, and McCamish shall be relieved of its obligations therefor (including without limitation, McCamish’s obligations under Sections 9.1 and 9.2), to the extent that such Error or infringing nature of the Software is the result of (1) any modification to the Software which has been made by Company or by a third party; (2) use of the Software or Documentation is not in accordance with the permitted uses under the License as set forth in Sections 1, 2 and 11; (3) use of the Software is not in accordance with the instructions set forth in the Documentation; or other failure by Company to follow McCamish’s installation, operation and maintenance instructions; (4) use, combination or merger of the Software with hardware, software, computers, networks, operating systems or other equipment not meeting the minimum technical specifications set forth in Attachment C; (5) an error, defect, malfunction or other failure of hardware, software, computers, networks, operating systems or other equipment supplied by or under the control of Company or a third party; or (6) Company’s failure to notify McCamish of the existence of the Error during the warranty period or the term of the Base System Software Maintenance Agreement.

8.4    Power and Authority. Company and McCamish warrants to the other that it has the right, power and authority to enter into and be bound by this Agreement and that the individual who has executed this Agreement on its behalf is duly authorized to do so.

8.5    DISCLAIMER OF WARRANTY. EXCEPT FOR THE LIMITED WARRANTIES EXPRESSLY PROVIDED UNDER THIS SECTION 8, EACH PARTY EXPRESSLY DISCLAIMS, AND HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.	INDEMNIFICATION:

9.1    Proprietary Rights. Except as set forth in Section 8.3, McCamish agrees to defend, at its expense, and hold harmless and indemnify Company from and against any liabilities or costs in connection with any action at law, in equity or otherwise against Company which asserts a claim that the Software, or Company’s use thereof pursuant to this Agreement, infringes upon any United States patent, or any copyright or trade secret of another party; provided that (a) Company promptly provides to McCamish written notice of such claim, and (b) Company reasonably cooperates with McCamish in the defense or settlement of any such claim or action. In the event Company’s use of the Software is enjoined by any court of competent jurisdiction, then McCamish’s sole liability

10

and Company’s exclusive remedy pursuant to this Section 9 shall be, at McCamish’s option, to: (i) obtain the right to continue the use of the items so enjoined, or (ii) provide Company with substitute items that do not infringe any third party intellectual property rights and are functionally the equivalent of the enjoined items.

9.2    General Indemnity. Each party to this Agreement shall indemnify, defend, and hold harmless Company and its officers, directors, partners, principals, controlling persons, agents, independent contractors, employees, subcontractors, and affiliates and their respective personnel from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and court costs), interest, penalties, or other loss directly or indirectly arising out of, in connection with or with respect to any breach of this agreement, or any fraudulent, criminal, negligent and/or bad faith acts or omissions by such party or its officers, directors, partners, principals, independent contractors, employees, member firms, subcontractors and affiliates and their respective personnel under this Agreement.

If a party is named in any lawsuit or other proceeding for which such party believes it may be entitled to indemnification hereunder, such party shall promptly give notice thereof to the other party, such notice to include a description in reasonable detail of such lawsuit or proceeding and the basis for such party’s belief that it may be entitled to indemnification hereunder. The parties shall cooperate in all reasonable respects with each other in defending such lawsuit or proceeding. Each party agrees not to settle any such lawsuit or proceeding without the written consent of the other party.

9.3    Export of Software. Company shall defend, indemnify and hold McCamish harmless from any claim, loss, cost, fine, or expense, including attorneys’ fees, arising from a breach by Company of any of its obligations under Section 14.

10.	LIMITATION OF LIABILITY:

NEITHER MCCAMISH NOR COMPANY SHALL HAVE LIABILITY OF ANY KIND ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY KIND, EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED THREE TIMES THE AMOUNT OF THE LICENSE FEE PAID BY COMPANY TO MCCAMISH UNDER THIS AGREEMENT.

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11.	PROPRIETARY, CONFIDENTIAL AND TRADE SECRET INFORMATION:

11.1    Ownership. Company understands that the License transfers neither title nor proprietary rights to Company with respect to the Software and Documentation. McCamish has and will retain all ownership rights to the Software and Documentation, including but not limited to, all rights, title and interest in and to the Software and Documentation and any other deliverables hereunder, and all patent rights, copyrights, trade secrets, trademarks, service marks and other proprietary rights inherent therein or appurtenant thereto, and related goodwill and confidential and proprietary information. Company has no rights to the Software and Documentation or the use of the same except as explicitly stated in this Agreement, notwithstanding any applicable “work made for hire” provisions or any other applicable law, and any rights not expressly granted to Company hereunder are expressly reserved exclusively for McCamish.

11.2    Confidential and Trade Secret Information. Company acknowledges that the Software and Documentation is a commercially valuable proprietary product of McCamish, the design and development of which involved the expenditure by McCamish of substantial amounts of money and the use of skilled development experts over a long period of time. Company acknowledges that the Software and Documentation (specifically including, but not limited to, the design, programming techniques, source code and documentation thereof) constitute CONFIDENTIAL INFORMATION AND TRADE SECRETS which are disclosed to Company on a confidential basis pursuant to this Agreement and are to be used only as expressly permitted by the terms and conditions of this Agreement. Company shall use all reasonable precautions and take all steps necessary to prevent the Software and Documentation from being acquired by, or disclosed to, unauthorized persons to the same extent that it protects its own highly confidential information and trade secrets. Except as expressly provided in this Agreement, Company shall not make the Software and Documentation available in any form, to any other party, without the prior written consent of McCamish.

11.2.1

Company’s Confidential and Trade Secret Information. Company’s Confidential Information includes any of the following: (i) the Company’s business methods, practices, and strategies; (ii) compilations of data, information, or other documents concerning the Company’s business, methods, practices, and strategies; (iii) the names of Company’s clients and the nature of Company’s relationships with these clients; (iv) the business of the Company’s clients; (v) confidential, proprietary or trade secret information submitted by Company’s suppliers, consultants or co-venturers to Company’s for study, evaluation or use; and (vi) any other information not generally known to the public (including but not limited to information about Company’s operations, marketing, sales, personnel, products or services) which, if misused or disclosed, could have a reasonable possibility of adversely affecting the business of Company. McCamish acknowledges that the Company Confidential Information constitute CONFIDENTIAL INFORMATION AND TRADE SECRETS which are disclosed to McCamish on a confidential basis pursuant to this Agreement and are to be used only as expressly permitted by the terms and

12

conditions of this Agreement. McCamish shall use all reasonable precautions and take all steps necessary to prevent the Company Confidential Information from being acquired by, or disclosed to, unauthorized persons to the same extent that it protects its own highly confidential information and trade secrets. Except as expressly provided in this Agreement, McCamish shall not make the Company Confidential Information available in any form, to any other party, including, without limitation, third-party consultants, without the prior written consent of Company.

11.3    Assistance and Injunctive Relief. In the event Company or McCamish is made aware of any actual or potential violation of this Section 11, it shall notify the other immediately and will provide any assistance reasonably requested by the other in investigating or remedying any actual or potential violations of this Section 11. The parties acknowledge that in the event of a breach of this Section 11, the aggrieved party will suffer irreparable harm for which no adequate remedy at law exists.

11.4    Publicity. Anything herein to the contrary notwithstanding, McCamish may include the name “Farmers New World Life Insurance Company” on a listing of McCamish’s clients, provided that such listing does not state or imply that Company endorses McCamish or its services. Otherwise, neither party may advertise or promote itself using the name, service mark or description of the other party without the written consent of the other party in the case of each such use.

12.	ASSIGNMENT AND DELEGATION:

Company shall not assign this Agreement or its rights hereunder, nor shall Company delegate any of its duties under this Agreement, without in each instance first obtaining the written consent of McCamish. Any attempt to so assign or delegate without such consent shall be void and of no force and effect and shall constitute a material breach of this Agreement. This Agreement shall be binding upon the parties and their permitted respective assigns or successors in interests.

13.	FORCE MAJEURE:

Neither party shall be in default of this Agreement to the extent that the performance of its obligations under this Agreement is delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, strike, riot, act of war, restricting legislation, embargo, or blockade. In the event either party is unable to perform its obligations under this Agreement because of any such causes, such party shall use its commercially reasonable best efforts to assist the other party in obtaining an alternate source(s) for performing those services McCamish is obligated to perform under this Agreement.

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14.	EXPORT RESTRICTIONS:

Company warrants that it will not export or re-export, directly or indirectly, the Software (including without limitation the source code thereof) or any Confidential and Trade Secret Information of McCamish (including without limitation information regarding the use, access, deployment, or functionality of the Software).

15.	ENTIRE AGREEMENT:

This Agreement, together with the Attachments attached hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter herein and supersedes all previous proposals, communications, writings, advertisements, agreements and understandings, written or oral, between the parties.

16.	MODIFICATIONS:

This Agreement, together with the Attachments attached hereto, may not be modified or amended, in whole or in part, except by written amendment by both parties.

17.	SEVERABILITY:

In the event that any one or more of the provisions contained in this Agreement or in any document, instrument or agreement required hereunder, should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

18.	COUNTERPARTS:

The Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

19.	WAIVER:

The failure of either party to exercise any right in any respect provided for herein shall not be deemed a waiver of any right hereunder.

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20.	CHOICE OF LAW AND JURISDICTION:

This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Georgia. Company hereby consents to the sole and exclusive jurisdiction of the appropriate federal or state court inAtlanta, Georgia.

21.	NOTICES:

All notices and other communication provided for under this Agreement shall be in writing and mailed by United States Certified Mail, Return Receipt Requested or by a nationally recognized overnight delivery service, delivery charges paid, to the parties hereto at the addresses set forth above or at such other address as shall be designated by such party in a written notice to the other party. Except as expressly stated in this Agreement to the contrary, all such notices and communications shall be effective when deposited in the U.S. mail or delivered to the nationally recognized delivery service, addressed as aforesaid, except that notices of change of address shall not be effective until received.

22.	DISPUTE RESOLUTION.

In the event of breach or dispute, the parties hereby specifically stipulate to arbitration. If a dispute or controversy arises in connection with the interpretation or performance of this Agreement or the Base System Software Maintenance Agreement, including their formation, interpretation, or validity or any transaction thereunder whether arising before or after their termination, and any such dispute or controversy is not resolved in the normal course of business, the parties will resolve the dispute or controversy, not by litigation or other judicial means; but through dispute resolution process consisting of a progression of the following:

Direct negotiations between designated personnel of McCamish and Company

Mediation, and

Binding arbitration.

Either party may initiate a dispute resolution process by delivering written notices to the other party. Thereafter, the parties may mutually develop and agree upon the specific procedures and guidelines which govern the dispute resolution process. Except as otherwise agreed by the parties, any mediation or arbitration proceedings shall be conducted in accordance with the applicable rules and procedures of the Center for Public Resources (CPR) Institute for Dispute Resolutions.

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All mediators and arbitrators shall consider this Agreement and the Base System Software Maintenance Agreement honorable engagements rather than merely a legal obligation. Mediators and arbitrators shall consider this Agreement and the Base System Software Maintenance Agreement binding Agreements and mediators and arbitrators are relieved from all judicial formalities and may abstain from following strict rules of law. The decision of an arbitrator or panel of arbitrators shall be final and binding upon both McCamish and Company and may be entered in any court having appropriate jurisdiction. The parties shall each bear one-half the expense of a dispute resolution process; provided, however, that each party shall bear its own attorney’s fees and expenses, unless otherwise provided by the arbitration award or determination. In no event shall the arbitrators’ award damages be inconsistent with the rules of the CPR. This Section shall remain in full force and effect in the event that any other provision of this Agreement or the Base System Software Maintenance Agreement is found invalid or non-binding.

The terms and conditions of Section 22 shall survive the termination of this Agreement.

23.	REMEDIES:

Unless otherwise specified herein, the rights and remedies of both parties set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

24.	HEADINGS:

The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

25.	NO THIRD-PARTY BENEFICIARIES:

The parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any rights or benefits on any third party, and that there are no third-party beneficiaries as to this Agreement or any part or specific provision of this Agreement.

26.	SURVIVAL:

The obligations of the parties under Sections 3, 4, 6.2, 6.3, 8.5, 9.2, 10, 11, 12, 14, 19, 20, 22, 24, and 26 of this Agreement shall survive termination of this Agreement.

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McCamish Systems, L.L.C.	Farmers New World Life Insurance Company

(Authorized Signature)	(Authorized Signature)

J. Gordon Beckham, Jr., President & CEO	Paul A. Hott, Assistant Vice President, MIS

(Date)	(Date)

17

ATTACHMENT A

THIRD PARTY SOFTWARE

Third-party software required to operate VPAS® Life:

Progress

InSystems/Calligo Engine

Microsoft Word

Microsoft Access

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ATTACHMENT B

DOCUMENTATION TABLE OF CONTENTS

VPAS® Life User Guide

This user guide is for Company service representatives using the current release of VPAS® Life to accomplish their daily tasks. This guide contains step-by-step instructions for the most common policy administration procedures and an overview of the system and its user interface.

This guide contains the following sections:

VPAS® Life Overview

This section describes the structure of the system and explains some key concepts. It also describes the features of the user interface and presents common procedures for using these features.

Financial Event Processing

This section contains step-by-step instructions for submitting the most common financial transactions, including billing, transfers, reallocations, and the application of premium remittances.

Policy Administration

This section contains step-by-step instructions for changing information on each policy stored in the database. The procedures in this section describe how to change beneficiaries, investment funds, and names and addresses.

Special Processing

This section contains step-by-step instructions for reversal processing, name and address maintenance, death claim processing, price maintenance, reporting, disbursements, and agent compensation maintenance.

VPAS® Life Technical Details

The documentation must include technical manauals that describe the architecture, database structure, system flowcharts, etc.

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ATTACHMENT C

Company’s computer environment shall have the following minimum technical specifications:

Database Server

Operating System:	UNIX
Processor:	Dual Processor
Memory:	1gb
Internal Disk Capacity:	10 to 30 gb RAID(x) (RAID 5 not recommended)

Client Workstations

Operating System:	Windows NT Workstation 4.0 with Service Pack 4
Processor:	Intel Pentium II/200mhz
Memory:	64mb
Internal Disk Capacity:	2.0gb

Report Processor Workstation

Operating System:	Windows NT Workstation 4.0 with Service Pack 4
Processor:	Intel Pentium II/450mhz
Memory:	128mb
Internal Disk Capacity	9.0gb

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BASE SYSTEM SOFTWARE MAINTENANCE AGREEMENT

Agreement (the “Agreement”), entered into this      day of         , 200X (the “Effective Date”), by and between MCCAMISH SYSTEMS, L.L.C. (“McCamish”), a Georgia limited liability company with its principal place of business at 6425 Powers Ferry Road, Third Floor, Atlanta, Georgia 30339, and Farmers New World Life Ins. Co. (“Company”), a stock corporation with its principal place of business at 3003 77th Avenue, S.E., Mercer Island, Washington, 98040.

1.	SOFTWARE COVERED:

Subject to all of the terms and conditions of this Agreement, McCamish agrees to provide maintenance services as set forth herein (the “Maintenance Services”) for VPAS® Life (the “Covered Software”) as listed on Attachment A and licensed by McCamish to Company under the Software License Agreement (Exhibit K of MAA) between the parties on this date (the “License Agreement”). Unless otherwise expressly provided herein, “Covered Software” does not include any computer programs and modifications, changes and revisions, if any, developed by McCamish for Company under the Consulting Services Agreement between the parties dated December 29, 1999 (the “Consulting Services Agreement”) (collectively, the “Customized Software”), unless and until such time as the Customized Software becomes part of the then current VPAS® Life base system as determined by McCamish. As referred to in this Agreement, the Covered Software shall also include any updates, bug fixes, error corrections, revisions, modifications and additions thereto provided by McCamish as part of the Maintenance Services at no additional charge (collectively, “Updates”). Updates do not include the addition of a major element in, or significant change in functionality of VPAS® Life released by McCamish as a new version (“Version”). Each new Version or Update of VPAS® Life shall become Covered Software when such Version or Update is formally released by McCamish. The Covered Software to be maintained by McCamish hereunder shall be used by Company solely as permitted hereunder and under the License Agreement (Exhibit K).

2.	TERM:

Maintenance Services under this Agreement shall commence on the expiration of the Warranty Period for the Covered Software (as defined in the License Agreement) and shall continue for an initial period of twelve (12) months thereafter (the “Initial Term”). Thereafter, this Agreement and the Maintenance Services provided hereunder shall be automatically renewed for up to seven (7) additional one (1) year periods (individually, a “Renewal Period”) without further notice unless (i) this Agreement is terminated in accordance with its provisions; or (ii) Company notifies McCamish in writing at least sixty (60) days before the commencement of the Renewal Period of its intent not to renew, in which case the Agreement shall automatically terminate at the end of the Initial Term or the then-current Renewal Period.

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	1

3.	MAINTENANCE SERVICES:

3.1	TYPES OF SUPPORT SERVICES:

McCamish shall provide Company with support services while this Agreement is in force so long as all associated fees are paid in full for the Covered Software and any consulting services used by Company on McCamish products supported by McCamish under this Agreement.

McCamish will provide maintenance on the Covered Software, including Updates and technical support as part of its Maintenance Services.

Maintenance Services provided by McCamish to Company fall into one of four categories: Telephone Support, Software Maintenance, Basic Support, and Emergency Support.

a.	Telephone Support

Unlimited Help Desk toll-free telephone support of the Covered Software shall be provided during the hours referenced in this Agreement. McCamish shall provide trained, experienced and professionally competent technicians to provide such Telephone Support.

b.	Software Maintenance Services

Software Maintenance Services shall be provided for the Covered Software. These services include:

•	Delivery – in source code format - of all new Updates, including related documentation.

•

Elimination of any defect in the Covered Software that materially and/or adversely affects the efficiency or use of the Covered Software as described in McCamish’s written specifications or other such specifications as mutually agreed. Maintenance is defined as work through to completion to eliminate defects.

•	Delivery of all engineering changes and Covered Software revisions.

•

Delivery of all new Covered Software source code Updates or Versions, – including updated software documentation - as developed and made available by McCamish for general distribution to its other customers under maintenance agreements at no additional charge.

c.	Basic Support Services

McCamish will provide Company with remote installation assistance, remote diagnostics and telephone support in order to respond to software problems Company may encounter. Such services will be provided during Regular Business Hours defined as 8:30 AM to 5:00 PM EST from Monday to Friday with the exception of the statutory holidays. Company may also use the U.S. mail, e-mail, world wide web access, or other services to communicate with McCamish. McCamish will respond to a Basic Support Service request within four (4) regular business hours and will make a reasonable effort to resolve a software problem as soon as possible in accordance with the terms of this Agreement. Software problems are defined as Covered Software functions that are included in the original design specification of the current production version used by Company, or Customized Software installed as part of a Work Order that is defective.

Basic Support includes:

•	Assistance related to questions on the operational use of the Covered Software.

•	Providing telephone support for assistance in identifying and resolving problems.

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	2

•	Assistance in identifying and verifying the causes of suspected errors or malfunctions in the Covered Software.

•	Assistance in the installation of the Covered Software or its replacements.

•	Advice on work-arounds for identified errors or malfunctions. .

d.	Emergency Support Services

Emergency Support will be provided for any software errors that render a production system inoperable or impair its performance significantly (Severity Level 1 problems). Emergency support will be available 24 hours a day, 7 days a week with a target response time of less than one hour. A separate telephone number will be provided for this service. Response will be on a call back basis only. Within (1) hour of receiving the call, a McCamish representative will return the call to Company and commence the problem resolution process.

3.2	EXCLUDED SERVICES:

The following support services shall not be provided under this Agreement (but, if requested, may be provided at McCamish’s discretion and at additional cost):

1.    Support services for any software which is not Covered Software as defined herein.

2.    Support services for any modifications or additions to Covered Software not made or approved by McCamish.

3.    Repairs to the Covered Software necessitated by (a) relocation, movement, improper operation, neglect or misuse of the Covered Software, (b) Company’s failure to maintain proper site or environmental conditions, (c) any fault of Company’s agents or employees, (d) any attempts at repairs, maintenance, or modifications to the Covered Software performed by other than authorized service personnel of McCamish, (e) casualty, act of God, strikes, riot, war, the unauthorized acts of third parties, (f) failure or interruption of any electrical power, telephone or communication line or like cause, (g) any other cause external to the Covered Software except ordinary use, (h) software problems resulting from hardware malfunction or improper hardware configuration, (i) software problems resulting from data input, data conversion or data correction not handled by McCamish and (j) software problems resulting from corrupted data originating from a source other than VPAS® Life.

4.    Expenses for modem-dial-up charges (actual) and special express mail services unless incurred due to a response delay by McCamish.

No support services for the Covered Software or any modification of the Covered Software shall be performed if all fees, expenses or other charges due to McCamish hereunder or under any other agreement between McCamish and Company have not been paid within thirty (30) days after the date the invoice was received therefor, unless there is a good faith dispute regarding such invoice.

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	3

3.3.	PROBLEM RESOLUTION:

Depending on the severity classification of the error or defect in the Covered Software (defined in paragraph 3.3.a below), McCamish shall provide Company a correction or otherwise remedy the error or defect in the manner set forth in paragraph 3.3.c below within the response times stated therein.

a.	Severity Classification

When Company reports a problem or incident, McCamish and Company will mutually agree on initial severity classification of such problem or incident. It will then be logged in McCamish’s problem tracking system. The following classification scheme will be used to categorize problems:

Classification	Criteria
Severity 1	Business Critical Failures: An error or failure which materially impacts the functions of the business, prevents useful work from being done or which disables major functions from being performed, including Company processes which rely on accurate and timely completion of processing Covered Software. A Severity 1 failure shall not include any hardware failure or malfunction or any failure caused by the Company or third party software.
Severity 2	System Defect with Workaround: Either a critical error for which a work around exists or a non-critical error that significantly affects the functionality of the Covered Software.
Severity 3	Benign Error: This does not significantly affect the functionality of the Covered Software and may disable only certain non-essential functions and which does not materially impact system performance or downstream processing of Company applications processes.

b.	Response Levels

Response is defined as either initial telephone contact back to the caller, email contact back to Company or remote dial in for purposes of remote diagnostics. Once McCamish responds to a “Severity 1” Service Call, McCamish’s effort to remedy the failure shall continue uninterrupted until the System is repaired or the severity classification is downgraded to a “Severity 2” or “Severity 3” level.

Response Level	Description
1st Level	Telephone acknowledgment of receipt of report of an error or problem.
2nd Level	Patch or work around (Program or manual), or temporary release or update release, which allows the user to continue to use all functions in the Covered Software in all material respects.
Final Level	Official fix, Update or Version.

c.	Problem Resolution

Upon receipt from Company of a report of an error or problem, McCamish shall take prompt corrective action to remedy the reported error or problem as follows within the following time periods:

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	4

Classification	1st Level	2nd Level	Final Level
Severity 1	under I hour	Constant effort until relief provided	Permanent correction in next scheduled Update, unless otherwise agreed.

Severity 2	within 4 hours	2 business days	Permanent correction in next scheduled Update, unless otherwise agreed.

Severity 3	24 hours	N/A	Permanent correction when the particular program is next worked on as part of an Update or Version, unless otherwise agreed.

McCamish will provide an escalation list, complete with names, titles, phone numbers and pager numbers, for use by Company in the event that satisfactory McCamish response to Severity One problems, in the reasonable opinion of Company, has not been provided.

McCamish may upon agreement with Company, escalate its work to resolve the problem which may include, but not be limited to, on-site diagnosis and other appropriate steps. Such on-site diagnosis shall be at McCamish’s expense (excluding travel related expenses), provided however, in the event that a problem reported by Company is subsequently determined to be due to causes other than the Covered Software, then Company shall pay McCamish’s then current applicable charges and expenses for the on-site diagnosis.

3.4.    COMPANY’S REMEDIES FOR FAILURE TO PERFORM: In the event that McCamish fails to perform a contractual service or support function to the standards described in this Agreement, including the performance of Maintenance Services, Company will have the right to receive credit for failure to perform. The following describes the potential failures by McCamish as well as the remedies available to Company under this Agreement.

a.	Severity Level One Problems

In the event that Company encounters a problem of severity level one, and that problem is the result of a defect in the Covered Software, McCamish will have 24 hours to provide a correction to the problem, or devise a work around which downgrades the severity level; provided, however, that so long as McCamish is diligently attempting to correct such severity level one problem, McCamish shall have a reasonable amount of additional time to correct the failure if the twenty-four (24) hour period specified herein is not adequate. McCamish’s response time for repair is predicated upon Company employing appropriate personnel to provide timely feedback on the problem and to accomplish the on-site installation of any corrections to the Covered Software and allowing McCamish to gain access to Company’s operating environment to assess the problem and provide the necessary corrections. Should McCamish personnel be required to be physically present at Company’s site to remedy the severity level one failure, the time thresholds set forth herein shall be adjusted to accommodate travel time and related delays provided that McCamish dispatch such personnel promptly when appropriate. All travel expenses shall be paid by McCamish. Company shall be entitled to a credit of $112.50 against the Maintenance Fee for each hour McCamish is unable to remedy or downgrade a severity level one failure after thirty-six (36) hours following the reporting of the problem, up to a maximum credit of one month of the Maintenance Fee.

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	5

b.	Severity Level Two Problems

In the event that Company encounters a problem of severity level two, and that problem is the result of a defect in the Covered Software, McCamish and Company will agree to a resolution plan and work schedule that downgrades the problem to severity level three. In the event that a severity level two problem is encountered repetitively in a manner that affects the work of the operations staff, it may be reclassified a severity level one problem if the criteria for such level is met.

3.5	SUPPORT PERSONNEL STANDARDS:

McCamish shall provide trained, experienced and professionally competent personnel to maintain and service the Covered Software. McCamish will ensure that its technical staff is trained on McCamish’s products prior to installation at Company’s location(s).

In the event that a McCamish employee performing Maintenance Services is unacceptable to Company in its reasonable business judgment, Company shall notify McCamish and McCamish shall take appropriate corrective action within a reasonable time period.

3.6	RETURN OF DEFECTIVE MEDIA OR PERIPHERALS:

Company shall return all defective media or peripherals directly to McCamish. Before shipment, Company shall obtain from McCamish (a) approval of the intended recipient; and (b) a return authorization number.

3.7	UPDATES:

As part of the Maintenance Services, whenever McCamish releases an Update to VPAS® Life which is generally available to its maintenance customers, then McCamish shall make the same available to Company, at no additional charge. Where requested by Company, such Updates will be customized for Company to ensure that it will operate in conjunction with any Customized Software which forms a part of Company’s processing environment. Any customization, any testing beyond the standard testing and all installation services for such Update will be billed to Company at McCamish’s then published standard hourly rates (the “Standard Rates”). Included with the Updates will be the updated source code and documentation reflecting changes to the Covered Software affected by the Updates. Additional hardware, operating system software, utilities, and/or third-party software shall not be covered under the terms of this Agreement.

3.8	LIMITATIONS:

McCamish shall not be obligated to provide Maintenance Services if a defect is the result of: (1) any modification to the Covered Software which has been made by Company or by a third party; (2) use of the Covered Software not in accordance with the permitted uses under the License Agreement (3) use of the Covered Software not in accordance with the instructions set forth in the documentation or the specifications therefore or Company otherwise fails to follow McCamish’s installation, operation and maintenance instructions; (4) use, combination or merger of the Covered Software with hardware,

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software, computers, networks, operating systems or other equipment not meeting the minimum technical requirements as defined in the License Agreement or other than as specified in the specifications; or (5) an error, defect, malfunction or other failure of hardware, software, computers, networks, operating systems or other equipment supplied by or under the control of Company or a third party. Notwithstanding the foregoing, McCamish shall apply its reasonable efforts to support Company with respect to such modifications, interfaces or alterations, but any work to be provided by McCamish under this condition would be chargeable to the Company at the Standard Rates.

3.9 MODIFICATIONS BY COMPANY:

In the event Company modifies the Covered Software or installs or attempts to install software which writes to or otherwise alters any data files maintained by the Covered Software, McCamish shall be relieved of all of its obligations hereunder with respect to the Covered Software, or otherwise providing the Maintenance Services or for maintaining the modifications or interfaces described above, and all warranties, whether express, implied or statutory, shall be deemed revoked by McCamish, and waived by Company, but only to the extent that errors, defects or nonconformities are caused by or attributable to Company’s modifications, installations or alterations. Notwithstanding the foregoing, McCamish shall apply its reasonable efforts to support Company with respect to such modifications, installations or alterations, but any work to be provided by McCamish under this condition would be chargeable to the Company at the Standard Rates. Regardless of the effect of such modifications on McCamish’s obligations hereunder, nothing contained herein shall release, or be deemed to release, Company from its payment and other obligations under this Agreement.

4.	COMPANY OBLIGATIONS:

In addition to providing McCamish with full, good faith cooperation and such information as may be required by McCamish in order to perform the Maintenance Services provided hereunder, Company shall:

(a)    provide McCamish with reasonable access, by both dial-up access or direct on-site access to the Covered Software, associated hardware, software, computer, networks, operating systems, equipment or other elements of the operating environment for the Covered Software (collectively, the “System Configuration”);

(b)    make available to each McCamish employee physically located on Company’s premises, computer time on the System Configuration reasonably required for McCamish to provide the Maintenance Services, which availability shall include reasonable disk storage space to permit McCamish to provide the Maintenance Services;

(c)    provide one (1) employee of Company who shall have sufficient experience as a single point of contact;

(d)    in general, provide reasonable computer services, information and access to key personnel needed to accept and provide for Maintenance Services;

(e)    promptly report defects in the Covered Software to McCamish;

(f)    work with McCamish via telephone to aid in the troubleshooting and diagnosis of the defects and any other software and/or hardware problems; and

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	7

(g)	accept all code deployments and documentation by electronic means or it shall pay for the costs associated with any other method of delivery.

If Company fails or delays in its performance of any of the foregoing responsibilities, McCamish shall be relieved of its obligations hereunder to the extent such obligations are dependent upon such performance. Regardless of the effect of such failures by Company to comply with the terms hereof on McCamish’s obligations hereunder, nothing contained herein shall release, or be deemed to release, Company from its payment and other obligations as set forth in this Agreement.

5.	MAINTENANCE FEE:

5. 1    Charges. The annual maintenance fee for the Initial Term and any Renewal Period shall be equal to twenty percent (20%) of the License Fee payable under the Software License Agreement payable in immediately available funds. The maintenance fee for the Initial Term and for any Renewal Periods (the “Maintenance Fees”) shall be paid in accordance with the payment schedule set forth in Section 6.1.

5.2    Taxes. Company shall also be responsible for the payment of all applicable sales, use and other like taxes payable in connection with the maintenance fees. Company shall not be responsible for any income taxes incurred by McCamish in connection with this Agreement.

6.	PAYMENT SCHEDULE:

6.1    Calculation of Charges. The Maintenance Fees shall be invoiced and paid annually in advance during the Initial Term and any Renewal Term.

6.2    Billable Maintenance. With respect to any maintenance services, corrections or remedies which McCamish is not obligated to provide under this Agreement (hereinafter referred to individually and collectively as “Billable Maintenance”), Company shall pay McCamish for all efforts according to the then current Consulting Services Agreement.

6.3    Other Charges. All invoices including but not limited to invoices for Maintenance Fees, time and materials charges, Billable Maintenance, and expenses, are due thirty (30) calendar days after the date of receipt of the invoice.

6.4    Late Payments. A finance charge of one and one-half (1 1⁄2%) percent (annual rate of eighteen (18%) percent), or the highest interest rate allowed by law, whichever is lower, will be added to all amounts not paid within thirty (30) days after the date of receipt of the invoice. The provisions of this Section 6.4 shall not apply with respect to nonpayment of amounts which, in good faith, are disputed by Company.

7.	EXPENSES:

Company shall pay, or reimburse McCamish, for reasonable out-of-pocket expenses, including without limitation, travel and travel related expenses, lodging, meals, car rental, telephone, shipping and insurance, incurred by McCamish at the request of or with the approval of Company in connection with the performance of this Agreement.

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8.	DISCLAIMER OF WARRANTY:

EACH PARTY EXPRESSLY DISCLAIMS, AND HEREBY EXPRESSLY WAlVES, ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.	LIMITATION OF LIABILITY:

NEITHER MCCAMISH NOR COMPANY SHALL HAVE ANY LIABILITY OF ANY KIND ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED THREE TIMES THE AMOUNT OF THE MAINTENANCE FEES PAlD UNDER THIS AGREEMENT.

10.	INCORPORATION OF LICENSE AGREEMENT: (Exhibit K; MAA)

The following provisions of the License Agreement are incorporated herein as if fully set forth herein and the “Covered Software” as set forth therein shall be deemed to include each “Update” as set forth herein: Sections [2, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, and 26].

11.	SURVIVAL:

The obligations of the parties under [Sections 5, 6, 7, 8, 9 and 11 of this Agreement, and Sections 6.1, 6.2, 6.3, 7, 8.1, 8.1.1, 8.2, 8.4, 9, 11, 12, 14, 19, 20, 22, 23, 24, and 26 of the License Agreement which are incorporated herein as set forth under Section 10,] shall survive termination of this Agreement.

FARMERS NEW WORLD LIFE INSURANCE COMPANY	MCCAMISH SYSTEMS, L.L.C.

(Authorized Signature)	(Authorized Signature)

Paul A. Hott, Assistant Vice President, MIS	J. Gordon Beckham, Jr., President & CEO

(Date)	(Date)

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	9

83192v2

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	10

ATTACHMENT A

COVERED SOFTWARE

1.	Covered Software:

The “Covered Software” shall mean the base components of VPAS® Life, in object code and source code form, consisting of a group of computer programs, associated database dictionaries, utilities and interfaces to integrated third party software utilized by McCamish in the discharge of its obligations under the Master Administration Agreement. Each new release and/or version of VPAS® Life shall become “Covered Software” when such release and/or version is formally released by McCamish.

Software Maintenance Agreement	Confidential & Proprietary	04/12/02	11

EXHIBIT L

TENNESSEE ADDENDUM

McCamish does not do any advertising pertaining to the business underwritten by Company, McCamish does not do any underwriting, McCamish does not maintain fiduciary accounts, and McCamish does not pay, adjust or settle claims.

56-6-402	Agreement with Insurer Required: Records Maintenance

(a)	No administrator shall act as such without a written agreement between the administrator and the insurer, and such written agreement shall be retained as part of the duration of the agreement of the insurer and give (5) years thereafter. Such written agreement shall contain provisions which include the requirements of Sections 56-6-404 –
56-6-408, except insofar as those requirements do not apply to the functions performed by the administrator.

(b)	Where a policy is issued to a trustee or trustees, a copy of the trust agreement and any amendments thereto shall be furnished to the insurer by the administrator and shall be retained as part of the official records of both the insurer and the administrator for the duration of the policy and five (5) years thereafter.

(c) The agreements between administrator and insurer shall make provision with respect to the underwriting or other standards pertaining to the business underwritten by such insurer.

56-6-403	Payments to Administrators

Whenever an insurer utilizes the services of an administrator under the terms of a written contract as required in
Section 56-6-402, the payment to the administrator of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by the insurer, and the payment of return premiums or claims by the insurer to the administrator shall not be deemed payment to the insured or claimant until such payments are received by the insured or claimant. Nothing herein shall limit any right of the insurer against the administrator resulting from its failure to make payments the insurer, insureds or claimants.

56-6-404	Records Maintenance

(a)	Each administrator shall maintain at his principal administrator office for the duration of the written agreement referred to in Section 56-6-402 and five (5) years thereafter adequate books and records of all transactions between it, insurers and insured persons. Such books and records shall be maintained in accordance with prudent standards of insurance recordkeeping. The commissioner shall have access to such books and records for the purpose of examination, audit and inspection.

(b)	Any trade secrets contained therein, including but not limited to the identity and addresses of policyholders and certificate holders, shall be confidential, except the commissioner may use such information in any proceedings instituted against the administrator.

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EXHIBIT L

TENNESSEE ADDENDUM

	(c)	The insurer shall retain right to continuing access to such books and records of the administrator sufficient to permit the insurer to fulfill all of its contractual obligations to insurer persons, subject to any restrictions in the written agreement between the insurer and administrator concerning the proprietary rights of the parties in such books and records.

	(d)	The commissioner shall collect the proper charges incurred in accordance with Section 56-1-413.

56-6-405	Advertising

An administrator may use only such advertising pertaining to the business underwritten by an insurer as has been approved by such insurer in advance of its use.

56-6-406	Fiduciary Duties of Administrator

All insurance charges or premiums collected by an administrator on behalf of or for an insurer or insurers, and return premiums received from such insurer or insurers, shall be held by the administrator in a fiduciary capacity. Such funds shall be immediately remitted to the person or persons entitled thereto, or shall be deposited promptly in a fiduciary bank account established and maintained by the administrator. If charges or premiums so deposited have been collected on behalf of or for more than one (1) insurer, the administrator shall cause the bank in which such fiduciary account is maintained to keep records clearly recording the deposit in and withdrawal from such account on behalf of or for insurer. The administrator shall promptly obtain and keep copies of all such records and, upon request of an insurer, shall furnish such insurer with copies of such records pertaining to deposit and withdrawals on behalf of or for such insurer. The administrator shall not pay any claim by withdrawals from such fiduciary account. Withdrawals from such account shall be made, as provided in the written agreement between the administrator and the insurer for:

	(1)	Remittance to an insurer entitled thereto,

	(2)	Deposit in an account maintain in the name of such insurer,

	(3)	Transfer and deposit in a claims paying account, with claims to be paid as provided in Section 56-6-407,

	(4)	Payments to a group policyholder for remittance to the insured entitled thereto,

	(5)	Payments to the administrator for its commission, fees or charges, or

	(6)	Remittance of return premiums to the person or persons entitled thereto.

56-6-407	Payment of Claims

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EXHIBIT L

TENNESSEE ADDENDUM

All claims paid by the administrator from funds collected on behalf of the insurer shall be paid only on drafts, checks or electronic of and as authorized by such insurer.

56-6-408	Compensation not contingent on Claims Experience

(a) With respect to any policies where an administrator adjusts or settles claims, the compensation to the administrator with regard to such policies shall in no way be contingent on claim experience.

(b) This section shall not prevent the compensation of an administrator from being based on premiums or charges collection or number of claims paid or processed.

56-6-409	Notice to Insured

(a)	Where the services of an administrator are utilized, the administrator shall provide a written notice approved by the insurer, to insured individuals, advising them of the identity of and relationship among the administrator, the policyholder and the insurer.

(b)	Where an administrator collects funds, it must identify and state separately in writing to the person paying to the administrator any charge or premium for insurance coverage the amount of any charge or premium specified by the insurer for such insurance coverage.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered by their duly authorized partners and officers.

McCamish Systems, L.L.C.	Farmers New World Life Insurance Company

BY:	BY:
J. Gordon Beckham, Jr.	Paul F. Hott
President & CEO	AVP

3

EXHBIT M

ERROR RESOLUTION REPRESENTATIVES

Farmers

Director of Annuities and Variable Production

Director of Life Systems

Vice President of MIS

Vice President of Operations

McCamish Systems

President and Chief Executive Officer

Account Manager

Vice President of Client Services

Vice President of Finance

Chief Operating Officer

1

EXHIBIT N

IDAHO ADDENDUM

McCamish does not do any advertising pertaining to the business underwritten by Company, McCamish does not do any underwriting, McCamish does not maintain fiduciary accounts, McCamish does not pay, adjust or settle claims.

41-902	Written Agreement

(1)	No person may act as an administrator without a written agreement between such person as administrator and an authorized insurer. Such written agreement shall be retained as part of the official records of both the insurer and the administrator for the duration of the agreement and for six (6) years thereafter.

(2) A copy of the agreement shall be filed with the director and shall be subject to disclosure according to Chapter 3, title 9, Idaho Code.

(3)	The written agreement shall contain provisions which include the requirements of sections 41-904 through
41-911, Idaho Code, except as those requirements do not apply to the functions performed by the administrator.

(4)	If a policy is issued to a trustee or trustees, a copy of the trust agreement and any amendments to such agreement shall be furnished to the insurer by the administrator and shall be retained as part of the official records of both the insurer and the administrator for the duration of the policy and for six (6) years thereafter.

41-903	Fiduciary Duty

If an insurer utilizes the services of an administrator under the terms of a written agreement as required in section 41-902,
Idaho Code, the payment to the administrator of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by the insurer, and the payment of return premiums or claims by the insurer to the administrator shall not be deemed payment to the insured or claimant until such payments are received by the insured or claimant. Nothing in this chapter shall limit any right of the insurer against the administrator resulting from such administrator’s failure to make payments to the insurer, insured or claimants.

41-904	Records Maintenance and Access

(1)	Every administrator shall maintain at such administrator’s principal administrative office for the duration of the written agreement required by section 41-902, Idaho Code, and for six (6) years thereafter, adequate books and records of all transactions among such administrator, insurers and insured persons. Such books and records shall be maintained in accordance with prudent standards of insurance recordkeeping.

(2)	The director shall have access to books and records maintained by the administrator for the purpose of examination, audit and inspection. Any trade secrets contained in such books and records, including the identity and addresses of policyholders and certificate holders, shall be subject to disclosure according to chapter 3, title
9, Idaho Code.

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EXHIBIT N

IDAHO ADDENDUM

	(3)	The insurer shall retain the right of continuing access to books and records maintained by the administrator sufficient to permit the insurer to fulfill all of its contractual obligations to insured persons., subject to any restrictions in the written agreement between the insurer and administrator on the proprietary rights of the parties in such books and records.

41-905	Approval of Advertising by Insurer

An administrator may use only such advertising pertaining to the business underwritten by an insurer as has been approved by such insurer in advance of its use. All insurers shall have the prior approval of the director before approving advertising for use by an administrator.

41-906	Inclusion of Insurer’s Underwriting Standard

The agreement required in section 41-902, Idaho Code, shall make provision with respect to the underwriting or other standards pertaining to the business underwritten by such insurer.

41-907	Fiduciary Account for Fees, Charges or Premiums; Benefit Payment

	(1)	All insurance charges, fees or premiums collected by an administrator on behalf of or for an insurer or insurers, and return premiums received from such insurer or insurers, shall be held by the administrator in a fiduciary capacity. Such funds shall be immediately remitted to the person or persons entitled to such funds or shall be deposited promptly in a fiduciary bank account established and maintained by me administrator.

	(2)	All such funds (charges, fees or premiums) shall be used to establish the premium tax under section 41-402, Idaho Code.

	(3)	If charges, fees or premiums deposited in a fiduciary account have been collected on behalf of or for more than one (1) insurer, the administrator shall keep records clearly recording the deposits in and withdrawals from such account on behalf of or for each insurer. The administrator shall, upon request of the insurer, furnish such insurer with copies of such records pertaining to deposits and withdrawals on behalf of or for such insurer.

	(4)	The administrator shall not pay any claim by withdrawals from a fiduciary account. Withdrawals from such account shall be made, as provided in the written agreement between the administrator and the insurer required by section 41-902, Idaho Code, for any of the following:

(a) Remittance to an insurer entitled to such remittance.

(b) Deposit in an account maintained in the name of such insurer.

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EXHIBIT N

IDAHO ADDENDUM

(c) Transfer to and deposit in a claims-paying account, with claims to be paid as provided by section 41-907, Idaho Code.

(d) Payment to a group policyholder for remittance to the insurer entitled to such remittance.

(e) Payment to the administrator of such administrator’s commission, fees or charges.

(f) Remittance of return premiums to the person or persons entitled to such return premiums.

41-908	Payment of Claim: Form and Authorization

All claims paid by the administrator from funds collected on behalf of the insurer shall be paid only on drafts of and as authorized by such insurer.

41-909	Delivery of Policies and Notices

Any policies, certificates, booklets, termination notices or other written communications delivered by the insurer to the administrator for delivery to its policyholders shall be delivered by the administrator promptly after receipt of instructions from the insurer to do so.

41-910	Compensation for Adjusting or Settling Claims

Compensation to an administrator for any policies where such administrator adjusts or settles claims shall in no way be contingent on claim experience. This section shall not prevent the compensation of an administrator from being based on premiums or charges collected or number of claims paid or processed.

41-911	Bond Required

Every administrator shall be bonded by a surety bond. The amount of the surety bond shall not be less than ten percent (10%) of the amount of total funds handled, except that in no case shall such bond be less than twenty thousand dollars ($20,000). For purposes of fixing the amount of such bond, the amount of funds handled shall be determined by the total funds handled for the benefit of Idaho residents by the administrator during the preceding year, or if no funds were handled during the preceding year, the amount of funds reasonably estimated to be handled for the benefit of Idaho residents during the current calendar year by the administrator. Such bond shall be in favor of the director to be held in trust for the benefit and protection of insureds and the insurer or insurers against loss by reason of acts of fraud or dishonesty and may include individual bonds or schedule or blanket forms of bonds, Only one (1) such bond shall be required of the administrator for all insureds which utilize the services of the administrator, unless provided otherwise in the written agreement between the insurer and the administrator.

3

EXHIBIT N

IDAHO ADDENDUM

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered by their duly authorized partners and officers.

McCamish Systems, L.L.C.		Farmers New World Life Insurance Company

By:		By:
J. Gordon Beckham, Jr.
President & CEO

4

EXHIBIT O

FLORIDA ADDENDUM

As described, the following provisions are not applicable to the services provided by McCamish (626.883(2)-(6), 626.885(2), 626.886, 626.887 and 626.888, as McCamish does not do any underwriting, McCamish does not do any advertising pertaining to the business underwritten by Company, McCamish does not maintain a fiduciary account for Company, McCamish does not pay, adjust or settle claims, McCamish does not administer health care insurance for Company.

626.882	Written Agreement Between Parties.

	(1)	No person may act as an administrator without a written agreement between such person as administrator and an insurer.

	(2)	(a) The written agreement shall contain provisions which include the requirements of ss. 626.883—626.888, except as those requirements do not apply to the functions performed by the administrator.

(b) The written agreement shall contain a provision with respect to the underwriting or other standards pertaining to business underwritten by the insurer.

	(3)	Such written agreement shall be retained as part of the official records of both the administrator and the insurer for the duration of the agreement and for 5 years thereafter.

	(4)	If a policy is issued to a trustee or trustees, a copy of the trust agreement and any amendments to that agreement shall be furnished to the insurer by the administrator and shall be retained as a part of the official records of both the administrator and the insurer for the duration of the policy and for 5 years thereafter.

626.883	Administrator as intermediary; fiduciary account.

	(1)	If an insurer utilizes the services of an administrator under the terms of a written agreement, the payment to the administrator of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by the insurer, and return premiums or claim payments forwarded by the insurer to the administrator shall not be deemed to have been paid to the insured or claimant until such payments are received by the insured or claimant. Nothing in this part limits any right of the insurer against the administrator resulting from the failure of the administrator to make payments to the insurer, insureds, or claimants.

	(2)	All insurance charges or premiums collected by an administrator on behalf of or for an insurer or insurers, and return premiums received from such insurer or insurers, shall be held by the administrator in a fiduciary capacity. Such funds shall be immediately remitted to the person or persons entitled to them or shall be deposited promptly in a fiduciary account established and maintained by the administrator in a financial institution.

	(3)	If charges or premiums deposited in a fiduciary account have been collected on behalf of or for more than one insurer, the administrator shall keep records clearly recording the deposits in and withdrawals from such account on behalf of or for each insurer. The administrator shall, upon request of an insurer, furnish such insurer with copies of records pertaining to deposits and withdrawals on behalf of or for such insurer.

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EXHIBIT O

FLORIDA ADDENDUM

	(4)	The administrator may not pay any claim by withdrawals from a fiduciary account. Withdrawals from such account shall be made as provided in the written agreement between the administrator and the insurer for any of the following:

(a) Remittance to an insurer entitled to such remittance.

(b) Deposit in an account maintained in the name of such insurer.

(c) Transfer to and deposit in a claims-paying account, with claims to be paid as provided by such insurer.

(d) Payment to a group policyholder for remittance to the insurer entitled to such remittance.

(e) Payment to the administrator of the commission, fees, or charges of the administrator.

(f) Remittance of return premium to the person or persons entitled to such return premium.

	(5)	All claims paid by the administrator from funds collected on behalf of the insurer shall be paid only on drafts of, and as authorized by, such insurer.

	(6)	All payments to a health care provider by a fiscal intermediary for noncapitated providers must include an explanation of services being reimbursed which includes, at a minimum, the patient’s name, the date of service, the procedure code, the amount of reimbursement, and the identification of the plan on whose behalf the payment is being made. For capitated providers, the statement of services must include the number of patients covered by the contract, the rate per patient, the total amount of the payment, and the identification of the plan on whose behalf the payment is being made.

626.884	Records Maintenance and access.

	(1)	Every administrator shall maintain in such administrator’s principal administrative office for the duration of the written agreement and for 5 years thereafter adequate books and records of all transactions among such administrator, insurers, and insured persons. Such books and records shall be maintained in accordance with prudent standards of insurance recordkeeping.

	(2)	The department shall have access to books and records maintained by the administrator for the purpose of examination, audit, and inspection. Information contained in such books and records is confidential and exempt from me provisions of s. 119.07(1) if the disclosure of such information would reveal a trade secret as defined in s. 688.002. However, the department may use such information in any proceeding instituted against the administrator.

	(3)	The insurer shall retain the right of continuing access to books and records maintained by the administrator sufficient to permit the insurer to fulfill all of its contractual

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obligations to insured persons, subject to any restrictions in the written agreement between the insurer and the administrator on the proprietary rights of the parties in such books and records.

626.885	Notice of Administrator’s Capacity; Statement of Charge or Premium for Coverage.

(1) When the services of an administrator are utilized, the administrator shall provide a written notice approved by the insurer to insured individuals advising them of the identity of, and relationship among, the administrator, the policyholder, and the insurer.

(2) When an administrator collects funds, the administrator shall identify and state separately in writing, to the person paying to the administrator any charge or premium for coverage, the amount of any such charge or premium specified by the insurer for such coverage.

626.886	Delivery of Policies and Notices.

Any policies, certificates, booklets, termination notices, or other written communications delivered by the insurer to the administrator for delivery to its policyholders shall be delivered by the administrator promptly after receipt of instructions from the insurer to deliver them.

626.887	Use of Approved Advertising.

An administrator may use only such advertising pertaining to the business underwritten by an insurer as has been approved in writing by such insurer in advance of its use.

626.888	Compensation for Adjusting or Settling Claims.

Compensation to an administrator for any policies in which the administrator adjusts or settles claims shall in no way be contingent on claims experience. This section does not prevent the compensation of an administrator from being based on premiums or charges collected or the number of claims paid or processed.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered by their duly authorized partners and officers.

McCamish Systems, L.L.C.	Farmers New World Life Insurance Company

By:	By:
J Gordon Beckham, Jr.	Paul F. Hott
President & CEO	AVP

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MONTANA ADDENDUM

McCamish does not do any advertising pertaining to the business underwritten by the insurer,

McCamish does not do any underwriting, McCamish does not maintain fiduciary accounts,

McCamish does not pay, adjust or settle claims.

33-17-602	Written Agreement Required

(1)	A person may not act as an administrator without a written agreement between the person and the insurer. The written agreement must be retained as part of the official records of both the administrator and the insurer for the duration of the agreement and for 5 years thereafter. The written agreement must contain provisions that include the requirements of 33-17-612 through 33- 17-617 insofar as these requirements relate to the functions performed by the administrator.

(2) The agreement must contain a provision with respect to the underwriting or other standards pertaining to the business underwritten by the insurer.

(3)	Whenever a policy is issued to a trustee, a copy of the trust agreement and any amendments to it must be furnished to the insurer by the administrator and be retained as part of the official records of both the administrator and the insurer for the duration of the policy and for 5 years thereafter.

33-17-612	Advertising

An administrator may use only such advertising pertaining to the business underwritten by an insurer as is approved by the insurer in advance of its use.

33-17-613	Fiduciary Capacity

(1)	All insurance charges or premiums collected by an administrator on behalf of or for an insurer and return premiums received from the insurer are held by the administrator in a fiduciary capacity. These funds must be immediately remitted to the person entitled to them or must be deposited promptly in a fiduciary bank account established and maintained by the administrator. If deposited charges or premiums were collected on behalf of or for more than one insurer, the administrator shall require the bank in which the fiduciary account is maintained to keep records clearly recording the deposits in and withdrawals from the account on behalf of or for each insurer.
The administrator shall promptly obtain and keep copies of all these records and, upon request of an insurer, shall furnish the insurer with copies of the records pertaining to deposits and withdrawals on behalf of or for the insurer.

(2)	The administrator may not pay a claim by withdrawals from the fiduciary account. Withdrawals from the fiduciary account must be made, as provided in the written agreement between the administrator and the insurer, for:
(a) remittance to an insurer entitled to the remittance;
(b) deposit in an account maintained in the name of the insurer;
(c) transfer to and deposit in a claims paying account, with claims to be paid as provided in 33-17-615;
(d) payment to a group policyholder for remittance to the insurer entitled to the payment;
(e) payment to the administrator of its commission, fees, or charges; or
(f) remittance of return premiums to the person entitled to the premium.

wo 99929.2

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MONTANA ADDENDUM

33-17-614	Premium Collection

Whenever an insurer utilizes the services of an administrator under the terms of a written contract as required in
33-17-602, the payment to the administrator of any premiums or charges for insurance by or on behalf of the insured is considered to be received by the insurer and the payment of return premiums or claims by the insurer to the administrator is not considered payment to the insured or claimant until the payments are received by the insured or claimant. This section does not limit any right of the insurer against the administrator resulting from the administrator’s failure to make payments to the insurer, insureds, or claimants.

33-17-615	Benefit Payments

All claims paid by the administrator from funds collected on behalf of the insurer shall be paid only on drafts of and as authorized by such insurer.

33-17-616	Delivery of Documents

Any policies, certificates, booklets, termination notices, or other written communications delivered by the insurer to the administrator for delivery to its policyholders shall be delivered by the administrator promptly after receipt of instructions from the insurer to do so.

33-17-617	Contingent Compensation Prohibited

With respect to any policies where an administrator adjusts or settles claims, the compensation to the administrator with regard to the policies shall in no way be contingent on claim experience. This section does not prevent the compensation of an administrator from being based on premiums or charges collected or number of claims paid or processed.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered by their duly authorized partners and officers.

McCamish Systems, L.L.C.	Farmers New World Life Insurance Company

By:	By:
J Gordon Beckham, Jr.	Paul F. Hott
President & CEO	AVP

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INDIANA ADDENDUM

As described, the following provisions are not applicable to the services provided by McCamish Systems, L.L.C.

McCamish Systems, L.L.C. does not do any advertising pertaining to the business underwritten by the insurer as described in IC 27-1-25-5 below.

McCamish Systems receives insured’s premium payments and deposits them into Farmers bank account. McCamish does not have the authority to make withdrawals from Farmers bank account or to move monies from one bank account to another. Therefore McCamish Systems, L.L.C. does not maintain a fiduciary account on behalf of the insurer as described in IC 27-1-25-6 below.

McCamish Systems, L.L.C. does not pay, adjust or settle claims as described in IC 27-1-25-6, IC 27-1-25-7 and IC 27-1-25-8 below. Insureds are notified by McCamish Systems, L.L.C. of the check amount only, and insurer issues the checks.

McCamish does not administer health care insurance for the insurer as described in IC 27-1-25-7.5 below.

IC 27-1-25-4

(a)

For the duration of the agreement and for five (5) years after the termination of an agreement, an administrator or successor administrator shall maintain at its principal administrative office books and records of all transactions between it, insurers, employers, employee group, or any other group using the services of an administrator. The books and records must be maintained in accordance with generally accepted standards of insurance bookkeeping.

(b)

The commissioner is entitled to inspect all books and records of the administrator for the purpose of examinations and audits. Trade secrets contained within those books and records, including the identity and addresses of policyholders and certificate holders, are to remain confidential. However, the commissioner may use that confidential information in proceedings instituted against the administrator.

(c)

Any insurer, employer, employee group, or any other group using the services of the administrator is entitled to inspect the books and records of the administrator to the extent necessary for it to fulfill all of its contractual obligations to insured or covered persons. The right of the insurer, employer, employee group, or other group using the services of an administrator under this subsection is subject to any restrictions contained in the written agreement between such party and administrator.

IC 27-1-25-5

An administrator may use advertising relating to the business underwritten by an insurer only to the extent that the advertising has been approved by that insurer.

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IC 27-1-25-6

(a)	An administrator is a fiduciary in collecting or returning premiums or charges for the party with whom it has a written agreement for administrative services.

(b)

Funds collected by the administrator shall be immediately remitted to the person entitled to the funds or deposited in a fiduciary bank account, which shall be established and maintained by the administrator.

(c)

The administrator shall maintain records clearly showing the deposit and withdrawals from the fiduciary bank account for each party with whom it has a written agreement for administrative services. The administrator shall furnish to the party, upon his request, copies of the required records.

(d)	Subject to the written agreement required by section 2 of this chapter, withdrawals from the fiduciary bank account shall only be made for the following:

(1)	Remittance to an insurer entitled to the funds.

(2)	Deposit in an account maintained in the name of the party with whom the administrator has a written agreement.

(3)	Transfer to and deposit in a claims paying account, with claims to be paid as required under section 7 of this chapter.

(4)	Payment to a group policyholder for remittance to the insurer entitled to the funds. (5) Payment to the administrator for its commission, fees, or charges.

(6)	Remittance of return premiums to the person entitled to the funds.

(e)	An administrator may not pay any claim with money withdrawn from a fiduciary account established under subsection (b) in which premiums or charges are deposited.

IC 27-1-25-7

All claims paid by an administrator from funds collected on behalf of an insurer shall only be paid on drafts authorized by the insurer. All claims paid by the administrator from funds collected on behalf of an employer, an employee group, or any other group shall only be paid on drafts authorized by that party.

IC 27-1-25-7.5

(a)	As used in this section, “administrator” means a person that administers claims for health care services under an insurance policy.

(b)	As used in this section, “health care services” has the meaning set forth in IC 27-8-11-1.

(c)

As used in this section, “insurance policy” means a policy that provides the kind or kinds of insurance described in Class 1(b) or Class 2(a) of IC 27-1-5-1 on an individual, group, franchise, or blanket basis or through a preferred provider plan (as defined in IC 27-8-11-1).

(d)	As used in this section, “insured” means an individual entitled to coverage under an insurance policy.

(e)

As used in this section, “recode” means to change a code used by a provider of health care services on a claim for covered services provided to an insured to a different classification code using the most current edition of either of the following:

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INDIANA ADDENDUM

(1)	International Classification of Diseases.

(2)	Current Procedural Terminology.

(f)

An administrator may not recode a claim unless the administrator provides written notice to the insured and the provider that the administrator has recoded the claim together with: (1) the insurer’s explanation of benefits to the insured; and (2) an explanation of remittance to the provider of the health care services.

(g)	The notification required under subsection (f) must include at least the following:

(1)	An appropriate ANSI code or other reason code, or both, along with a specific description of the reasons for recoding the claim.

(2) A toll free number that the provider or the insured may use to contact the administrator to obtain additional information.

(3) The procedure that a provider may use to submit a request for a review of the initial decision to recode a claim.

(4) A list of additional information that the provider must submit in a request for a review of the initial decision to recode a claim.

IC 27-1-25-8

When an administrator adjusts or settles claims under a policy, the administrator’s compensation for that policy may not be contingent on claim experience. However, the compensation for an administrator may be based on premiums or charges collected or on the number of claims paid or processed.

IC 27-1-25-9

Policies, certificates, booklets, termination notices, or other written communications delivered by an insurer to an administrator for delivery to its policyholders shall be delivered by the administrator promptly after receipt of instructions from the insurer to do so.

IC 27-1-25-10

(a)

An administrator having a written agreement with an insurer shall provide written notice, which must first be approved by the insurer, to the insured persons advising them of the relationship among the administrator, the policyholder, and the insurer.

(b)

An administrator having a written agreement with an employer, an employee group, or any other group shall provide written notice, which must first be approved by that party, to the insured persons advising them of the relationship among the administrator, the policyholder, and the employer, the employee group, or any other group.

(c)

When the administrator collects premiums or charges, the administrator shall state separately the amount of any premium or charge for insurance coverage specified by the insurer to the person paying the premium or charge.

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INDIANA ADDENDUM

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered by their duly authorized partners and officers.

McCamish Systems, L.L.C.	Farmers New World Life Insurance Company

By:	By:
J. Gordon Beckham, Jr.	Paul F. Hott
President & CEO	AVP

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DISASTER RECOVERY PLAN

This exhibit expressly incorporates by reference the McCamish Systems Disaster Recovery Plan document dated December 5, 2001.

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